                                                                     EXHIBIT 4.5






                  SCOTTISHPOWER ENERGY RETAIL LIMITED CONFORMED
                                 SUPPLY LICENCE




--------------------------------------------------------------------------------
         1. This conformed electricity supply licence has been produced by Shepherd & Wedderburn from materials supplied by ScottishPower. It is intended for use by ScottishPower personnel as a convenient reference tool, but is not a substitute for the definitive texts from which it has been produced.

         2. The conformed licence is intended to consolidate (a) the provisions of annexe 5 to the licensing scheme made by the Secretary of State on 28 September 2001 in relation to Scottish Power UK plc and Manweb plc (the "scheme") and (b) the standard conditions for supply licences determined by the Secretary of State on 27 September 2001 as brought into effect in relation to ScottishPower Energy Retail Limited by the scheme.

         3. Those standard conditions which, in accordance with Part II of the licence, are not in effect have been included in this document for completeness, but are shown in italics.

         4. The consolidated standard conditions set out in this document record, using strike-through and/or underline, the effects of any amendments which have been made to the standard conditions in accordance with Part III of the licence.
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                    [LETTERHEAD OF SHEPHERD & WEDDERBURN WS]

                                    CONTENTS


                                   PRELIMINARY
                                   -----------

PART I.  TERMS OF THE LICENCE                                              5
PART II.  THE STANDARD CONDITIONS                                          7
PART III.  AMENDED STANDARD CONDITIONS                                     9

                        CONSOLIDATED STANDARD CONDITIONS
                        --------------------------------

SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS                       10
2.   Application of Section C (Domestic Supply Obligations)               34
3.   Application of Section D (Supply Services Obligations)               37
4.   Payments by the Licensee to the Authority                            40
SECTION B. GENERAL
5.   Compliance with Grid Codes                                           42
6.   Compliance with Distribution Codes                                   43
7.   Duty to Offer Terms for Meter Provision                              44
7A.  Not Used                                                             46
8.   Settlement Agreement for Scotland                                    47
8A.  Compliance with Trading Code in Scotland                             48
8B.  Generation Security Standard                                         49
9.   Compliance with CUSC                                                 55
10.  Balancing and Settlement Code and NETA Implementation                58
11.  Change Co-ordination for NETA                                        62
12.  Pooling and Settlement Agreement Run-off                             63
12A. Prohibition of Discrimination in Selling Electricity                 64
12B. Prohibition of Cross-Subsidies                                       65
13.  Change Co-ordination for the Utilities Act 2000                      66

14.  Security Arrangements                                                        68
15.  Security and Safety of Supplies                                              69
16.  Procedures for the Detection and Prevention of Theft or Abstraction
     of Electricity, Damage and Meter Interference                                71
17.  Reading and Inspection of Meters                                             73
18.  Licensee's Apparatus on Customer's Side of Meter                             74
19.  Provision of Information to the Authority                                    75
20.  The Master Registration Agreement                                            76
21.  Publication of Information to Customers                                      77
22.  Domestic Premises                                                            78
22A. Restriction or Revocation: Securing Continuity of Supply                     80
23.  Payments Received in Relation to Standards of Performance                    82
24.  Code of Practice on Procedures with Respect to Site Access                   83
25.  Efficient Use of Electricity                                                 84
26.  Record of and Report on Performance                                          86
27.  Preparation, Review of and Compliance with Customer Service Codes            88
28.  Deemed Contracts                                                             90
29.  Supplier of Last Resort                                                      93
29A. Supplier of Last Resort Supply Payments                                      97
29B. Provision for Termination upon a Direction                                  100
30.  Not used                                                                    101
SECTION C. DOMESTIC SUPPLY OBLIGATIONS
31.  Interpretation of Section C                                                 102
32.  Duty to Supply Domestic Customers                                           104
33.  Last Resort Supply: Security for Payments                                   106
34.  Not used                                                                    109
35.  Code of Practice on Payment of Bills and Guidance for Dealing
     with Customers in Difficulty                                                110
36.  Code of Practice on the Use of Prepayment Meters                            112
37.  Provision of Services for Persons who are of Pensionable Age
     or Disabled or Chronically Sick                                             114
38.  Provision of Services for Persons who are Blind or Deaf                     116

39.  Complaint Handling Procedure                                                    117
40.  Information Given to Domestic Customers                                         118
41.  Terms for Supply of Electricity Incompatible with Licence Conditions            119
42.  Domestic Supply Contracts                                                       120
43.  Contractual Terms - Methods of Payment                                          122
44.  Notification of Terms                                                           124
45.  Security Deposits                                                               127
46.  Termination of Contracts on Notice                                              129
47.  Termination of Contracts in Specified Circumstances                             131
48.  Marketing of Electricity to Domestic Customers                                  134
49.  Assignment of Outstanding Charges                                               140
50.  Modification of Provisions under Standard Conditions 46 (Termination
     of Contracts on Notice) and 49 (Assignment of Outstanding Charges)              142
SECTION D.  SUPPLY SERVICES OBLIGATIONS                                              144
51.  Interpretation of Section D                                                     144
52.  Regulatory Accounts                                                             146
52A. Change of Financial Year                                                        152
53.  Basis of Charges for Top-up and Standby, Exempt Supply Services
     and Prepayment Meter Services: Requirements for Transparency                    154
53A. Non-discrimination in the Provision of Top-up or Standby, Exempt
     Supply Services and Prepayment Meter Services                                   157
53B. Requirement to Offer Terms for Top-up and Standby, Exempt Supply
     Services and Prepayment Meter Services                                          158
53C. Functions of the Authority                                                      162
54.  Duration of Standard Condition 53B (Requirement to Offer Terms for
     Top-up and Standby, Exempt Supply Services and Prepayment Meter Services)       164

                            SPECIAL CONDITIONS AND SCHEDULES
                            --------------------------------

PART IV.  SPECIAL CONDITIONS                                                         166
A:   Interpretation and Application                                                  166
B:   Definitions                                                                     169

C:     Restraints on Supply Charges in England and Wales                                172
D:     Information to be provided to the Authority in connection with the
       charge restriction conditions                                                    195
E:     Allowances in respect of Security Costs                                          197
F:     Duration of Charge Restriction Conditions                                        200
Schedule A: Supplementary Provisions Of The Charge Restriction                          202
G:     Definitions                                                                      205
H:     Restraints on Supply Charges in Scotland                                         207
I:     Information to be provided to the Authority in connection with
       the Charge Restriction Conditions                                                229
J:     Allowances in respect of Security Costs                                          231
K:     Duration of Charge Restriction Conditions                                        235
Schedule B: Supplementary Provisions of the Charge Restriction Conditions               237
Part A. Principles for Attribution                                                      237
Part B. Excluded services                                                               239
L:     Restriction on self-supply                                                       240
SCHEDULE 1 - SPECIFIED AREA                                                             242
SCHEDULE 2 - REVOCATION                                                                 243
SCHEDULE 3A - MANWEB SUPPLY SERVICES AREA                                               246
SCHEDULE 3B - SCOTTISH POWER SUPPLY SERVICES AREA                                       247

                                 CONSENTS AND DIRECTIONS
                                 -----------------------

(01.10.01)    Direction issued under Standard Condition 33 of this licence              249

                                   PRELIMINARY

                          PART I. TERMS OF THE LICENCE

1. This licence, treated as granted under section 6(1)(d) of the Electricity Act 1989 ("the Act"), authorises Scottish Power Energy Retail Limited (a company registered in Scotland under number SC190287 ("the licensee") whose registered office is situated at 1 Atlantic Quay, Robertson Street, Glasgow G2 8SP, to supply electricity to premises in the area specified in Schedule 1 during the period specified in paragraph 3 below, subject to -

         (a) the standard conditions of electricity supply licences referred to in Part II below which shall have effect in the licence subject to such amendments (if any) as are set out in
               Part III below (together "the conditions");

         (b) the special conditions, if any, set out in Part IV below ("the Special Conditions");

         (c) such Schedules hereto, if any, as may be referenced in the conditions, the Special Conditions or the terms of the licence.

2. This licence is subject to transfer, modification r amendment in accordance with the provisions of the Act, the Special Conditions or the conditions.

3. This licence, unless revoked in accordance with the terms of Schedule 2, shall continue until determined by not less than 25 years' notice in writing given by the Authority to the licensee.

4. The provisions of section 109(1) of the Electricity Act 1989 (Service of documents) shall have effect as if set out herein and as if for the words "this Act" there were substituted the words "this licence".

5. Without prejudice to sections 11 and 23(1) of the Interpretation Act 1978, Parts I to IV inclusive of, and the Schedules to, this licence shall be interpreted and construed in like manner as an Act of Parliament passed after the commencement of the Interpretation Act 1978.

6. References in this licence to a provision of any enactment, where after the date of this licence -

         (a) the enactment has been replaced or supplemented by another enactment, and

         (b) such enactment incorporates a corresponding provision in relation to fundamentally the same subject matter,

         shall be construed, so far as the context permits, as including a reference to the corresponding provision of that other enactment.

7. Pursuant to paragraph 5 of standard condition 3 (Application of Section D (Supply Services Obligations)) of the Electricity Supply Licence "the Manweb supply services area" is the area specified in Schedule 3A hereto and the "ScottishPower supply services area" is the area specified in Schedule 3B hereto.

         Pursuant to a licensing scheme made by the Secretary of State under
         Part II of Schedule 7 to the Utilities Act 2000 on 28/th/ September 2001 this licence was made and is treated as granted under section 6(l)(d) of the Electricity Act 1989.

                        PART II. THE STANDARD CONDITIONS

Standard conditions in effect in this licence
---------------------------------------------

------------------------------------------------------------------------------------------------------------------
Section A                      Section B                   Section C                   Section D
------------------------------------------------------------------------------------------------------------------
Standard condition 1           Standard condition 5        Standard condition 31       Standard condition 51
------------------------------------------------------------------------------------------------------------------
Standard condition 2           Standard condition 6        Standard condition 32       Standard condition 52
------------------------------------------------------------------------------------------------------------------
Standard condition 3           Standard condition 7        Standard condition 33       Standard condition 52A
------------------------------------------------------------------------------------------------------------------
Standard condition 4           Standard condition 8        Standard condition 35       Standard condition 53
------------------------------------------------------------------------------------------------------------------
                               Standard condition 8A       Standard condition 36       Standard condition 53A
------------------------------------------------------------------------------------------------------------------
                               Standard condition 8B       Standard condition 37       Standard condition 53B
------------------------------------------------------------------------------------------------------------------
                               Standard condition 9        Standard condition 38       Standard condition 53C
------------------------------------------------------------------------------------------------------------------
                               Standard condition 10       Standard condition 39       Standard condition 54
------------------------------------------------------------------------------------------------------------------
                               Standard condition 11       Standard condition 40
------------------------------------------------------------------------------------------------------------------
                               Standard condition 12       Standard condition 41
------------------------------------------------------------------------------------------------------------------
                               Standard condition 12A      Standard condition 42
------------------------------------------------------------------------------------------------------------------
                               Standard condition 12B      Standard condition 43
------------------------------------------------------------------------------------------------------------------
                               Standard condition 13       Standard condition 44
------------------------------------------------------------------------------------------------------------------
                               Standard condition 14       Standard condition 45
------------------------------------------------------------------------------------------------------------------
                               Standard condition 15       Standard condition 46
------------------------------------------------------------------------------------------------------------------
                               Standard condition 16       Standard condition 47
------------------------------------------------------------------------------------------------------------------
                               Standard condition 17       Standard condition 48
------------------------------------------------------------------------------------------------------------------
                               Standard condition 18       Standard condition 49
------------------------------------------------------------------------------------------------------------------
                               Standard condition 19       Standard condition 50
------------------------------------------------------------------------------------------------------------------
                               Standard condition 20
------------------------------------------------------------------------------------------------------------------
                               Standard condition 21
------------------------------------------------------------------------------------------------------------------
                               Standard condition 22
------------------------------------------------------------------------------------------------------------------
                               Standard condition 22A
------------------------------------------------------------------------------------------------------------------
                               Standard condition 23
------------------------------------------------------------------------------------------------------------------
                               Standard condition 24
------------------------------------------------------------------------------------------------------------------
                               Standard condition 25
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Section A                Section B                  Section C                 Section D
--------------------------------------------------------------------------------------------------------
                         Standard condition 26
--------------------------------------------------------------------------------------------------------
                         Standard condition 27
--------------------------------------------------------------------------------------------------------
                         Standard condition 28
--------------------------------------------------------------------------------------------------------
                         Standard condition 29
--------------------------------------------------------------------------------------------------------
                         Standard condition 29A
--------------------------------------------------------------------------------------------------------
                         Standard condition 29B
--------------------------------------------------------------------------------------------------------

Note:A copy of the current standard conditions of electricity supply licences can be inspected at the principal office of the Authority. The above list is correct at the date of this licence but may be changed by subsequent amendments or modifications to the licence. The authoritative up-to-date version of this licence is available for public inspection at the principal office of the Authority.

                      PART III. AMENDED STANDARD CONDITIONS

1. Standard condition 12B (Prohibition of Cross-Subsidies) shall be amended by the addition of the following text as a new paragraph 2 of that condition:

         "2. Nothing which the licensee is obliged to do or not to do pursuant to this licence or any other document which grants a licence to the licensee under the Act shall be regarded as a cross-subsidy for the purposes of this condition."

                        CONSOLIDATED STANDARD CONDITIONS

SECTION A.  INTERPRETATION, APPLICATION AND PAYMENTS

Condition 1.  Definitions and Interpretation

1.   In these standard conditions, unless the context otherwise requires:

     the "Act"                         means the Electricity Act 1989.

     "affiliate"                       in relation to any person means any
                                       holding company of such person, any
                                       subsidiary of such person or any
                                       subsidiary of a holding company of such
                                       person, in each case within the meaning
                                       of sections 736, 736A and 736B of the
                                       Companies Act 1985.

     "alternative accounting rules"    for the purposes of standard condition
                                       52 (Regulatory Accounts) only, has the
                                       meaning given in that condition.

     "Application Regulations"         means the Electricity  (Applications for
                                       Licences and Extensions and Restrictions of Licences) Regulations 2001.

     "auditors"                        means the licensee's auditors for the
                                       time being holding office in accordance
                                       with the requirements of the Companies
                                       Act 1985.

     "authorised"                      in relation to any business or activity
                                       means authorised by licence granted or
                                       treated as granted under section 6 or by exemption granted under section 5 of the Act.

     "authorised electricity operator"      means any  person  (other  than the
                                            licensee) who is authorised to
                                            generate, transmit, distribute, or
                                            supply electricity and shall include
                                            any person who has made an
                                            application to be so authorised
                                            which application has not been
                                            refused and any person transferring
                                            electricity to or from or across an
                                            interconnector or Scottish
                                            interconnection or who has made an
                                            application for use of an
                                            interconnector or Scottish
                                            interconnection which has not been
                                            refused.

     the "Authority"                        means the Gas and Electricity
                                            Markets Authority established under
                                            section 1 of the Utilities Act 2000.

     "bilateral agreement"                  for the purposes of standard
                                            condition 9 (Compliance with CUSC)
                                            only, has the meaning given in that
                                            condition.

     "bill" includes an invoice, account, statement or any other instrument of the like character.

     "BSC" means the code referred to in standard condition 10 (Balancing and Settlement Code and NETA
                                            Implementation) as from time to time
                                            modified.

     "BSC Framework Agreement"              for the purposes of standard
                                            condition 10 (Balancing and
                                            Settlement Code and NETA
                                            Implementation) only, has the
                                            meaning given in
                                              that condition.

     "charges for the supply of electricity"  includes, in relation to the licensee and a particular
                                              customer, charges made by the
                                              licensee in respect of the
                                              provision to that customer of an
                                              electricity meter and cognate
                                              expressions shall be construed
                                              accordingly;

     "construction agreement"                 for the purposes of  standard
                                              condition 9 (Compliance with CUSC)
                                              only, has the meaning given in
                                              that condition.

     "Consumer Council"                       means the Gas and Electricity
                                              Consumer Council as established by
                                              section 2 of the Utilities Act
                                              2000.

     "contract"                               does not include a deemed contract
                                              but does include a contract which
                                              by virtue of paragraph 23 of
                                              Schedule 7 to the Utilities Act
                                              2000 is deemed to have been made
                                              and "contractual" shall be
                                              construed accordingly.

     "core industry documents"                for the purposes of standard
                                              condition 9 (Compliance with CUSC)
                                              only, has the meaning given in
                                              that condition; and for the
                                              purposes of standard conditions 10
                                              (Balancing and Settlement Code and
                                              NETA Implementation) and 11
                                              (Change Co-ordination for NETA)
                                              only, has the meaning given in
                                              standard condition 10.

     "current cost assets"                    for the purposes of standard
                                              condition 52 (Regulatory Accounts)
                                              only, has the meaning given in
                                              that condition.

     "CUSC" for the purposes of standard condition 9 (Compliance with CUSC) only, has the meaning given in that condition.

     "CUSC Framework Agreement"             for the purposes of standard
                                            condition 9 (Compliance with CUSC)
                                            only, has the meaning given in that
                                            condition.

     "customer"                             means any person supplied or
                                            requiring to be supplied with
                                            electricity at any premises in Great
                                            Britain but shall not include any
                                            authorised electricity operator in
                                            its capacity as such.

     "data aggregation"                     means services comprising any or all
                                            of the following:
                                            the collation and summation of meter
                                            reading data (whether actual or
                                            estimated) and of data in respect of
                                            the consumption of electricity at
                                            premises which receive an unmetered
                                            supply, and the delivery of such
                                            data to any person for settlement
                                            purposes.

     "data processing"                      means services comprising any or all
                                            of the following:
                                            the processing, validation, and
                                            estimation of meter reading data,
                                            and the creation, processing and
                                            validation of data in respect of the
                                            consumption of electricity at
                                            premises which receive an unmetered
                                            supply, and the delivery of such
                                            data to any person for the purpose
                                            of data
                                             aggregation.

     "data retrieval"                        means services comprising any or
                                             all of the following:
                                             the retrieval and verification of
                                             meter reading data from electricity
                                             meters and the delivery of such
                                             data to any person for the purpose
                                             of data processing.

     "data services"                         means any one or more of the
                                             services of data retrieval, data
                                             processing and data aggregation.

     "date of the domestic supply contract"  or the purposes of Section C only, has the meaning given in standard
                                             condition 31 (Interpretation of
                                             Section C).

     "deemed contract"                       means a contract which by virtue of
                                             paragraph 3 of Schedule 6 to the
                                             Act is deemed to have been made but
                                             does not include a contract which
                                             by virtue of paragraph 23 of
                                             Schedule 7 to the Utilities Act
                                             2000 is deemed to have been made.

     "deemed contract scheme"                means the scheme made by the
                                             licensee under paragraph 3 of
                                             Schedule 6 to the Act.

     "deposit"                               for the purposes of Section C only,
                                             has the meaning given in standard
                                             condition 31 (Interpretation of
                                             Section C).

     "the disapplication date"               has the meaning given in standard
                                             condition 54 (Duration of Standard
                                             Condition 53B (Requirement to Offer
                                             Terms for Top-up and Standby,
                                             Exempt Supply Services and

                                             Prepayment Meter Services)).

     "Distribution Code"                     means in relation to any licensed
                                             distributor the distribution code
                                             required to be prepared by such
                                             distributor and approved by the
                                             Authority as from time to time
                                             revised with the approval of the
                                             Authority.

     "distribution licence"                  means a distribution licence
                                             granted or treated as granted under
                                             section 6(1)(c) of the Act.

    "distribution services area"             means an area determined by the
                                             Authority in a direction issued to
                                             a licensed distributor under
                                             standard condition 2 (Application
                                             of Section C (Distribution Services
                                             Obligations)) of its distribution
                                             licence.

     "distribution system"                   means the system consisting (wholly
                                             or mainly) of electric lines owned
                                             or operated by an authorised
                                             distributor and used for the
                                             distribution of electricity from
                                             grid supply points or generation
                                             sets or other entry points (and
                                             bulk supply points in Scotland) to
                                             the points of delivery to customers
                                             or authorised electricity operators
                                             or any transmission company within
                                             Great Britain in its capacity as
                                             operator of a transmission system
                                             and includes any remote
                                             transmission assets (owned by a
                                             transmission licensee within
                                             England and Wales) operated by such
                                             distributor and any electrical
                                             plant, meters and metering
                                             equipment owned or operated by such
                                             distributor in connection with the
                                             distribution of electricity,
                                        but shall not include any part of a
                                        transmission system.

     "domestic customer"                means a customer supplied or requiring
                                        to be supplied with electricity at
                                        domestic premises (but excluding such
                                        customer in so far as he is supplied or
                                        requires to be supplied at premises
                                        other than domestic premises).

     "domestic premises"                means premises at which a supply is
                                        taken wholly or mainly for domestic
                                        purposes.

     "domestic supply contract"         has the meaning given in standard
                                        condition 42 (Domestic Supply
                                        Contracts).

     "Domestic Supply Direction"        has the meaning given in standard
                                        condition 2 (Application of Section C
                                        (Domestic Supply Obligations)).

     "effective time"                   for the purposes of Section B only, has
                                        the meaning given in standard condition
                                        12 (Pooling and Settlement Agreement
                                        Run-off).

     "electricity supplier"             means any person authorised to supply
                                        electricity.

     "estimated costs"                  for the purposes of standard condition 4
                                        (Payments by the Licensee to the
                                        Authority) only, has the meaning given
                                        in that condition.

     "exempt supplier"                  for the purposes of Section D only, has
                                        the meaning given in standard condition
                                        51 (Interpretation of Section D).

     "exempt supply services"           for the purposes of Section D only, has
                                        the meaning given in standard condition
                                        51 (Interpretation of Section D).

     "financial year"                   means, subject to standard condition 52A
                                        (Change of Financial Year) (where
                                        applicable), a period of 12 months
                                        beginning on 1st April of each year and
                                        ending on 31st March of the following
                                        calendar year.

     "fixed term period"                for the purposes of Section C only, has
                                        the meaning given in standard condition
                                        31 (Interpretation of Section C).

     "Fuel Security Code"               for the purposes of Section B only, has
                                        the meaning given in standard condition
                                        14 (Security Arrangements).

     "generation security standard"     for the purposes of standard condition
                                        8B (Generation Security Standard) only,
                                        has the meaning given in that condition.

     "generation set"                   means any plant or apparatus for the
                                        production of electricity and shall
                                        where appropriate include a generating
                                        station comprising more than one
                                        generation set.

     "goods or services"                includes electric lines and electric
                                        plant, and goods or services designed or calculated to promote the efficient use of electricity, but excludes meters, meter maintenance and prepayment systems, data retrieval, data processing and data aggregation.

     "Grid Code"                        means the Grid Code which each
                                        transmission company is required to
                                        prepare and have approved by the
                                        Authority as from time to time revised
                                        with the approval of the Authority.

     "grid supply point"                means any point at which electricity is
                                        delivered from a transmission system to
                                        any distribution system.

     "the handbook"                     for the purposes of standard condition
                                        52 (Regulatory Accounts) only, has the
                                        meaning given in that condition.

     "holding company"                  means a holding company within the
                                        meaning of sections 736, 736A and 736B
                                        of the Companies Act 1985.

     "in-area supply business"          for the purposes of standard condition
                                        52 (Regulatory Accounts) only, has the
                                        meaning given in that condition.

     "industry framework document"      for the purposes of standard condition
                                        13 (Change Co-ordination for the
                                        Utilities Act 2000) only, has the
                                        meaning given in that condition.

     "information"                      includes any documents, accounts,
                                        estimates, returns, records or reports
                                        and data in written, verbal or
                                        electronic form and information in any
                                        form or medium whatsoever (whether or
                                        not
                                        prepared specifically at the request of
                                        the Authority or the Consumer Council)
                                        of any description specified by the
                                        Authority.

     "interconnection"                  means:

                                        the 275 kV and 400 kV circuits between
                                        and including the associated switchgear
                                        at Harker sub-station in Cumbria and the associated switchgear at Strathaven sub-station in Lanarkshire;

                                        the 275kV transmission circuit between
                                        and including the associated switchgear
                                        at Cockenzie in East Lothian and the
                                        associated switchgear at Stella in Tyne
                                        and Wear; and

                                        the 400kV transmission circuit between
                                        and including the associated switchgear
                                        at Torness in East Lothian and the
                                        associated switchgear at Stella in Tyne
                                        and Wear

                                        all as existing at the date on which the transmission licence comes into force as from time to time maintained, repaired or renewed, together with any alteration, modification or addition (other than maintenance, repair or renewal) which is primarily designed to effect a permanent increase in one or more particular interconnection capacities as they exist immediately prior to such alteration, modification or addition and as from time to time maintained, repaired or renewed;
                                          and

                                          the 132kV transmission circuit between
                                          and including (and directly
                                          connecting) the associated switchgear
                                          at Chapelcross and the associated
                                          switchgear at Harker sub-station in
                                          Cumbria; and

                                          the 132kV transmission circuit between
                                          and including (and connecting, via
                                          Junction V) the associated switchgear
                                          at Chapelcross and the associated
                                          switchgear at Harker sub-station in
                                          Cumbria

                                          all as existing at the date on which
                                          the transmission licence comes into
                                          force and as from time to time
                                          maintained, repaired or renewed.

     "interconnector(s)"                  means the electric lines and
                                          electrical plant and meters owned or
                                          operated by a transmission company
                                          solely for the transfer of electricity
                                          to or from a transmission system into
                                          or out of England and Wales.

     "the last resort supply direction"   has the meaning given in standard
                                          condition 29 (Supplier of Last
                                          Resort).

     "licensed distributor"               means any holder of a distribution
                                          licence.

     "licensed supplier"                  means any holder of a supply licence.

     "marketing activities"               for the purposes of standard condition
                                          48 (Marketing of Electricity to
                                          Domestic Customers) only, has the
                                          meaning given in that condition.

     "Master Registration Agreement"      means the agreement of that title
                                          referred to and comprising such
                                          matters as are set out in standard
                                          condition 37 (The Metering Point
                                          Administration Service and the Master
                                          Registration Agreement) of a
                                          distribution licence.

     "metering equipment"                 includes any meter and any associated
                                          equipment which materially affects the
                                          operation of that meter.

     "modification"                       has the meaning given in standard
                                          condition 8B (Generation Security
                                          Standard).

     "multi-site contract"                for the purposes of standard condition
                                          22 (Domestic Premises) only, has the
                                          meaning given in that condition.

     "new termination date"               for the purposes of standard condition
                                          48 (Marketing of Electricity to
                                          Domestic Customers) only, has the
                                          meaning given in that condition.

     "non-domestic customer"              means a customer who is not a domestic
                                          customer.

     "non-half-hourly meter"      means any electricity meter other than one
                                  which is configured to record the quantity of electricity (calculated in kWh) supplied to premises during each half-hour period of supply.

     "the other supplier"         has the meaning given in standard condition 29
                                  (Supplier of Last Resort).

     "out-of-area supply
     business"                    for the purposes of standard condition 52
                                  (Regulatory Accounts) only, has the meaning given in that condition.

     "owned" in relation to an electricity meter or other property includes leased and cognate expressions shall be construed accordingly.

     "participating interest"     has the meaning given by section 260 of the
                                  Companies Act 1985 as amended by section 22 of the Companies Act 1989.

     "Pooling and Settlement
     Agreement"                   means the agreement of that title approved by
                                  the Secretary of State as from time to time amended.

     "prepayment meter services"  has the meaning given in standard condition
                                  53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services).

     "previous supplier"          for the purposes of standard condition 49
                                  (Assignment of Outstanding Charges) only, has the meaning given in that condition.

     "principal terms"            means, in respect of any form of contract or
                                  deemed contract, those terms which relate to:

                                  (a)   charges for the supply of electricity;

                                  (b)   any requirement to pay charges for the
                                        supply of electricity by prepayment
                                        through a prepayment meter;

                                  (c)   any requirement for a security deposit;

                                  (d)   the duration of the contract or deemed
                                        contract; and

                                  (e)   the rights to terminate the contract
                                        (including any obligation to pay a
                                        termination fee), or the circumstances
                                        in which a deemed contract will expire;

                                  and such other terms as may reasonably be considered significantly to affect the evaluation by the customer of the contract to supply electricity to the customer.

     "Priority Service Register"  for the purposes of standard condition 37
                                  (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically
                                  Sick) only, has the meaning given in that condition.

     "qualifying customer"        for the purposes of standard condition 8B

                                  (Generation Security Standard) only, has the meaning given in that condition.

     "regulatory accounts"        for the purposes of standard condition 52
                                  (Regulatory Accounts) only, has the meaning given in that condition.

     "related undertaking"        in relation to any person means any
                                  undertaking in which such person has a
                                  participating interest.

     "relevant constraints"       for the purposes of standard condition 8B
                                  (Generation Security Standard) only, has the meaning given in that condition.

     "relevant customer"          for the purposes of Section B only, has the
                                  meaning given in standard condition 23
                                  (Payments Received in Relation to Standards of
                                  Performance).

     "relevant customers with
     payment difficulties"        for the purposes of standard condition 35
                                  (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty) only, has the meaning given in that condition.

     "relevant distributor"       means, in relation to any premises, the
                                  authorised distributor to whose distribution system those premises are connected.

     "relevant licensed
     distributor"                 means any licensed distributor which has been
                                  issued with a direction under standard
                                  condition

                                  2 (Application of Section C (Distribution
                                  Services Obligations)) of its distribution licence designating a distribution services area to the licensed distributor.

     "relevant metering
     equipment"                   for the purposes of standard condition 7 (Duty
                                  to Offer Terms for Meter Provision) only, has the meaning given in that condition.

     "relevant parties"           for the purposes of standard condition 50
                                  (Modification of Provisions under Standard
                                  Conditions 46 and 49) only, has the meaning given in that condition.

     "relevant payment"           for the purposes of standard condition 23
                                  (Payments Received in Relation to Standards of
                                  Performance) only, has the meaning given in that condition.

     "relevant premises"          for the purposes of Section C only, has the
                                  meaning given in standard condition 31
                                  (Interpretation of Section C).

     "relevant proportion"        for the purposes of standard condition 4
                                  (Payments by the Licensee to the Authority) only, has the meaning given in that condition.

     "relevant provisions"        for the purposes of Section D only, has the
                                  meaning given in standard condition 50
                                  (Modification of Provisions under Conditions
                                  46 and 49).

     "relevant purchaser"         for the purposes of standard condition 8B
                                  (Generation Security Standard) only, has the meaning given in that condition.

     "relevant year"              for the purposes of standard condition 4
                                  (Payments by the Licensee to the Authority) only, has the meaning given in that condition.

     "remote transmission assets" means any electric lines, electrical plant or meters in England and Wales owned by a
                                  transmission company ("the owner transmission company") which

                                  (a) are embedded in the distribution system of any authorised distributor other than the owner transmission company and are not directly connected by lines or plant owned by the owner transmission company to a sub-station owned by the owner transmission company; and

                                  (b)   are by agreement between the owner
                                        transmission company and such authorised distributor operated under the direction and control of such authorised distributor.

     "representative"             for the purposes of Section C only, has the
                                  meaning given in standard condition 48
                                  (Marketing of Electricity to Domestic
                                  Customers).

     "request"                    for the purposes of Section C only, has the
                                  meaning given in standard condition 32 (Duty to Supply Domestic Customers).

     "run-off"                    for the purposes of standard condition 12
                                  (Pooling and Settlement Agreement Run-off) only, has the meaning given in that condition.

     "Scottish interconnection"   means such part of the interconnection as is
                                  situated in Scotland.

     "security arrangements"      for the purposes of standard condition 33
                                  (Last Resort Supply: Security for Payments) only, has the meaning given in that condition.

     "separate business"          means each of the in-area supply and
                                  out-of-area supply businesses taken separately from one another and from any other business of the licensee, but so that where all or any part of such business is carried on by an affiliate or related undertaking of the licensee such part of the business as is carried on by that affiliate or related undertaking shall be consolidated with any other such business of the licensee (and of any other affiliate or related undertaking) so as to form a single separate business.

     "Settlement Agreement for
     Scotland"                    for the purposes of Section B only, has the
                                  meaning given in standard condition 8
                                  (Settlement Agreement for Scotland).

     "standby"                    for the purposes of Section D only, has the
                                  meaning given in standard condition 51

                                        (Interpretation of Section D).

         "statutory accounts"           means the accounts that the licensee
                                        prepares under the Companies Act 1985.

         "subsidiary"                   means a subsidiary within the meaning of
                                        sections 736, 736A and 736B of the
                                        Companies Act 1985.

         "supply business"              means the business of the licensee
                                        supplying electricity as authorised.

         "supply licence"               means a supply licence granted or
                                        treated as granted under section 6(1)(d) of the Act.

         "supply services area"         has the meaning given at paragraph 5(b)
                                        of standard condition 3 (Application of
                                        Section D (Supply Services
                                        Obligations)).

         "Supply Services Direction"    for the purposes of standard condition 3
                                        (Application of Section D (Supply
                                        Services Obligations)) only, has the
                                        meaning given in that condition.

         "termination date"             for the purposes of standard condition
                                        48 (Marketing of Electricity to Domestic
                                        Customers) only, has the meaning given
                                        in that condition.

         "termination fee"              for the purposes of Section C only, has
                                        the meaning given in standard condition
                                        31

                                        (Interpretation of Section C).

         "top-up" for the purposes of Section D only, has the meaning given in standard condition 51 (Interpretation of Section D).

         "Trading Code"                 for the purposes of Section B only, has
                                        the meaning given in standard condition
                                        8A (Compliance with Trading Code in
                                        Scotland).

         "transmission company"         means the holder for the time being of a
                                        transmission licence.

         "transmission licence"         means a transmission licence granted or
                                        treated as granted under section 6(1)(b) of the Act.

         "transmission system"          means a system consisting (wholly or
                                        mainly) of high voltage electric lines
                                        owned or operated by a transmission
                                        company and used for the transmission of electricity from one generating station to a sub-station or to another generating station, or between sub-stations or to or from any interconnector or Scottish interconnection in question and in relation to Scotland including any interconnector and Scottish interconnection and includes any electrical plant and meters owned or operated by such transmission company in connection with the transmission of electricity but shall not include any remote transmission assets.

         "undertaking"                  has the meaning given by section 259 of
                                        the Companies Act 1985.

         "unmetered supply"             means a supply of electricity to
                                        premises which is not, for the purpose
                                        of calculating the charges for
                                        electricity supplied to the customer at
                                        such premises, measured by metering
                                        equipment.

         "use of system agreement"      for the purposes of Section B only, has
                                        the meaning given in standard condition
                                        23 (Payments Received in Relation to
                                        Standards of Performance).

         "valid notice of termination"  for the purposes of Section C only, has the meaning given in standard condition
                                        31 (Interpretation of Section C).

         "value of lost load"           for the purposes of standard condition
                                        8B (Generation Security Standard) only,
                                        has the meaning given in that condition.

2. Any words or expressions used in the Utilities Act 2000 or Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in the standard conditions.

3. Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or Schedule is a reference to the standard condition (with or without a letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or Schedule in which the reference occurs, and reference to a Section is a reference to that Section in these standard conditions.

4. These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words "it", "its" and "which" there were substituted the words

     "he", "him", "his", "who" and "whom", and cognate expressions shall be construed accordingly.

5. Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

6.   Any reference in these standard conditions to -

     (a)  a provision thereof;

     (b)  a provision of the standard conditions of distribution licences, or

     (c)  a provision of the standard conditions of generation licences, or

     (d)  a provision of the standard conditions of transmission licences,

     shall, if these standard conditions or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these standard conditions or the other standard conditions in question as modified.

7. In construing these standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

8. Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that standard condition as incorporated in this licence and as incorporated in each other licence under section 6(1)(d) of the Act (whenever granted) which incorporates it.

9. Where any obligation in the licence is required to be performed by a specified date or time or within a specified period, and where the licensee has failed so to perform, such obligation shall continue to be binding and enforceable after the specified date or time or after the expiry of the specified period (but without prejudice to all rights and remedies available against the licensee by reason of the licensee's failure to perform by that date or time or within that period).

10. Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case -

     (a) the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first-class post as soon as is reasonably practicable, and

     (b) where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a rebuttable presumption that what was received duly represented the original instrument.

11. The definitions referred to in this condition may include some definitions which are not used or not used exclusively in Sections A and B (which Sections are incorporated in all electricity suppliers licences). Where:

     (a) any definition is not used in Sections A and B, that definition shall, for the purposes of this licence, be treated:

          (i) as part of the standard condition or conditions (and the Section) in which it is used;

          (ii) as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition 2 (Application of Section C (Domestic Supply Obligations)) or standard condition 3 (Application of Section D (Supply Services Obligations));

     (b) any definition which is used in Sections A and B is also used in one or more other Sections:

          (i) that definition shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and

               (ii) if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

Condition 2.   Application of Section C (Domestic Supply Obligations)

1. Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C to have effect within this licence:

     (a) the licensee may supply or offer to supply electricity to domestic premises;

     (b) paragraphs 4 to 10 shall cease to be suspended and shall have effect in the licensee's licence; and

     (c) the licensee shall be obliged to comply with the requirements of Section C of this licence,

          from the date the said scheme takes effect.

2.   Until -

     (a) the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C to have effect within this licence; or

     (b) the Authority has issued to the licensee a direction pursuant to paragraph 4,

     the licensee shall not supply or offer to supply electricity to any domestic premises; the standard conditions in Section C shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section C of this licence.

3. Except where paragraph 1 applies to the licensee, paragraphs 4 to 10 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority issues to the licensee a notice in writing ending the suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4. The Authority may, following an application made by the licensee in accordance with paragraphs 5 to 7, issue a direction (a "Domestic Supply Direction"). Where the Authority has issued to the licensee a Domestic Supply Direction the standard conditions in Section C shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section C to the extent and subject to the terms specified in such direction.

5.   An application by the licensee for a Domestic Supply Direction shall be:

     (a) made in writing, addressed to the Authority and delivered or sent by pre-paid post to the Authority at its principal office; and signed and dated by or on behalf of the applicant, stating, where signed on behalf of the applicant, the capacity of the signatory;

     (b) in the form specified in Schedule 1 to the Application Regulations or a form to the like effect and shall contain the information specified in that schedule; and be accompanied by the information and documents specified in Schedule 2 to the Application Regulations;

     (c) accompanied by the information and documents specified in paragraphs 1 to 4 inclusive of Part IV of Schedule 3 to the Application Regulations; and

     (d) accompanied by a fee equivalent to the fee specified in the Application Regulations for applications for extensions to electricity supply licence including authorisation to supply electricity to domestic premises.

6. A notice of an application made by the licensee for a Domestic Supply Direction must be published by the licensee within 7 days of making such application:

     (a)  in the London Gazette and the Edinburgh Gazette; and

     (b) in such newspapers as are calculated to ensure that the notice is circulated;

     (c) where the application relates to premises of a specified description and is not limited to premises situated in a specified area, throughout Great Britain;

     (d) where the application relates to a specified area, throughout that area; and

     (e) where the application relates to particular premises, throughout the area or areas in which those premises are situated.

7. The applicant shall deliver, or send by pre-paid post a copy of the London and Edinburgh Gazettes, and of each newspaper in which notice of the application is published in accordance with this regulation to the Authority at its principal office.

8.   The Authority may, with the consent of the licensee:

     (a) vary the terms (as set out in the Domestic Supply Direction or elsewhere) under which Section C has effect in this licence; or

     (b)  provide for Section C to cease to have effect in this licence.

9. The variation or cessation provided for in paragraph 8 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

10. With effect from the date of cessation referred to in paragraph 9, paragraphs 4 to 9 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter give to the licensee a notice ending the suspension and providing for those paragraphs to have effect again in this licence with effect from the date specified in the notice.

Condition 3.   Application of Section D (Supply Services Obligations)

1. Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section D (in whole or in part) to have effect within this licence:

     (a) paragraphs 4 to 8 shall cease to be suspended and shall have effect in the licensee's licence; and

     (b) the licensee shall be obliged to comply with the requirements of Section D (in whole or, as the case may be, in part) of this licence,

     from the date the said scheme takes effect. Such provision made by the Secretary of State in the said scheme shall be treated, for the purposes of paragraphs 5, 6, and 7 of this condition, as if it were a Supply Service Direction made by the Authority.

2.   Until -

     (a) the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section D (in whole or in part) to have effect within this licence; or

     (b) the Authority has issued to the licensee a direction pursuant to paragraph 4,

     the standard conditions in Section D (in whole or, as the case may be, in part) shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section D (in whole or, as the case may be, in part) of this licence.

3. Except where paragraph 1 applies to the licensee, paragraphs 4 to 8 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority, with the consent of the licensee, issues to the licensee a notice in writing ending the suspension and providing for those paragraphs to have effect in the licensee's licence.

4. The Authority may, with consent of the licensee, issue a direction (a "Supply Services Direction"). Where the Authority has issued to the licensee a Supply Services Direction the standard conditions in Section D (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section D (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

5.   A Supply Services Direction:

     (a) may specify that the conditions in Section D (in whole or in part) are to have effect in this licence; and

     (b) shall specify or describe an area (the "supply services area") within which the licensee shall be obliged to comply with any of the requirements of Section D (in whole or, as the case may be, in part).

6. Except for standard condition 53B (Requirement to Offer Terms for Top-Up and Standby, Exempt Supply Services and Prepayment Meter Services) (which is subject to the disapplication provisions set out in standard condition 54 (Duration of Standard Condition 53B)), the Authority may, with the consent of the licensee:

     (a) vary the terms (as set out in the Supply Services Direction or elsewhere) under which Section D (or parts thereof) has effect in this licence; or

     (b) provide for Section D (or parts thereof) to cease to have effect in this licence.

7. The variation or cessation provided for in paragraph 6 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

8. With effect from the date of cessation referred to in paragraph 7, paragraphs 4 to 7 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter, with the consent of the licensee, give to the licensee a notice ending the suspension and providing for those paragraphs to have effect again in this licence with effect from the date specified in the notice.

Condition 4.  Payments by the Licensee to the Authority

1. The licensee shall, at the times stated, pay to the Authority such amounts as are determined by or under this condition.

2. In respect of each relevant year at the beginning of which the licensee holds this licence, the licensee shall pay to the Authority the aggregate of:

     (a) an amount which is the relevant proportion of the estimated costs incurred by the Competition Commission in the previous relevant year in connection with any reference made to it with respect to the licence or any other electricity supply licence; and

     (b) an amount which is the relevant proportion of the difference (being a positive or negative amount), if any, between:

          (aa) any costs estimated by the Authority in the previous relevant year under sub-paragraph 2(a); and

          (bb) the actual costs of the Competition Commission (in connection with that reference) for the relevant year prior to the previous relevant year.

3. The amounts determined in accordance with paragraph 2 shall be paid by the licensee to the Authority in one instalment being due for payment by 31 October in each year, provided that if the Authority has not given notice of the amount of the instalment at least 30 days before the payment date stated above, the licensee shall pay the amount due within 30 days from the actual giving of notice by the Authority to the licensee (whenever notice is given).

4. When the licensee fails to pay the amount determined in accordance with paragraph 2 within 30 days of the due date set out in paragraph 3, it shall pay simple interest on the amount at the rate which is from time to time equivalent to the base rate of NatWest Bank plc or, if there is no such base rate, such base rate as the Authority may designate for the purposes hereof.

5.   In this condition:

        "estimated         costs" means costs estimated by the Authority as
                           likely to be the costs incurred by the Competition
                           Commission, such estimate having regard to the views of the Competition Commission.

        "relevant          proportion" means the proportion of the costs
                           attributable to the licensee in accordance with principles determined by the Authority for the purposes of this condition generally and notified to the licensee.

        "relevant year"    means a year  beginning on 1 April of each calendar
                           year and ending on 31 March of the following calendar year.

SECTION B.  GENERAL

Condition 5.  Compliance with Grid Codes

1. The licensee shall comply with the provisions of every Grid Code in so far as applicable to it.


2. The Authority may (following consultation with the transmission company responsible for the relevant Grid Code) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code and to such extent and subject to such conditions as may be specified in those directions.

Condition 6.  Compliance with Distribution Codes

1. The licensee shall comply with the provisions of every Distribution Code in so far as applicable to it.


2. The Authority may (following consultation with any licensed distributor directly affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Distribution Code of any such distributor and to such extent as may be specified in those directions.

Condition 7.  Duty to Offer Terms for Meter Provision

1. Where the licensee is the owner of any relevant metering equipment, it shall, on an application made by any person:


     (a) offer to enter into an agreement for the provision of such relevant metering equipment whether, at the discretion of the licensee, by way of sale, hire or loan; and


     (b) where the terms offered are acceptable to the person making the application, sell, hire or loan the relevant metering equipment in accordance with the terms offered.

2. In making an offer to enter into an agreement in accordance with paragraph 1, the licensee shall set out:


     (a) the date by which the terms of the agreement shall be fulfilled, including the date by which the relevant metering equipment will be available for use by the applicant (time being of the essence unless otherwise agreed between the parties);

     (b)  the charges to be paid to the licensee; and


     (c) such other detailed terms as are or may be appropriate for the purpose of the agreement.


3. The licensee shall offer terms for agreements in accordance with paragraph 1 as soon as practicable after the receipt by the licensee of an application containing all such information as it may reasonably require for the purpose of formulating the terms of the offer.

4. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if to do so would be likely to cause the licensee to be in breach of:

     (a) any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect of the licensee;

     (b)  any of the applicable Grid Codes or Distribution Codes; or


     (c)  the conditions.


5. The Authority may, on the application of the licensee, issue a direction relieving the licensee of its obligations under paragraph 1 in respect of such relevant metering equipment and subject to such terms and conditions as may be specified in the direction.

6. Without prejudice to the provisions of paragraphs 1 to 5 above, the licensee, whether it is the owner of any metering equipment or not, shall not enter into any agreement (whatever the nature of the agreement):

     (a)  with any customer to provide metering equipment to that customer; or

     (b) with any other person, to provide metering equipment to that person or to procure the provision of metering equipment to or on behalf of any customer which in each case is intended or is likely to restrict, distort or prevent competition in the supply of electricity.

7.   In this condition:


     "relevant metering equipment"      means metering equipment sited at any
                                        premises to which a supply of
                                        electricity is being or is required to
                                        be given by an electricity supplier
                                        other than the licensee.

Condition 7A.  Not Used

Condition 8.  Settlement Agreement for Scotland

1. Insofar as the licensee supplies or offers to supply electricity to any premises situated in Scotland, it shall become a party to and thereafter comply with the provisions of the Settlement Agreement for Scotland.

2.   In this condition:

         "Settlement Agreement for Scotland"    means the agreement of that
                                                title prepared in accordance
                                                with, and comprising such
                                                matters as are set out in,
                                                special condition I (The
                                                Settlement Agreement for
                                                Scotland) of each of the
                                                electricity distribution
                                                licences of SP Distribution
                                                Limited and Scottish Hydro
                                                Electric Power Distribution
                                                Limited (and any other name by
                                                which any of these companies
                                                come to be known).

Condition 8A.  Compliance with Trading Code in Scotland

1. (a) Insofar as the licensee supplies or offers to supply electricity to any premises situated in Scotland, the licensee shall comply with the provisions of the Trading Code during any period that the licensee is a member of the trading system established by the Trading Code, including any requirements thereunder for the Authority's approval or consent, for compliance with directions issued by the Authority or relating to determinations made by the Authority.

     (b) The Authority may (following consultation with such other members of such trading system as the Authority shall consider appropriate) issue directions relieving the licensee of its obligation under sub-paragraph (a) above in respect of such parts of the Trading Code and to such extent as may be specified in those directions.

2.   In this condition:

         "Trading Code"                         means the trading code required
                                                to be adopted pursuant to
                                                standard condition D2 (Trading
                                                Code for Scotland) of the
                                                transmission licences granted in
                                                respect of an authorised area in
                                                Scotland and approved by the
                                                Authority and as from time to
                                                time revised with the approval
                                                of the Authority.

Condition 8B.  Generation Security Standard

1. Insofar as the licensee supplies or offers to supply electricity to any premises situated in Scotland, the licensee shall make arrangements sufficient to meet the generation security standard.

2. Not later than 3 months before the end of each financial year, the licensee shall provide to the Authority a statement complying with the provisions of paragraph 3.

3.   The statement to be provided to the Authority under paragraph 2 shall:

     (a)  be signed by 2 directors of the licensee;

     (b) describe the arrangements made or to be made by the licensee to meet the generation security standard in each of the 7 succeeding financial years;

     (c) state the planning margin or margins adopted by the licensee for the purpose of the above arrangements and set out the methodology and calculations used in arriving at such margin or margins;

     (d) refer to data, assumptions and demand forecasts (including insofar as relevant those relating to diversity of demand, own generation, arrangements for trading energy and capacity with other persons, arrangements with qualifying customers and relevant purchasers, including those permitting interruption and reduction of supply, forecast maximum demand from qualifying customers and relevant purchasers, the maximum demand which the licensee can meet without failing to meet the generation security standard, contracted availability of generation, and load management (if any) of qualifying customers and relevant purchasers); and

     (e) include such other matters as the Authority shall specify in directions issued by the Authority to the licensee for the purpose of this condition not later than 6 months before the end of the financial year in which the statement is provided.

4. The licensee shall upon request by the Authority provide to the Authority such information as the Authority may require for the purpose of monitoring compliance with this condition and to enable the Authority (having regard to his statutory duties) to review the operation of the generation security standard.

5. The licensee shall not make or agree any alteration, other than an alteration to which paragraph 7 applies, to the arrangements described in any statement provided to the Authority under paragraph 2 as having been made by the licensee to meet the generation security standard for the first financial year covered by such statement.

6.   The licensee shall:

     (a) procure that, except to the extent that the Authority shall otherwise approve, arrangements described in any statement provided to the Authority under paragraph 2 as falling to be made by the licensee to meet the generation security standard for the first financial year covered by such statement shall be made; and

     (b) not make or agree any alteration, other than an alteration to which paragraph 7 applies to the arrangements so made.

7. This paragraph applies to an alteration which the Authority considers is unlikely to result in the licensee failing to meet the generation security standard.

8. Save as required by law, the licensee shall not enter into any contract for the supply of electricity if the entering into of the contract would cause demand in the first year covered by the statement most recently provided to the Authority under paragraph 2 to exceed the maximum demand which the licensee can meet in that year without failing to meet the generation security standard as referred to in such statement, unless the Authority shall consider that the entering into of the contract is unlikely to result in the licensee failing to meet the generation security standard.

9.   Subject to paragraph 10, the licensee shall not:

     (a) enter into any contract to supply electricity to a person other than a qualifying customer if the licensee has interrupted or reduced the supply of electricity to any qualifying customer (other than by reason of relevant constraints) and the interruption or reduction continues during the period or any part of the period in which electricity would otherwise be supplied under such contract; or

     (b) interrupt or reduce the supply of electricity to any qualifying customer (except to the extent that such interruption or reduction is made by reason of relevant constraints) if at or shortly before the time of the interruption or reduction the licensee enters into any contract to supply electricity to a person other than a qualifying customer during the period or part of the period that the supply is interrupted or reduced; or

     (c) interrupt or reduce the supply of electricity to any qualifying customer in circumstances where:

          (i) electricity is available for purchase under the terms of the Balancing and Settlement Code, the Settlement Agreement for Scotland or the trading system established by the Trading Code at a price less than value of lost load; and

          (ii) the licensee is not prevented from purchasing such electricity by reason of relevant constraints.

10. Notwithstanding paragraph 9, the licensee may interrupt or reduce a supply of electricity in circumstances where it is necessary to do so by reason of planned maintenance undertaken on the distribution system or transmission system required by the licensee for the supply of electricity or by reason of a fault on or affecting either the distribution system or transmission system required by the licensee for the supply of electricity or the quantities of electricity delivered into that system.

11. In the event that the Authority, after consultation with the licensee, shall at any time or from time to time issue a direction to the licensee for the purpose of this condition to the effect that, in the opinion of the Authority, it is desirable that the licensee make arrangements such as are specified in the direction to meet the generation security standard, then the duty imposed by paragraph 1 shall not be capable of being discharged by the licensee after such date as shall be specified for the purpose in the direction except by the licensee making the arrangements so specified

12. The Authority, after consultation with the licensee, may at any time and from time to time by directions issued to the licensee for the purpose of this condition make such modifications to this condition or any other condition to which the licensee is subject as, in the opinion of the Authority, are the most appropriate to ensure that the licensee's supply charges are restricted in circumstances where the licensee fails to meet demand from its qualifying customers by reason of an insufficiency of electricity generation available for the purposes of supply by the licensee to such customers.

13. The duty of the licensee under paragraph 1 may, in relation to qualifying customers whose premises are located in isolated areas, be discharged by the making of arrangements sufficient to meet a standard of generation security (other than the generation security standard) agreed between the licensee and the Authority.

14. The provisions of this condition are without prejudice to the duties of the licensee under any regulation made under section 29 of the Act.

15.  In this condition:

         "generation security standard"         means:

                                                (a)  such standard of generation
                                                     security as will ensure:

                                                     (i)   that the supply of
                                                           electricity to
                                                           qualifying customers
                                                           will not be
                                                           discontinued in more
                                                           than 9 years
                                                   in any period of 100 years;
                                                   and

                                             (ii)  that the voltage or frequency
                                                   of electricity supplied to
                                                   qualifying customers will not
                                                   be reduced below usual
                                                   operational limits in more
                                                   than 30 years in any period
                                                   of 100 years.

                                             by reason of insufficiency of
                                             electricity generation available
                                             for the purposes of supply by the
                                             licensee to its qualifying
                                             customers at times of annual system
                                             peak demand; and

                                        (b)  sufficient electricity generation
                                             being available for the purposes of
                                             supply by the licensee to its
                                             qualifying customers at times other
                                             than times of annual system peak
                                             demand to ensure that the standard
                                             of generation security at each such
                                             time will be not less than that
                                             referred to in sub-paragraph (a)
                                             above for times of annual system
                                             peak demand.

         "modification"                 shall have the same meaning as in
                                        section 111 of the Act.

         "qualifying customer"          means any purchaser from the licensee
                                        entitled and requiring at any time to be supplied by the licensee at premises within Scotland but shall exclude a purchaser under an interruptible contract or a contract containing load management terms to the extent that supplies to that purchaser may be interrupted or reduced in accordance with the terms of that contract.

         "relevant constraints"         means any constraints on the
                                        transmission system of any transmission
                                        licensee or on the interconnector or
                                        Scottish interconnection or on a
                                        distribution system required by the
                                        licensee for the supply of electricity.

         "relevant purchaser"           means any purchaser from the licensee
                                        who is not a qualifying customer.

         "value of lost load"           means, in respect of the financial year
                                        ending on 31 March 2002, the sum
                                        of(pound)2.90 per kWh and, in respect of each succeeding financial year, the sum which corresponds to(pound)2.90 per kWh as adjusted to reflect the percentage change in the Retail Price Index between the index published or determined in respect of the December prior to the start of that financial year and the index published or determined for
                                        December 2000.

Condition 9.  Compliance with CUSC

1. Insofar as the licensee shall supply or offer to supply electricity to any premises situated in England and Wales, the licensee shall be a party to the CUSC Framework Agreement and shall comply with the CUSC and, if it is party to the agreement known as the Master Connection and Use of System Agreement ("MCUSA"), execute such other documents as shall be stated as required to be made in any direction issued by the Authority to enable the MCUSA and its supplemental agreements and ancillary service agreements (as defined or referred to in MCUSA) and any associated agreements derived from MCUSA to be amended appropriately into the CUSC Framework Agreement, CUSC, bilateral agreements, construction agreements and, so far as is appropriate, associated agreements derived from CUSC so as to maintain continuity of contractual relationships.

2. The licensee shall take all reasonable steps to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is a party (or in relation to which it holds rights in respect of amendment) as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the CUSC.

3. For the avoidance of doubt, paragraph 2 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the core industry documents which the Authority may have.

4.   In this condition:

     "bilateral agreement"              means an agreement between the holder of
                                        a transmission licence in England and
                                        Wales and a CUSC user supplemental to
                                        the CUSC relating to a direct connection to that transmission system identifying the relevant connection site and setting out other site specific details in relation to that connection to the transmission system, including provisions relating to payment of connection charges.

      "construction agreement"          means an agreement between the holder of
                                        a transmission licence in England and
                                        Wales and a CUSC user in respect of
                                        construction works required on that
                                        transmission system and the associated
                                        construction works of the CUSC user in
                                        relation to a connection to that
                                        transmission system or in relation to a
                                        generating station connected to a
                                        distribution system in England and
                                        Wales, whether for the initial
                                        connection or a modification of the
                                        connection.

      "core industry documents"         means those documents which have been so
                                        designated by the Secretary of State as
                                        such.

      "CUSC" means the Connection and Use of System Code required to be in place pursuant to the transmission licence granted to the transmission company in England and Wales, as from time to time modified.

      "CUSC Framework Agreement"        means the agreement of that title, in
                                        the form approved by the Secretary of
                                        State, by
                                        which the CUSC is made contractually
                                        binding between the parties to that
                                        agreement, as amended from time to time
                                        with the approval of the Secretary of
                                        State.

Condition 10.  Balancing and Settlement Code and NETA Implementation

1. Insofar as the licensee shall supply or offer to supply electricity to any premises in England and Wales, the licensee shall be a party to the BSC Framework Agreement and shall comply with the BSC.

2. The licensee shall comply with the programme implementation scheme established in accordance with paragraph 3 as modified from time to time in accordance with paragraph 5.

3. The programme implementation scheme is a scheme designated by the Secretary of State setting out the steps, including without limitation steps as to the matters referred to in paragraph 4, to be taken (or procured) by the licensee (and/or by authorised electricity operators) which are, in the Secretary of State's opinion, appropriate in order to give full and timely effect to:

     (a) the modifications made to this licence and to the licences of authorised electricity operators by the Secretary of State pursuant to the power vested in him under section 15A of the Act;

     (b) any conditions imposed by any exemption from the requirement to hold any such licence; and

     (c)  the matters envisaged by such modifications and conditions.

4.   The programme implementation scheme may include provisions, inter alia,

     (a) to secure or facilitate the amendment of any of the core industry documents;

     (b) to secure that any systems, persons or other resources employed in the implementation of the Pooling and Settlement Agreement may be employed in the implementation of the BSC;

     (c) for the giving of the indemnities against liabilities to which parties to the Pooling and Settlement Agreement may be exposed;

     (d) for securing the co-ordinated and effective commencement of implementation of and operations under the BSC, including the testing, trialling and start-up of the systems, processes and procedures employed in such implementation and employed by authorised electricity operators and others in connection with such operations;

     (e) for co-ordinating the administration and implementation of the BSC and the administration of the Pooling and Settlement Agreement;

     (f) for the licensee to refer to the Authority for determination, whether of its own motion or as provided in the programme implementation scheme, disputes, as to matters covered by the scheme, between persons who are required (by conditions of their licences or exemptions) or who have agreed to comply with the scheme or any part of it; and

     (g) for the Authority, in the circumstances set out in the scheme, to require that consideration be given to the making of a proposal to modify the BSC and, if so, to require the making of such proposal in the manner set out in the scheme, such power to be exercisable at any time within the period of 12 months after the effective time (as defined in standard condition 12 (Pooling and Settlement Agreement Run-off)).

5. (a) The Secretary of State may at any time direct, in accordance with the provisions of the programme implementation scheme, that the programme implementation scheme be modified in the manner set out in the direction, in order to give (or continue to give) full and timely effect to the matters described in paragraph 3.

     (b) The Secretary of State shall serve a copy of any such direction on the licensee, and thereupon the licensee shall comply with the scheme as modified by the direction.

6. If there is any conflict between the requirements contained in the programme implementation scheme pursuant to paragraph 4(a) and/or imposed on the licensee by paragraphs 2 and 5 of this condition, and those imposed on the licensee by any other condition, the provisions of paragraphs 4(a), 2 and/or 5 (as appropriate) shall prevail.

7. Without prejudice to paragraph 2, the licensee shall use all reasonable endeavours to do such things as may be requisite and necessary in order to give full and timely effect to the modifications made to this licence as determined by the Secretary of State pursuant to the power vested in him under section 15A of the Act (and to give full and timely effect to the matters envisaged by such modifications).

8.   In this condition:

     "BSC" means the balancing and settlement code required to be in place, pursuant to the transmission licence granted to the transmission company in England and Wales, as from time to time modified.

     "BSC Framework Agreement"          means the agreement of that title, in
                                        the form approved by the Secretary of
                                        State, by which the BSC is made
                                        contractually binding between the
                                        parties to that agreement, as from time
                                        to time amended, with the consent of the Secretary of State.

     "core industry documents"          mean those documents which

                                        (a)   in the Secretary of State's
                                              opinion are central industry
                                              documents associated with the
                                              activities of the licensee and
                                              authorised
                                              electricity operators, the subject
                                              matter of which relates to or is
                                              connected with the BSC or the
                                              balancing and settlement
                                              arrangements, and

                                        (b)   have been so designated by the
                                              Secretary of State.

Condition 11.  Change Co-ordination for NETA

1. Insofar as the licensee shall supply or offer to supply electricity to any premises in England and Wales, the licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is party (or in relation to which it holds rights in respect of amendment) as modified or replaced from time to time), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.

2. For the purposes of paragraph 1, core industry documents has the meaning given in paragraph 8 of standard condition 10 (Balancing and Settlement Code and NETA Implementation).

Condition 12.  Pooling and Settlement Agreement Run-off

1. Insofar as the licensee shall supply or offer to supply electricity to any premises in England and Wales, the licensee shall continue to be a party to and a pool member under, and shall comply with, the Pooling and Settlement Agreement for the purposes of run-off, until the provisions of the BSC relating to run-off become effective.

2. This condition shall apply to the extent that the licensee was party to and a Pool member under the Pooling and Settlement Agreement immediately prior to the effective time.

3.   In this condition:

     "effective time"                   means the start of the first period for
                                        trading under the BSC as determined by
                                        the Secretary of State.

     "run-off"                          means the determination and settlement
                                        (including by way of reconciliation) of
                                        amounts due arising under or in
                                        connection with the Pooling and
                                        Settlement Agreement in relation to
                                        settlement periods up to and including
                                        the settlement period immediately prior
                                        to the effective time (including the
                                        resolution of disputes in respect
                                        thereof).

Condition 12A.  Prohibition of Discrimination in Selling Electricity

1. The licensee shall not, and shall procure that any affiliate or related undertaking of the licensee shall not, sell or offer to sell electricity to any one purchaser or person seeking to become a purchaser on terms as to price which are materially more or less favourable than those on which it sells or offers to sell electricity to comparable purchasers. For these purposes regard shall be had to the circumstances of the sale to such purchasers including (without limitation) volumes, load factors, conditions of interruptibility and the dates and durations of the relevant agreements.

2. For the purposes of paragraph 1, references to selling or sale of electricity:

     (a)  do not include sale by way of supply to premises;

     (b) include entering into or disposing of the benefit of a contract, which has (or taken together with any other arrangement has) the commercial effect of selling electricity, by conferring rights or obligations (including rights or obligations by way of option) in relation to or by reference to the sale, purchase or delivery of electricity at any time or the price at which electricity is sold or purchased at any time, and "purchaser", "purchasing" and "purchase" shall be construed accordingly.

Condition 12B.  Prohibition of Cross-Subsidies

1. The licensee shall procure that the supply business shall not give any cross-subsidy to, or receive any cross-subsidy from, any other business of the licensee or an affiliate or related undertaking of the licensee.

2. Nothing which the licensee is obliged to do or not to do pursuant to this licence or any other document which grants a licence to the licensee under the Act shall be regarded as a cross-subsidy for the purposes of this condition.

Condition 13.  Change Co-ordination for the Utilities Act 2000

1. The licensee shall take all reasonable measures to secure and implement, and shall not take any steps to prevent or unduly delay, such changes to the industry framework documents as are necessary or expedient to give full and timely effect to the provisions of the Utilities Act 2000.

2. In complying with paragraph 1, the licensee shall act in the case of each industry framework document consistently with the change procedures currently applicable to that document, except where to do so would be inconsistent with any provision of the Utilities Act 2000, in which event that provision shall take precedence.

3. For the purposes of this condition, "industry framework document" means, subject to paragraph 4, any of the following documents to which the licensee is a party, or in relation to which it holds rights in respect of amendment or termination, together with any documents which are supplemental or ancillary thereto:

     (a)   the Pooling and Settlement Agreement;

     (b)   the Balancing and Settlement Code;

     (c) the Master Connection and Use of System Agreement or the Connection and Use of System Code;

     (d)   the Settlement Agreement for Scotland;

     (e)   the Master Registration Agreement;

     (f)   the Data Transfer Services Agreement;

     (g)   the Radio Teleswitch Agreement;

     (h)   any Grid Code;

     (i)   any Distribution Code;

     (j)   the Trading Code;

     (k)   the Fuel Security Code;

     (l) any agreement for use of an interconnector or Scottish interconnection; and

     (m) any agreement for the provision of distribution use of system, meter provision services, meter maintenance services, data retrieval services, data processing services, data aggregation services, or prepayment meter services.

4. Where the Authority considers that the list of industry framework documents set out in paragraph 3 should be modified for the purposes of this condition generally, the licensee shall discuss any proposed modification (including addition) to the list in good faith and use all reasonable endeavours to agree such modification with the Authority.

5. This condition shall cease to have effect on 30 June 2002 or such earlier date as the Authority may specify in a direction given for the purposes of this condition generally.

Condition 14.  Security Arrangements

1. Insofar as the licensee shall supply or offer to supply electricity to any premises in England and Wales, the licensee shall comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this licence.

2. Insofar as the licensee shall supply or offer to supply electricity to any premises in Scotland:

     (a) if so directed in directions issued by the Authority for the purposes of this condition, the licensee shall, not later than such date as may be specified in such directions, enter into an agreement designated by the Secretary of State for the purposes of this condition relating to compliance with directions issued by the Secretary of State under section 34 and/or section 35 of the Act; and

     (b) the licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to sub-paragraph (a) above.

3.   In this condition:


     "Fuel Security Code"     means the document of that title designated as
                              such by the Secretary of State as from time to time amended.

Condition 15.  Security and Safety of Supplies

1. The licensee shall make arrangements to keep each of its customers informed of the postal address and telephone number of an enquiry service established and operated by the licensed distributor to whose distribution system such customer's premises are connected pursuant to standard condition 6 (Safety and Security of Supplies Enquiry Service) of such licensed distributor's distribution licence for use by any person for the purposes of receiving reports and offering information, guidance or advice about any matter or incident that:

     (a) causes danger or requires urgent attention, or is likely to cause danger or require urgent attention, in relation to the supply or distribution of electricity; or

     (b) affects or is likely to affect the maintenance of the security, availability and quality of service of the distribution system through which the relevant customer is supplied with electricity.

2. The licensee may discharge the duty imposed by paragraph 1 by providing the requisite information to each of its customers:

     (a) in respect of any customer supplied pursuant to a contract, on the occasion of the customer first commencing to take a supply from the licensee; and

     (b)  either:


          (i) where bills or statements in respect of charges for the supply of electricity are rendered to the customer, on a quarterly basis (it being sufficient that the information is included on or with any bill or statement); or

          (ii) where no bills or statements in respect of charges for the supply of electricity are rendered to the customer, on an annual basis,

          and by publishing such information in such manner as will in the opinion of the licensee secure adequate publicity for it.

3. The licensee shall, in so far as is practicable, take steps to inform each of its customers of any change to the address or telephone number of the service referred to at paragraph 1 prior to such change becoming effective.

Condition 16. Procedures for the Detection and Prevention of Theft or Abstraction of Electricity, Damage and Meter Interference

1. The licensee shall (and shall ensure that its agents shall) take all reasonable steps to detect and prevent:

     (a) the theft or abstraction of electricity at premises which are supplied by it;

     (b) damage to any electrical plant, electric line or metering equipment through which such premises are supplied; and

     (c) interference with any metering equipment through which such premises are supplied.

2. The licensee shall (and shall ensure that its agents shall), as soon as is reasonably practicable, inform the relevant distributor and (if different) the owner of any electrical plant, electric lines or meter of any incident where it has reason to believe:

     (a) there has been damage to such electrical plant, electric line or metering equipment; or

     (b) there has been interference with the metering equipment to alter its register or prevent it from duly registering the quantity of electricity supplied;

     provided that the licensee shall not be obliged to inform the owner of any electrical plant, electrical line or meter of any such incident where it has reason to believe that the damage or interference referred to above was caused by such owner.

3. Where the licensee has reason to believe that any incident reported to the relevant distributor by it in accordance with paragraph 2 or any incident reported by the relevant distributor to it pursuant to paragraph 2 of standard condition 7 (Provision of Information about Theft or Abstraction of Electricity, Damage and Meter Interference) of the relevant distributor's distribution licence has been caused by the

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     criminal act of any person it shall provide the relevant distributor with such information as is reasonably required for the purposes of investigating the incident and resolving any safety concerns arising out of it.

4. The licensee shall inform the relevant distributor of its policy in relation to incidents of the type referred to at paragraph 3, and in particular whether and in which circumstances it requires the relevant distributor to remedy such incidents by the use of:

     (a)  the substitution of alternative meters;

     (b)  the provision of prepayment meters; and

     (c) the discontinuation of supply to the premises at which the incident occurred.

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Condition 17.  Reading and Inspection of Meters

1. The licensee shall use all reasonable endeavours to ensure that, at least once in every period of two years beginning with the date on which this condition comes into force, it inspects any non-half-hourly meter at premises at which it has at all times during that period been the supplier.

2. An inspection in accordance with paragraph 1 shall be carried out by a person of appropriate skill and experience and shall include:

     (a)  taking a meter reading; and

     (b) undertaking a visual inspection of the meter and its associated installation for the purpose of assessing whether:

          (i) there has been damage to the meter or to any electric line or electrical plant associated with it or other part of any metering equipment;

          (ii) there has been interference with the meter to alter its register or prevent it from duly registering the quantity of electricity supplied; or

          (iii) the meter has deteriorated in any way that might affect its safety or proper functioning.

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Condition 18.  Licensee's Apparatus on Customer's Side of Meter

1. This condition applies where the licensee installs, or arranges for the installation of, a second meter or other apparatus for the purpose of ascertaining or regulating the amount of electricity supplied, the period of supply, or any other quantity or time connected with the supply on the customer's side of a non half-hourly meter registering the quantity of the supply to that customer's premises.

2. Any second meter or other apparatus installed by or on behalf of the licensee in the position and for a purpose described in paragraph 1 shall be such that the power consumed by it, when aggregated with the power consumed by any other meter or apparatus installed by or on behalf of the licensee in the like position and for a like purpose in relation to the customer, does not exceed 10 watts except where otherwise agreed with the customer.

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Condition 19.  Provision of Information to the Authority

1. Subject to paragraphs 2 and 4, the licensee shall furnish to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports, as the Authority may reasonably require or as may be necessary for the purpose of performing:

     (a)  the functions conferred on it by or under the Act; and

     (b) any functions transferred to or conferred on it by or under the Utilities Act 2000.

2. The licensee shall not be required by the Authority to furnish it under this condition with information for the purpose of the exercise of its functions under section 47 of the Act.

3. The licensee shall, if so requested by the Authority, give reasoned comments on the accuracy and text of any information or advice (so far as relating to its activities as holder of an electricity supply licence) which the Authority proposes to publish pursuant to section 48 of the Act.

4. This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before a court.

5 The power of the Authority to call for information under this condition is in addition to the power of the Authority to call for information under or pursuant to any other condition. There shall be a presumption that the provision of information in accordance with any other condition is sufficient for the purposes of that condition, but that presumption shall be rebutted, if the Authority states in writing that in its opinion such further information is, or is likely to be, necessary to enable it to exercise functions under the condition in question.

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Condition 20.  The Master Registration Agreement

1. The licensee shall become a party to and thereafter comply with the provisions of the Master Registration Agreement.

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Condition 21.  Publication of Information to Customers

1. Subject to paragraph 3, the licensee shall inform each of its customers of a number or numbers (the "Supply Number(s)") relevant to the registration of that customer, under the Master Registration Agreement, with the licensee to the premises owned or occupied by such customer:

     (a) in a form in accordance with the terms of a direction issued by the Authority, on each bill or statement given to the customer in relation to the supply of electricity; and

     (b)  annually where the customer does not receive such a bill or statement.

2. The Supply Number shall consist of a number of data items, each of which shall be represented by a numerical identifier which shall:

     (a) have the number of digits specified in a direction issued by the Authority;

     (b)  be approved by the Authority; and

     (c)  be used by the licensee in common with all electricity suppliers.

3. The Authority may issue a direction relieving the licensee of its obligations under paragraph 1 to such extent and subject to such terms and conditions as it may specify in that direction.

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Condition 22.  Domestic Premises

1. Any non-domestic premises which were supplied under contract by the licensee at a rate reasonably expected not to exceed 12,000 kilowatt hours a year, immediately before the date on which these standard conditions were determined by the Secretary of State pursuant to section 33(1) of the Utilities Act 2000, and in respect of which the customer has remained a customer of the licensee continuously from that date, shall, for the purposes of this licence, be treated as domestic premises until the first of the following occurs:

     (a)  the contract expires or is terminated; or

     (b)  31 March 2003.

2. Any premises supplied by the licensee which were domestic premises at the time when the customer entered into a contract or became subject to a deemed contract with the licensee in respect of supply to the said premises shall, notwithstanding subsequent changes to the nature of the consumption of electricity at those premises, be domestic premises for the purposes of this licence, until the first of the following occurs:

     (a) in the case of premises supplied under a contract, the contract expires or is terminated; or

     (b) in the case of premises supplied under a deemed contract, the premises come to be supplied under a contract with the licensee or the licensee ceases to supply the premises.

3. Any premises supplied by the licensee which were non-domestic premises at the time when the customer entered into a contract or became subject to a deemed contract with the licensee in respect of supply to the said premises shall, notwithstanding subsequent changes to the nature of the consumption of electricity at those premises, be non-domestic premises for the purposes of this licence until the first of the following occurs:

     (a) in the case of premises supplied under a contract, the contract expires or is terminated; or

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     (b)  in the case of premises supplied under a deemed contract, the premises come to be supplied under a contract with the licensee or the licensee ceases to supply the premises.

4. Any domestic premises supplied by the licensee which are supplied under a multi-site contract, shall, for the purposes of this licence, be treated as non-domestic premises until that contract expires or is terminated.

5. For the purposes of this condition, a "multi-site contract" is a contract for the supply of electricity both to:

     (a)  one or more non-domestic premises; and

     (b) one or more domestic premises occupied for purposes ancillary to those for which any of the said non-domestic premises is occupied;

     where all the premises are owned or occupied by:

     (i)  the same person or body of persons whether corporate or unincorporate;
          or

     (ii) an undertaking (the "principal undertaking") and any holding company, subsidiary, or subsidiary of the holding company of that principal undertaking, or any other undertaking in which the principal undertaking has a participating interest.

6. Paragraphs 1 to 5 shall not apply in respect of the obligations in standard conditions 26 (Record of and Report on Performance), 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty), 36 (Code of Practice on the Use of Prepayment Meters), 37 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically
     Sick), 38 (Provision of Services for Persons who are Blind or Deaf) and 49 (Assignment of Outstanding Charges).

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Condition 22A.  Restriction or Revocation: Securing Continuity of Supply

1. Without prejudice to the Authority's power under section 6(4) of the Act, if the licensee applies to the Authority for a modification of any term contained in the licence so as to restrict the premises to which the licensee may give a supply of electricity, or for the revocation of the licence in accordance with any term contained in it, the licensee shall provide the Authority with sufficient information so as to enable the Authority to determine whether such arrangements have been made as:

     (a)  will secure continuity of supply for all relevant customers; and

     (b) in the case of each relevant customer who is supplied with electricity in pursuance of a contract, will ensure such continuity on the same terms as nearly as may be as the terms of such contract.

2.   A person is a relevant customer for the purpose of paragraph 1 above if:

     (a) immediately before the restriction or revocation takes effect, he is being supplied with electricity by the licensee; and

     (b) in the case of a restriction, his premises are excluded from the licence by the restriction.

3. Where, in preparation for a restriction or the revocation of its licence, the licensee is making arrangements for securing continuity of supply for its customers, it shall, in respect of its customers supplied with electricity in pursuance of deemed contracts, except in so far as the Authority consents:

     (a) in making those arrangements, reasonably endeavour to select one or more new suppliers which offer or will offer comparable services at the lowest available cost, and

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     (b)  use its reasonable endeavours to give its customers likely to be affected, reasonable notice of those arrangements.

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Condition 23.  Payments Received in Relation to Standards of Performance

1. Any relevant payment made to the licensee by a distributor under its use of system agreement shall be paid, as soon as reasonably practicable after its receipt by the licensee, to the relevant customer as defined in paragraph 2 below.

2.   In this condition:

     "relevant payment"            means a compensation payment made in relation
                                   to any customer of the licensee (the
                                   "relevant customer") pursuant to any
                                   provision of the Regulations made under
                                   section 39A of the Act.

     "use of system agreement"     means an agreement for the use of a
                                   distributor's distribution system for the distribution of electricity by such distributor for the licensee.

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Condition 24.  Code of Practice on Procedures with Respect to Site Access

1. The licensee shall prepare and submit to the Authority for its approval a code of practice setting out the principles and procedures the licensee will follow in respect of any person acting on the licensee's behalf who requires access to customers' premises.

2. The code of practice shall include procedures calculated to ensure that persons visiting customers' premises on behalf of the licensee:

     (a)  possess the skills necessary to perform the required duties;

     (b)  are readily identifiable to members of the public;

     (c)  use passwords provided for vulnerable customers;

     (d)  are appropriate persons to visit and enter customers' premises;

     (e) are able to inform customers, on request, of a contact point for help and advice they may require in relation to the supply of electricity; and

     (f) comply with the provisions of the Rights of Entry (Gas and Electricity Boards) Act 1954.

3. This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Customer Service Codes).

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Condition 25.  Efficient Use of Electricity

1. The licensee shall prepare and submit to the Authority for its approval a code of practice setting out the ways in which the licensee will make available to customers such guidance on the efficient use of electricity, in each case given or prepared by a suitably qualified person, as will, in the opinion of the licensee, enable such customers to make informed judgements on measures to improve the efficiency with which they use the electricity supplied to them.

2.   The code of practice shall include, but shall not be limited to:

     (a) the preparation and making available free of charge to any customer who requests it of a statement, in a form approved by the Authority, setting out information and advice for the guidance of customers in the efficient use of electricity supplied to them;

     (b) the making of arrangements for maintaining sources from which customers may obtain further information about the efficient use of electricity supplied to them, including the maintenance of a telephone information service; and

     (c) the preparation and making available free of charge to any customer who requests it of a statement or statements of sources (to the extent that the licensee is aware of the same) outside the licensee's organisation from which customers may obtain additional information or assistance about measures to improve the efficiency with which they use the electricity supplied to them, such statement or statements to include basic information which is publicly available on financial assistance towards the costs of such measures available from central or local government or through bodies in receipt of financial support from Government in connection with measures to promote the efficiency of energy use.

3. Where the Authority (who may have regard to the need for economy, efficiency and effectiveness before giving directions under this paragraph) gives directions to do so, the licensee shall:

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     (a)  review and prepare a revision of the code of practice;

     (b) take steps to bring to the attention of customers information on the efficient use of electricity supplied to them; and

     (c) send to each customer a copy of any information in relation to the efficient use of electricity published by the Authority pursuant to section 48 of the Act,

     in such manner and at such times as will comply with those directions.

4. This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Customer Service Codes).

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Condition 26.  Record of and Report on Performance

1. The licensee shall keep a record of its general operation of the arrangements mentioned in standard conditions 24 (Code of Practice on Procedures with Respect to Site Access) and 25 (Efficient Use of Electricity) and (where a Domestic Supply Direction has been issued to the licensee) in standard conditions 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty), 36 (Code of Practice on the Use of Prepayment Meters), 37 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick), 38 (Provision of Services for Persons who are Blind or Deaf) and 39 (Complaint Handling Procedure) and if the Authority so directs in writing, of its operation of any particular cases specified, or of a description specified, by the Authority.

2. The licensee shall, where a Domestic Supply Direction has been issued to the licensee, keep a statistical record of its performance in relation to the provision of electricity supply services to its domestic customers.

3. The licensee shall, from time to time as required by the Authority, provide to the Authority and to the Consumer Council such of the information contained in the records prepared in accordance with paragraphs 1 and 2 as the Authority may request in writing.

4. As soon as is reasonably practicable after the end of each calendar year, the licensee shall submit to the Authority and the Consumer Council a report dealing with the matters mentioned in paragraphs 1 and 2 in relation to that year and shall:

     (a) publish the report so submitted in such manner as will in the reasonable opinion of the licensee secure adequate publicity for it; and

     (b)  send a copy of it free of charge to any person requesting one,

     except that, in performing its obligations under sub-paragraphs (a) and
     (b), the licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.

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5.   The report shall be presented, so far as is reasonably practicable, in a standard form designated by the Authority for the purposes of this condition generally.

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Condition 27.  Preparation, Review of and Compliance with Customer Service Codes

1. This condition applies to any code of practice required to be prepared by the licensee pursuant to standard conditions 24 (Code of Practice on Procedures with Respect to Site Access) and 25 (Efficient Use of Electricity) and (where a Domestic Supply Direction has been issued to the licensee) pursuant to standard conditions 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty), 36 (Code of Practice on the Use of Prepayment Meters), 37 (Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick), 38 (Provision of Services for Persons who are Blind or Deaf) and 39 (Complaint Handling Procedure) of this licence.

2. In first preparing such a code the licensee shall, prior to submitting that code to the Authority, consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be operated.

3. Where before the expiry of 30 days of the licensee first submitting such code to the Authority for its approval the Authority notifies the licensee that the Authority considers the code is not sufficient for the purposes of meeting the requirements of this licence, the licensee shall forthwith make such changes as the Authority may require.

4. The licensee shall, whenever requested to do so by the Authority, review such code and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

5. In carrying out any such review the licensee shall consult the Consumer Council and shall have regard to any representations made by the Consumer Council about such code or the manner in which it is likely to be or (as the case may be) has been operated.

6. The licensee shall submit any revision of such code which, after consulting the Consumer Council in accordance with paragraph 5, it wishes to make, to the Authority for its approval and following its approval in writing shall then revise the code.

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7.   The licensee shall:


     (a) as soon as practicable following the preparation of any code or any revision made to it, send to the Authority and the Consumer Council a copy of such code or such revision (in each case in the form approved by the Authority);

     (b) at least once in each year, draw the attention of those of its customers to whom such code applies to the existence of the code and of each substantive revision of it and to the means by which they may inspect a copy of such code in its latest form; and

     (c) give or send free of charge a copy of such code (as from time to time revised) to any person who requests it.

8. No changes may be made to any code otherwise than in accordance with the above procedures.

9. The licensee shall ensure, so far as reasonably practicable, that it complies with such arrangements or procedures (as the case may be) as are contained in or described by any code to which this condition applies and approved by the Authority or any revision to such code approved by the Authority.

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Condition 28.  Deemed Contracts

1. This condition sets out the obligations placed on the licensee in relation to its deemed contracts.

2. The licensee shall use its reasonable endeavours to ensure the terms of its deemed contracts are not unduly onerous.

3. In the case of any class of domestic customers or of any class of non-domestic customers, the terms of a deemed contract shall be taken to be unduly onerous if the revenue derived from supplying electricity to customers of the class in question on those terms -

     (a)  significantly exceeds the costs of supply of electricity; and

     (b) exceeds such costs of supply by significantly more than the licensee's revenue exceeds costs of supply in the case of the generality of its domestic customers or, as the case may be, in the case of the generality of its non-domestic customers (excluding in each case customers supplied in accordance with standard condition 29 (Supplier of Last Resort)).

4. For the purposes of paragraph 3 "costs of supply" shall not include any costs attributable to any promotional, marketing or advertising activities of the licensee.

5. The licensee shall, as soon as is reasonably practicable after determining or revising (in whole or in part) any of the terms of its deemed contracts, send a copy to the Authority.

6. At the request of any person, the licensee shall supply that person with a copy of the terms of its deemed contracts.

7. The licensee shall ensure that the terms of its deemed contracts are such that, in their application to electricity supplied under a last resort supply direction, the amount of any charges for electricity so supplied complies with the provisions of paragraphs 13, 14 and 16 of standard condition 29 (Supplier of Last Resort).

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8.   Where the licensee supplies a customer with electricity under a deemed contract, it shall use its reasonable endeavours to furnish the customer with -

     (a)  details of the principal terms of that deemed contract;

     (b) written notice that contracts on terms other than deemed contracts may be available and as to how information can be obtained as to any such terms; and

     (c) where the customer is a domestic customer, an accurate summary of the principal terms of domestic supply contracts available.

9.   The licensee shall ensure the terms of its deemed contracts -

     (a) make the like provision as is required in the case of a contract by paragraph 1 of standard condition 29B (Provision for Termination upon a Direction);

     (b) where the customer is a domestic customer, make the like provision as is required in the case of a contract by standard condition 45 (Security Deposits);

     (c) where the customer is a domestic customer, make the like provision as is required in the case of a contract by paragraph 1 of standard condition 47 (Termination of Contracts in Specified Circumstances); and

     (d) provide that where the customer intends to be supplied with electricity at the premises under a contract with the licensee or another electricity supplier, the deemed contract does not terminate but continues to have effect until the time when the licensee or, as the case may be, the other electricity supplier begins to supply electricity under a contract, at which time the deemed contract ceases to have effect.

10. Subject to paragraph 17 of standard condition 29 (Supplier of Last Resort), nothing in paragraph 9 shall be construed as preventing the inclusion of terms providing for the termination of a deemed contract which are additional to and do not derogate from those required by sub-paragraphs
     (a), (c) and (d) of paragraph 9.

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11.  In determining the number of kilowatt hours of electricity which are to be treated as supplied or taken under a deemed contract, the licensee shall act on a reasonable basis, taking into account available electricity demand data for the premises in question and other relevant factors.

12. Paragraphs 2 to 4 and sub-paragraph (b) of paragraph 8 shall not apply in relation to customers supplied with electricity in accordance with standard condition 29 (Supplier of Last Resort).

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Condition 29.  Supplier of Last Resort

1. Where this paragraph applies, the Authority may in writing direct the licensee to supply electricity in accordance with this condition ("the last resort supply direction").

2.   Paragraph 1 applies where it appears to the Authority that -

     (a) circumstances have arisen which would entitle the Authority to revoke the supply licence of an electricity supplier other than the licensee ("the other supplier"); and

     (b) the licensee could comply with the last resort supply direction without significantly prejudicing its ability -

          (i)  to continue to supply its customers; and

          (ii) to fulfil its contractual obligations for the supply of electricity.

3. The last resort supply direction shall take effect from the date of revocation of the other supplier's licence and shall continue for such period (being no longer than 6 months) specified in the direction.

4. The licensee shall supply electricity to customers of the other supplier at such premises as are specified or described in the last resort supply direction.

5. The licensee shall not be required under this condition to supply electricity to a particular customer at particular premises which it would not be required to supply by virtue of sub-paragraphs 2(b) to (e) of standard condition 32 (Duty to Supply Domestic Customers).

6. Within 2 working days of the last resort supply direction taking effect, the licensee shall send to the Authority, for its approval, a draft of the notice referred to in paragraph 7 which the licensee proposes to send to each of the premises specified or described in the direction.

7. As soon as reasonably practicable after the Authority has approved the form and content, except as to the level of charges payable for supply of electricity under the direction or an

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     explanation of how the charges are determined, of the notice sent to it pursuant to paragraph 6, the licensee shall send a copy of the notice to each of the premises specified or described in the last resort supply direction. The notice to be sent to all premises specified or described in the last resort supply direction, shall -

     (a) inform the customer in question that, notwithstanding any contract or deemed contract the customer may have had with the other supplier, the customer is no longer supplied by that supplier and has not been supplied by the other supplier since the date on which the direction took effect;

     (b) inform the customer in question that, the licensee became the supplier of electricity to the customer from the date the direction took effect; and

     (c) set out the charges payable for the supply of electricity under the direction or an explanation of how the charges are determined.

8. Unless the Authority otherwise consents, the licensee shall, so far as is reasonably practicable, give the Authority at least 5 days notice of any increase in charges for the supply of electricity to premises in accordance with the last resort supply direction.

9. The licensee shall use all reasonable endeavours to secure a meter reading at each of the premises specified or described in the last resort supply direction within 14 days of the direction taking effect.

10.  The licensee is not obliged to secure a meter reading where-

     (a) the Authority accepts that it would not be feasible or economic to do so; or

     (b) to do so would necessitate the entering of particular premises without the consent of the occupier or the seeking of entry on more than one occasion.

11. The licensee may charge for the supply of electricity to the premises specified or described in the last resort supply direction at a rate which is no greater than -

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     (a)  such charges as may be expected, in aggregate, approximately to equal the licensee's reasonable costs of supply (including such costs attributable to the purchase of electricity at short notice) together with a reasonable profit; or

     (b) the charges set out in the notice given by the Authority under paragraph 12.

12. Where, within 5 days of receipt by the Authority of the notice given by the licensee under paragraph 8, the Authority determines that charges proposed by the licensee would be likely to cause hardship to domestic customers, it may direct by notice in writing to the licensee that licensee's charges shall not exceed those which it specifies in the notice as being likely to avoid or mitigate such hardship.

13. The licensee shall not be required by paragraph 11(b) to make charges which are less than those which would be made under the licensee's deemed contract for comparable premises with similar metering arrangements supplied with electricity otherwise than in accordance with a last resort supply direction.

14. Unless the Authority otherwise consents, the licensee shall ensure that its terms and conditions (including charges) for a supply pursuant to a last resort supply direction do not show any undue preference or undue discrimination as between any persons or classes of persons.

15. Notwithstanding anything in standard condition 28 (Deemed Contracts), the terms of the licensee's deemed contract scheme for the supply of electricity to premises in accordance with a last resort supply direction may provide that, until the direction ceases to have effect, the customer may not terminate his deemed contract except -

     (a)  with the consent of the licensee;

     (b) on taking a supply at the premises under a contract with the licensee or another electricity supplier; or

     (c)  on ceasing to take electricity at the premises.

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16.  Where the licensee enters into any new contract for the purchase of electricity in order to comply with its obligations under this condition, it shall use reasonable endeavours to make the purchase as economically as possible in all the circumstances.

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Condition 29A. Supplier of Last Resort Supply Payments

1. This condition sets out how, and how much, the licensee may recover in respect of any losses it incurs in complying with a last resort supply direction given under standard condition 29 (Supplier of Last Resort).

2. Except in relation to a claim made following a direction by the Authority pursuant to paragraph 13 of standard condition 29 (Supplier of Last Resort), paragraphs 3 to 12 of this condition shall not have effect in this licence in relation to any claim under sub-paragraph 3(a), sub-paragraph 3(b) or both those sub-paragraphs if before a last resort supply direction is issued to the licensee it gives notice of consent to that effect to the Authority.

3. Where the licensee intends to make a claim for the payment of monies ("last resort supply payments") pursuant to -

     (a) standard condition 33 (Last Resort Supply: Security for Payment), as incorporated in the licence of the other supplier (as defined in paragraph 2 of standard condition 29 (Supplier of Last Resort);

     (b) standard condition 48 (Last Resort Supply: Payment Claim) of the standard conditions of the electricity distribution licence,

     the licensee shall in respect of each claim made notify the proposal to the Authority. The notification must include a calculation of the relevant amount with supporting information and must be received by the Authority within 6 months of the last resort supply direction to which it relates ceasing to have effect.

4. Subject to paragraphs 5 and 6, the total sum of last resort supply payments claimed by the licensee ("the relevant amount") shall not exceed the amount by which -

     (a) the aggregate costs (including interest on working capital) reasonably incurred by the licensee in supplying electricity to premises in pursuance of the last resort supply direction, together with a reasonable profit,

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     are  greater than

     (b) the aggregate amounts recovered by the licensee by way of charges for electricity supplied to premises in pursuance of the last resort supply direction (after taking all reasonable steps to recover such charges).

5. Where the Authority considers that it is appropriate in all the circumstances for the licensee to make the claim notified pursuant to paragraph 3, the Authority will issue a written consent to the licensee. The Authority may, within 3 months of the notification under paragraph 3 and after consulting the licensee, determine that an amount other than that notified to it by the licensee is a more accurate calculation of the relevant amount.

6. Where the Authority makes a determination in pursuance of paragraph 5, the amount specified in the determination shall be treated as the relevant amount for the purposes of the following paragraphs of this condition.

7. In respect of a claim of the type mentioned in sub-paragraph 3(a), the licensee shall, within 6 months of the last resort supply direction to which it relates ceasing to have effect, submit the claim to the trustee appointed by the Authority pursuant to standard condition 33 (Last Resort
     Supply: Security for Payment) of the supply licence of the other supplier (as defined in paragraph 2 of standard condition 29 (Supplier of Last Resort)) specifying the relevant amount.

8. Where a last resort supply payment made to the licensee by the trustee referred to in paragraph 7 is less than the relevant amount, the licensee may claim from the relevant electricity distributors further last resort supply payments pursuant to paragraphs 9 and 10.

9. Last resort supply payments claimed by the licensee from the relevant electricity distributors shall not in aggregate exceed the amount by which the payment (if any) made to the licensee by the trustee referred to in paragraph 7 fell short of the relevant amount (the "under payment").

10. In respect of a claim of the type mentioned in sub-paragraph 3(b), the licensee shall, within 6 months of the last resort supply direction to which it relates ceasing to have

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     effect, submit the claim to each relevant electricity distributor (so far as is reasonably practicable all claims shall be submitted at the same time) specifying -

     (a) their respective proportion of the under payment (as defined in paragraph 9); and

     (b)  whether payment is to be made by quarterly or monthly instalments.

11. The respective proportion shall be the same as the proportion of the total number of premises in Great Britain which is located within that relevant distributor's distribution services area.

12. In this condition "relevant distributor" means a distributor in whose licence Section C has effect.

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Condition 29B.  Provision for Termination upon a Direction

1. The licensee shall not enter into a contract for the supply of electricity to any premises whether or not the contract is for a specified period unless it provides that it shall terminate when a last resort supply direction given to an electricity supplier other than the licensee in pursuance of standard condition 29 (Supplier of Last Resort) of that other supplier's licence comes into effect in relation to the premises in question.

2. Where a domestic supply contract is for both the supply of electricity and the provision of other goods or services, any reference in this condition to its termination is a reference to its termination in respect of the supply of electricity alone.

                                      100

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Condition 30.  Not used

                                      101

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SECTION C.  DOMESTIC SUPPLY OBLIGATIONS

Condition 31.  Interpretation of Section C

1. In this Section of the standard conditions, unless the context otherwise requires:


         "date of the domestic          means, in respect of any domestic supply
         supply contract"               contract, the date on which that
                                        contract is entered into.


         "deposit"                      means a deposit of money by way of
                                        security for the payment of charges for
                                        the supply of electricity.

         "fixed term period"            means, in relation to a domestic supply
                                        contract, a specified period of more
                                        than 12 months during which the
                                        principal terms of that contract may not be varied by the licensee other than by agreement with the customer.

         "relevant premises"            in relation to a domestic supply
                                        contract, means any premises supplied
                                        with electricity under the terms of the
                                        contract.

         "termination fee"              means any sum of money or other penalty
                                        (whether financial or otherwise) which
                                        may be demanded of a customer solely in
                                        consequence of the termination of a
                                        domestic supply contract.

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         "valid notice of termination"  has the meaning given in paragraph 2 of standard condition 46 (Termination of
                                        Contracts on Notice).

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Condition 32.  Duty to Supply Domestic Customers

1. Subject to the provisions of this condition, and without prejudice to any of the licensee's obligations and rights under the Act or this licence, the licensee shall, upon receipt of a request (as defined in paragraph 3) from a domestic customer, as soon as is reasonably practicable:

     (a) offer to enter into a domestic supply contract to supply electricity to the domestic premises in respect of which the supply is requested; and

     (b) where the terms offered are accepted by the domestic customer, give a supply of electricity to those premises in accordance with the terms offered.

2. The licensee shall not be required by paragraph 1 or standard condition 29 (Supplier of Last Resort) to give a supply of electricity where:

     (a) the domestic customer having requested a supply of electricity, declines to enter into the domestic supply contract offered pursuant to paragraph 1;

     (b) the licensee or another electricity supplier is bound by the provisions of a domestic supply contract in respect of the premises where the supply is requested and such domestic supply contract will neither have expired nor have been terminated by the date from which the domestic customer requires a supply of electricity from the licensee to commence;

     (c) there are circumstances beyond the licensee's control which prevent the licensee from supplying electricity to the domestic premises in respect of which the supply is requested (save that this shall not relieve the licensee from an obligation to take all requisite steps, so far as is reasonably practicable, to secure the necessary supply of electricity);

     (d)  the licensee would or might be in breach of regulations made under section 29 of the Act in relation to the supply of electricity to the premises in respect of which a supply is requested and the licensee has taken all such steps as it was reasonable to

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          take both to prevent the circumstances from occurring and to prevent them from having that effect;

     (e) it is not reasonable in all the circumstances for the licensee to be required to supply electricity; or

     (f) in relation to an obligation set out in paragraph 1, the licensee has requested a deposit by way of security for the payment of charges and the customer concerned has not paid this;

     provided that in the circumstances referred to in sub-paragraph (e), and where the licensee already supplies electricity to the premises in respect of which the supply is requested, the licensee shall have first given not less than 7 working days' notice of its intention to discontinue the supply.

3.   In this condition:

     (a) "request" includes, to the extent that the licensee so requires, the following information:

          (i)   the premises in respect of which the supply is required;

          (ii)  the day on which the supply is required to commence;

          (iii) the maximum power which may be required at any time to the extent that this differs from that normally required by a domestic customer; and

          (iv) the minimum period for which the supply is required to be given; and

     (b) any reference to giving a supply of electricity includes a reference to continuing to give such a supply and any reference to requesting a supply includes a reference to requesting such a supply to continue to be given.

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Condition 33.  Last Resort Supply: Security for Payments

1. The licensee shall establish and maintain arrangements ("security arrangements") in accordance with this condition.

2. If licensed to supply electricity to domestic customers, the licensee shall establish security arrangements by -

     (a)  taking out a bond or other instrument approved by the Authority; or

     (b)  making other arrangements as the Authority may approve,

     to secure such sum of money as is calculated in accordance with principles determined by the Authority and notified to the licensee but in any case not exceeding the maximum sum set out in paragraph 7.

3. The security arrangements established by the licensee shall provide that, in the event of the Authority giving directions to one or more other electricity suppliers under standard condition 29 (Supplier of Last Resort) as incorporated in those suppliers' licences to supply the licensee's domestic customers, there shall be payable, to such person as the Authority may appoint ("the trustee"), such sums, or instalments of sums, as the trustee may (after consulting the Authority) request, subject, however, to paragraphs 4 and 5.

4. The Authority may, at any time, vary the principles determined under paragraph 2 following consultation with the licensee, all other suppliers and the Consumer Council.

5.   The licensee shall maintain the security arrangements and shall -

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     (a)  ensure that the arrangements are not terminated or varied (save for the purpose of extending their duration or in accordance with sub-paragraph (b)) other than with the prior consent of the Authority; and

     (b)  at least once in each year -

          (i) consider whether the sum secured by the arrangements requires to be revised in order to ensure that it continues to be set in compliance with the principles determined by the Authority (as varied from time to time); and

          (ii) where such sum requires revision, establish and thereafter maintain additional or amended arrangements with the approval of the Authority.

6. Where the Authority reasonably considers that the security arrangements established and maintained by the licensee do not secure a sum calculated in accordance with the principles determined by the Authority (as varied from time to time), it may at any time, issue a direction/1/ to the licensee requiring the licensee to establish and thereafter maintain additional or amended arrangements to secure such sums as may be specified in the direction.

7. The maximum sum referred to in paragraph 2 shall be determined for each calendar year and shall be the aggregate of -

     (a) the number of domestic premises expected to be supplied in that year multiplied by the specified amount

          and

     (b) the amount of electricity expected to be supplied (expressed in kilowatt hours) in that year multiplied by the specified amount.

8. For the purposes of paragraph 7, the "specified amount" shall be the amount approved by the Authority in accordance with paragraph 9, not exceeding -

___________________

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     (a)  in the case of sub-paragraph (a) of paragraph 7,(pound)4 per premises
          (as adjusted for inflation); and

     (b) in the case of sub-paragraph (b) of paragraph 7, 0.21 pence per kilowatt hour (as adjusted for inflation).

9. The Authority may, in respect of any relevant year, approve for the purposes of this condition generally a sum as the specified amount. If it does so -

     (a) in the case of the calendar year beginning on 1 January 2001, not later than 1 month after the date on which the Secretary of State determines these standard conditions pursuant to sub-section 33(1) of the Utilities Act 2000; and

     (b) in the case of any subsequent calendar year, not later than 30 September in the previous year,

     and where the Authority fails to approve a sum in respect of any year, the specified amount for that year shall be the sum which it last so approved in respect of a previous year.

10. For the purposes of paragraph 8, each of the amounts referred to in sub-paragraphs (a) and (b) shall be adjusted for inflation in respect of each calendar year by multiplying that amount by x, where x is obtained by dividing the retail price index for 1 August in that year by the retail price index for 1 August 2001

11. In paragraph 10, the "retail price index" is a reference to the general index of retail prices (for all items) published by the Office for National Statistics; and if that index is not published for any month that reference shall be read as a reference to any substituted index or index figure published by that office for that month.

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

Condition 34.  Not used

Condition 35. Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty

1. The licensee shall, no later than the date on which this condition takes effect pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice concerning the payment of electricity bills by its domestic customers, including appropriate guidance for the assistance of such customers who, through misfortune or inability to cope with electricity supplied on credit terms, may have difficulty in paying such bills.

2. The code of practice shall include procedures by which the licensee can distinguish, so far as is reasonably practicable, customers in such difficulty (the "relevant customers with payment difficulties") from others in default and by which the licensee can:

         (a) provide general information as to how relevant customers with payment difficulties might reduce their bills in the future by the more efficient use of electricity;

         (b) where such a facility is available, accept in payment for electricity supplied sums which are deducted at source from social security benefits payable to relevant customers with payment difficulties;

         (c) detect failures by relevant customers with payment difficulties to comply with arrangements entered into for paying by instalments charges for electricity supplied;

         (d) make such arrangements so as to take into account the customers' ability to comply with them;

         (e) ascertain, with the assistance of any information provided by other persons or organisations, the ability of customers to comply with such arrangements; and

         (f) provide for customers who have failed to comply with such arrangements, or procure for them the provision of, a prepayment meter (where safe and practicable to do so).

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

3. In formulating the procedures for the code of practice referred to at paragraph 2 the licensee shall have particular regard:

         (a) to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by relevant customers with payment difficulties otherwise than following compliance by the licensee with such procedures; and

         (b) to the interests of relevant customers with payment difficulties who are of pensionable age or disabled or chronically sick and to the purpose of avoiding, in so far as is practicable, the disconnection of premises occupied by such customers with payment difficulties during the winter months of each year, (that is to say the months of January, February, March, October, November and December in each year), and the procedures shall be designed for the achievement of such purposes.

4. This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Customer Service Codes).

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

Condition 36.  Code of Practice on the Use of Prepayment Meters

 1. The licensee shall, no later than the date on which this condition takes effect pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice concerning the use of prepayment meters by its domestic customers, including appropriate guidance for the assistance of its prepayment meter customers who wish to take a supply of electricity on other terms.

 2. The code of practice shall set out the licensee's policy on the installation of prepayment meters and shall include procedures by which the licensee will where appropriate:

         (a) provide general information for customers on the operation, usefulness, advantages and disadvantages of prepayment meters, including details of:

                  (i) token outlets and card or key charging facilities within the areas supplied with electricity by the licensee;

                  (ii) the actions available to customers on the malfunction of a prepayment meter or a prepayment card or key; and

                  (iii) any standards of performance (and associated payments) applying to the licensee in relation to premises supplied by it through prepayment meters;

         (b) arrange for the calibration of any prepayment meter provided in accordance with sub-paragraph 2(f) of standard condition 35 (Code of Practice on Payment of Bills and Guidance for Dealing with Customers in Difficulty) so as to take into account, having due regard to all information available to the licensee (including any information provided by other persons or organisations), the relevant customer with payment difficulties' ability to pay any charges due from him under the arrangements contemplated by that standard condition in addition to the other charges lawfully being recovered through the prepayment meter;

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

         (c)      arrange for the recalibration of prepayment meters:

                  (i) in the case of an individual customer, at the conclusion of any such arrangements applying to that customer; and

                  (ii) generally, following changes in the price at which the licensee supplies electricity to prepayment meter customers; and

         (d) remove prepayment meters, setting out the timescale and the conditions under which such removal might take place.

3. This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Customer Service Codes).

Condition 37. Provision of Services for Persons who are of Pensionable Age or Disabled or Chronically Sick

1. The licensee shall, no later than the date on which this condition takes effect pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for its domestic customers who are of pensionable age or disabled or chronically sick.

2. The code of practice shall include arrangements by which the licensee will on request of such customers, where reasonably practicable and appropriate, and in each case free of charge:

         (a) provide special controls and adapters for electrical appliances and meters (including prepayment meters) and reposition meters;

         (b) provide special means of identifying persons acting on behalf of the licensee;

         (c)      give advice on the use of electricity;

         (d) send bills in respect of the supply of electricity to any such customer to any person who is willing to be sent such bills and is nominated by that customer (without prejudice, however, to the right of the licensee to send such bills both to the customer and to the nominated person where that appears appropriate to the licensee); and

         (e) provide, where neither the customer nor anyone living with him is able to read the electricity meter, for the meter to be read once in each quarter and for the customer to be informed of the readings so obtained.

3. The code of practice shall further include arrangements whereby the licensee will:

         (a) establish a list (the "Priority Service Register") of those of its domestic customers who, by virtue of being of pensionable age or disabled or chronically sick, require:

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                  (i)      information and advice in respect of the matters set
                           out at paragraph 2; or

                  (ii) (where they have special communication needs or depend on electricity for medical reasons) advance notice of planned interruptions to the supply of electricity;

         (b) notify its customers at least once each year of the existence of the Priority Service Register and of how domestic customers may be included on it;

         (c) maintain the Priority Service Register, comprising the relevant details of each of its domestic customers who requests his inclusion on it, or on behalf of whom such a request is received from any third party; and give to those customers so registered:

                  (i)      in respect of the matters set out at paragraph 2; and

                  (ii) in respect of interruptions to the supply of electricity,

                  such information and advice as may be appropriate and is of such nature as shall be set out in the code of practice, provided that where the licensee is reliant on the relevant distributor for any such information, the licensee shall use all reasonable endeavours to obtain such information from the relevant distributor as soon as is practicable; and

         (d) provide the relevant distributor with such information in the Priority Service Register relating to the matters mentioned in paragraphs 2(a) and (b) and 3(a)(ii), in such form and at such intervals, as is relevant to the distributor's licence obligations.

4 This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Customer Service Codes).

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

Condition 38.  Provision of Services for Persons who are Blind or Deaf

 1. The licensee shall, no later than the date on which this condition takes effect pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice detailing the special services the licensee will make available for its domestic customers who are disabled by virtue of being blind or partially sighted, or deaf or hearing impaired.

2. The code of practice shall include arrangements by which the licensee will, on request, in each case free of charge:

         (a) make available to its blind and partially sighted customers, by telephone or other appropriate means, information concerning the details of any bill relating to the supply of electricity to them and a facility for enquiring or complaining in respect of any such bill or any service provided by the licensee; and

         (b) make available to its deaf and hearing impaired customers, being in possession of appropriate equipment, facilities to assist them in enquiring or complaining about any bill relating to the supply of electricity to them or any service provided by the licensee.

3. This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Customer Service Codes).

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

Condition 39.  Complaint Handling Procedure

1. The licensee shall, by 1 November 2001 or the date on which this condition takes effect in this licence, whichever date is later, pursuant to the provisions of standard condition 2 (Application of Section C (Domestic Supply Obligations)), prepare and submit to the Authority for its approval a code of practice detailing the procedure for handling complaints from domestic customers about the manner in which the licensee conducts its supply business. Such code shall also establish a procedure for handling complaints from domestic customers which relate to matters associated with the distribution of electricity or any other activity connected with the supply of electricity not forming part of the supply business.

2. Any such procedures established in accordance with this condition shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

3. This condition is subject to the provisions of standard condition 27 (Preparation, Review of and Compliance with Customer Service Codes).

                                      117

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Condition 40.  Information Given to Domestic Customers

1. The licensee shall keep each of its domestic customers (save, insofar as the customer receives an unmetered supply) informed of the amount of electricity which, since the customer was last informed, its records show as having been consumed by that customer:

         (a)      according to the meter through which the customer is supplied;
                  or

         (b) where no meter reading is available, according to the estimate of the licensee.

2. It shall be a sufficient compliance with paragraph 1 if the information required by the paragraph in question is given on or with each bill or statement which is rendered in respect of the supply of electricity to a domestic customer in relation to the supply of electricity or annually, where the customer does not receive such a bill or statement.

3. The licensee shall inform any of its domestic customers of the most recent meter reading if so requested.

4.       The licensee shall keep each of its domestic customers informed:

         (a) that the Consumer Council can assist in resolving complaints which the licensee has not resolved to the customer's satisfaction; and

         (b) how the relevant office of the Consumer Council can be contacted,

         by giving that information on or with each bill rendered or statement provided in respect of the supply of electricity to such customers and annually to each domestic customer to whom no such bills or statements are given.

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Condition 41. Terms for Supply of Electricity Incompatible with Licence
Conditions

1. The licensee shall not enter into or offer to enter into a variation of or operate any domestic supply contract or deemed contract for the supply of electricity to a customer at domestic premises otherwise than on terms which comply with the licensee's obligations under the licence.

2. The licensee shall not enforce or take advantage of any term of a domestic supply contract for the supply of electricity to a customer at domestic premises if:

         (a) the inclusion of that term was incompatible with its obligations under any of the conditions, or

         (b) the enforcement or the taking advantage of that term would be so incompatible.

3. The licensee shall not take advantage of the omission of any term from a domestic supply contract or deemed contract for the supply of electricity to a customer at domestic premises if that term was required to be included in the contract or deemed contract in question by reason of the conditions.

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Condition 42.  Domestic Supply Contracts

1. A domestic supply contract is a contract for the supply of electricity to domestic premises (as varied from time to time) which complies with the provisions of this condition.

2. Without prejudice to its rights and obligations under the Act, the licensee shall not supply electricity to domestic premises except under a domestic supply contract or a deemed contract.

3.       A domestic supply contract shall:

         (a) be in a standard form, save that there may be (reasonably) different forms for different areas, cases and circumstances;

         (b) set out all the terms and conditions, including terms as to price, on which the licensee will supply electricity in the relevant case; and

         (c) contain terms reflecting the termination provisions of standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances).

4. The licensee shall determine the terms on which it is prepared to enter into a domestic supply contract and, for the purposes of this paragraph
         -

         (a) different terms may be determined for different cases or classes of cases, or for different areas; and

         (b) the terms shall include ones which correspond, as nearly as may be (save in so far as they may provide for lower charges), to those of a deemed contract under paragraph 3 of Schedule 6 to the Act.

5. Any domestic supply contract for both the supply of electricity and the provision of goods or services shall identify separately the charge for that supply of electricity from the charge for the goods or services..

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6.       Where the Secretary of State has specified an area of Scotland by an order made pursuant to section 3A of the Act, a domestic supply contract for the supply of electricity to premises within that area shall be on terms as to price which are the same as those for an equivalent supply to any other premises within that area.

7. Where a domestic supply contract may be terminated by a customer by virtue of any provision included in that domestic supply contract in compliance with standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances), the licensee may at its discretion accept a lesser period of notice than is specified in that provision.

8. Nothing in this licence shall prevent the licensee from entering into a domestic supply contract which contains provisions for its termination that are additional to and do not derogate from the principles set out at standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances).

Condition 43.  Contractual Terms - Methods of Payment

1. Where the licensee offers to supply electricity to domestic customers under a domestic supply contract, it shall have available forms of domestic supply contract which provide for the payment of charges for electricity supplied to domestic premises:

         (a)      by prepayment through a prepayment meter;

         (b)      by different methods, including:

                  (i) by cash, at such places and to such persons, as are reasonable in all the circumstances; and

                  (ii)     by cheque, and

(c)      at a reasonable range of different intervals, including:

                  (i) paying twice-monthly or fortnightly or more regularly, such sums as agreed;

                  (ii)     paying monthly a predetermined sum; and

                  (iii)    paying quarterly in arrears.

2. Where the licensee supplies electricity to domestic premises under a deemed contract, the terms of that contract shall include terms in respect of all the ways of making payments mentioned in sub-paragraph 1(b) and the frequencies mentioned in sub-paragraph 1(c). The foregoing shall not apply to deemed contracts made following a direction under paragraph 1 of standard condition 29 (Supplier of Last Resort).

3. Before entering into any domestic supply contract (other than through a prepayment meter) the licensee shall inform the customer of and offer to enter into domestic supply contracts which comply with sub-paragraphs 1(b) and (c).

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4.       The licensee shall process all requests for a supply of electricity to domestic premises without undue preference or undue discrimination.

5. The licensee shall send copies of each of the forms of domestic supply contract (as revised from time to time) under which it supplies or offers to supply electricity:

         (a)      on receipt of a request, to any person; and

         (b) not later than the date on which it first offers to supply electricity under each such form of domestic supply contract (or revision thereof), to the Authority and the Consumer Council.

6. The licensee shall prepare, in respect of each form of domestic supply contract:

         (a) a document which sets out an accurate summary of the principal terms of that form of domestic supply contract; and

         (b) particulars of any inducements offered to any person entering into such a domestic supply contract which might reasonably be expected materially to influence the decision whether or not to enter into it.

7. The licensee shall publish the documents and particulars referred to at paragraph 6 in a manner that will in the opinion of the licensee secure adequate publicity for them, and shall send copies of them to the Authority and the Consumer Council no later than the date on which they are published.

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Condition 44.  Notification of Terms

1. Before entering into any domestic supply contract the licensee shall take all reasonable steps to draw the attention of the customer to the principal terms of the domestic supply contract.

2. Paragraph 3 below applies where a domestic supply contract has been entered into with, or an offer which is not within 5 days rejected by the licensee is made by, a domestic customer in the course of:

     (a) any visit by a representative of the licensee to the premises of the domestic customer,

     (b) any conversation in a place to which the public have access between a representative of the licensee and the domestic customer, or

     (c) any telephone conversation, or any internet or other electronic or telegraphic communication between the licensee and the domestic customer.

3. Where this paragraph applies, the licensee shall (except where it has already done so) provide the domestic customer with a copy of the full terms of any domestic supply contract that has arisen, or which on acceptance will arise, between the licensee and the customer within 5 days after the domestic supply contract was entered into, or the offer was made by the customer.

4. Subject to paragraph 5 and to standard condition 32 (Duty to Supply Domestic Customers), the licensee shall, at least 30 days before a domestic supply contract is due to expire or otherwise terminate, send to the domestic customer:

     (a) a written offer to enter into a new domestic supply contract for the supply of electricity from the date of expiry of the existing domestic supply contract,

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          drawing the attention of the domestic customer to the principal terms relevant to that offer;

     (b) an accurate summary of the principal terms of other domestic supply contracts which the licensee will make available to the domestic customer; and

     (c) details of how the domestic customer can obtain continuity of supply from the licensee; and

     (d) the principal terms in writing of the deemed contract that would apply upon the expiry or termination of the domestic supply contract if no new domestic supply contract is agreed.

5.   Paragraph 4 shall not apply where:

     (a) the domestic customer has informed the licensee that the customer does not wish to continue to be supplied with electricity by the licensee after the expiry or termination of the existing domestic supply contract; or

     (b) it is not reasonable in all the circumstances for the licensee to be required to continue to supply that customer and the licensee has (at least 30 days before the contract was due to expire) both notified the domestic customer to that effect and informed him that if the domestic customer does not make arrangements to obtain a supply from another electricity supplier, then the customer's supply will be under deemed contract.

6. Except in such cases or classes of cases as may be approved by the Authority, where a domestic supply contract allows for its unilateral variation (in any respect) by the licensee and pursuant thereto the licensee raises the charges for the supply of electricity pursuant to such contract or otherwise varies any term to the significant disadvantage of the domestic customer, the licensee shall within 10 days of the variation give to the customer written notice:

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     of the variation;

     of the domestic customer's right to terminate the domestic supply contract; and

     of the effect of paragraph 7.

7. Where a domestic customer gives to the licensee a valid notice of termination within 14 days of receiving notice under paragraph 6, the licensee shall treat the variation as ineffective and shall neither enforce nor take advantage of it.

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Condition 45.  Security Deposits

1. The licensee shall not, in respect of the supply of electricity to any domestic customer, require a deposit:

     (a) where the domestic customer is prepared to be supplied through a prepayment meter and it is reasonably practicable in all the circumstances (including in particular the risk of loss or damage) for the licensee to provide such a meter; or

     (b)  where it is otherwise unreasonable in all the circumstances to do so.

2. Any deposit required of such a domestic customer may be 1 1/2 times the value of the average quarterly consumption of electricity reasonably expected at the relevant premises, or more if that is reasonable in all the circumstances.

3. Where the licensee requires a deposit from such a domestic customer it shall at the same time inform him of the effect of paragraphs 5 and 7.

4. Where the licensee holds any deposit for more than a month, it shall pay the domestic customer simple interest on the deposit at a rate which is from time to time equivalent to the base rate of Barclays Bank plc or, if there is no such base rate, not less than such base rate as the Authority may designate for the purposes thereof.

5. Subject to paragraph 6, any deposit given by a domestic customer shall be repaid (with interest) by the licensee:

     (a) within 14 days where, in the previous 12 months, the domestic customer has paid all charges for electricity supplied within 28 days of each written demand made; or

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     (b)  as soon as reasonably practicable, and in any event within 1 month, where the licensee has ceased to supply the customer and the customer has paid all charges for electricity supplied.

6. Sub-paragraph 5(a) shall not apply where it is reasonable in all the circumstances for the licensee to retain the deposit.

7. Any dispute arising under this condition between the licensee and a domestic customer may be referred by either party to the Authority. The Authority shall determine any such dispute, following such practice and procedure as it considers appropriate.

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Condition 46.  Termination of Contracts on Notice

1. The licensee shall not enter into a domestic supply contract unless the domestic supply contract contains a term allowing the customer to terminate such domestic supply contract at any time by-

     (a)  giving to the licensee a valid notice of termination; and

     (b) subject to paragraphs 6 and 7, paying to the licensee on demand a termination fee.

2. A notice of termination is valid where it is given at least 28 days in advance of the date on which it is to take effect and where, not later than that date, the requirements of paragraph 3 and (unless the licensee expressly agrees to waive it) paragraph 4 are satisfied.

3.   The requirement of this paragraph is that either-

     (a) another electricity supplier commences a supply of electricity to the relevant premises; or

     (b) the relevant premises are cut off because the domestic customer at those premises has ceased to require a supply.

4. The requirement of this paragraph is that no charges for electricity supplied to the customer (whether at the relevant premises or at any premises previously occupied by him), having been demanded in writing prior to the notice of termination being given, remain owing to the licensee more than 28 days after that demand was made.

5. Each domestic supply contract shall provide that a notice of termination which is not valid shall not be effective to terminate such domestic supply contract.

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6.   A termination fee shall not be demanded of a domestic customer where:

     (a) the domestic supply contract was terminated under any provision of standard condition 47 (Termination of Contracts in Specified Circumstances);

     (b) the domestic supply contract was a domestic supply contract of indefinite length and was terminated other than during a fixed term period;

     (c) the licensee notified the customer, under paragraph 6 of standard condition 44 (Notification of Terms), of a unilateral variation of the domestic supply contract and the customer gave notice of termination in accordance with paragraph 7 of that standard condition; or

     the domestic supply contract was a domestic supply contract to which paragraph 3 of standard condition 47 (Termination of Contracts in Specified Circumstances) applied and the licensee did not, before entering into it, take all reasonable steps to draw the attention of the customer to the effect of the terms set out at that paragraph.

7. Where a termination fee is payable, it shall be of an amount not greater than that which the licensee may in all the circumstances reasonably require.

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Condition 47.  Termination of Contracts in Specified Circumstances

1. The licensee shall not enter into a domestic supply contract unless the domestic supply contract provides that it will terminate:

     (a) on the date on which the domestic customer ceases to own or occupy the relevant premises, having given the licensee at least 2 working days' notice of that date; or

     (b) where the domestic customer has ceased to own or occupy the premises without giving the licensee such notice, on the first in time of:

          (i) the second working day after the domestic customer has given notice to the licensee;

          (ii)  the next date on which the meter is due to be read; and

          (iii) the date on which electricity is supplied to the premises, by the licensee or another electricity supplier, under a domestic supply contract or deemed contract with a person other than the domestic customer.

2. Each domestic supply contract shall provide that, where it is terminated by virtue of a term included in the domestic supply contract in compliance with paragraph 1, the domestic customer shall remain liable for any charges for the supply of electricity until the date of termination.

3.   Any domestic supply contract which -

     (a) provides for the licensee to supply electricity for a specified period of more than 12 months; or

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     (b)  contains an initial fixed term period (as defined in standard condition 31 (Interpretation of Section C)),

     shall provide that it may be terminated immediately by the customer at any time within 5 working days of the date of the domestic supply contract.

4. Where a domestic supply contract is for both the supply of electricity and the provision of goods or services:

     (a) any reference in standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances) to its termination is a reference to its termination in respect of the supply of electricity alone; and

     (b) on its termination by virtue of any provision of standard conditions 46 (Termination of Contracts on Notice) and 47 (Termination of Contracts in Specified Circumstances), the licensee may require the domestic customer to give any reasonable security for his future compliance with those aspects of such contract as relate to the provision of goods and services.

5. Where a domestic customer terminates a domestic supply contract or ceases to take a supply by way of a deemed contract with the licensee for the supply of electricity, the licensee shall not:

     (a) exercise any right to recover any meter owned by the licensee at, or by reason of, the termination of such domestic supply contract or the cessation of supply by way of a deemed contract, or

     (b) authorise any of its officers to enter the domestic customer's premises for the purpose of removing any such meter (whether under paragraph 10 of Schedule 6 to the Act or otherwise),

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     in the event that another electricity supplier undertakes prior to the date of such termination or cessation to make an arrangement with the licensee on terms that the licensee receives such compensation (if any) as may be appropriate having regard to the value of the meter.

6. Where a domestic customer terminates a domestic supply contract or ceases to take a supply by way of a deemed contract with the licensee for the supply of electricity, and the customer agrees with another electricity supplier that the customer will have a new meter installed at the relevant premises (to be provided by or on behalf of the other supplier), then the licensee shall be obliged to remove any meter owned or provided by it from the customer's premises if it receives a written request to do so from the other supplier (the other supplier having obtained the customer's consent to the removal). Removal will take place as soon as reasonably practicable following service of the request, and in any event within 30 days of the service of the request.

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Condition 48.  Marketing of Electricity to Domestic Customers

1. This condition applies to the marketing activities of the licensee in respect of the supply or the proposed supply of electricity to domestic premises.

2.   The licensee shall:

     (a) set up appropriate procedures for the selection of staff employed or engaged in roles the principal duties of which involve oral communication with domestic customers for the purposes of the marketing activities of the licensee;

     (b) take all reasonable steps to ensure that each such person is trained so as to have a sufficient understanding of:

          (i) the arrangements for competition in electricity supply in Great Britain; and

          (ii) the principal terms of domestic supply contracts made available by the licensee;

          such that any relevant advice given by him to domestic customers is not misleading;

     (c)  take all reasonable steps to ensure that:

          (i) a domestic customer may readily identify the licensee whenever he is contacted by a representative of the licensee;

          (ii) a domestic customer will readily understand that he has entered into a domestic supply contract; and

          (iii) any unsolicited contact made on behalf of the licensee with any domestic customer takes place at a reasonable time; and

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     (d)  take all reasonable steps to ensure that any agents and sub-contractors of the licensee set up equivalent procedures and take equivalent steps to those set out at sub-paragraphs (a), (b) and (c).

3. Paragraph 4 shall apply where a domestic supply contract has been entered into by a domestic customer in the course of -

     (a) a visit to that customer's premises by a representative of the licensee;

     (b) a conversation in a place to which the public have access between a representative of the licensee and a domestic customer; or

     (c) a telephone conversation between a domestic customer and a representative of the licensee.

4. Where this paragraph applies, the licensee shall, through a representative who is not engaged in activities leading to the entering into domestic supply contracts between the licensee and domestic customers, and not less than 24 hours nor more than 14 days after the date of the domestic supply contract in question:

     (a) use its reasonable endeavours to contact the domestic customer by telephone or by letter seeking his confirmation that:

          (i) he understands that he has entered into a domestic supply contract;

          (ii) he is content to have entered into that domestic supply contract; and

          (iii) he is content with the way in which the marketing activities of the licensee were conducted;

     (b) if in the course of such telephone contact, or within a reasonable period of sending such a letter, the domestic customer indicates that he is not content to have entered into the domestic supply contract and wishes to terminate it, take all reasonable steps to ensure that the domestic supply contract is terminated and,

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          where reasonably practicable, that the licensee does not commence a supply to the customer; and

     (c) if the response of the domestic customer, alone or when considered with the responses of other customers, suggests weaknesses in the methods, systems or personnel employed or engaged by the licensee or its agents or sub-contractors for the purpose of its marketing activities, ensure that all reasonable steps to remedy the matter are taken.

5. Where, by virtue of any domestic supply contract, electricity is not to be supplied to premises before the expiry of 60 days after the date of the domestic supply contract, the licensee shall take reasonable steps during the period after that date and prior to the commencement of supply to keep the domestic customer informed that he has entered into a domestic supply contract with the licensee.

6. The complaint handling procedures to be established by the licensee in accordance with standard condition 39 (Complaint Handling Procedure) shall provide in appropriate cases for the payment of compensation to domestic customers adversely affected by the failure of the licensee to perform its obligations under this condition.

7. The licensee shall keep a record of its compliance with its obligations under this condition, including:

     (a) the contacting of domestic customers in pursuance of sub-paragraph 4(a) and the response of customers to such contact;

     (b)  the termination of contracts in pursuance of sub-paragraph 4(b); and

     (c)  compensation paid in pursuance of paragraph 6.

8. Except as the Authority may determine for the purposes of this condition generally, as soon as reasonably practicable after the end of each period of three months ending on 31 March, 30 June, 30 September and 31 December in every year, the licensee shall submit

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     to the Authority and to the Consumer Council a report dealing with the matters specified in paragraph 7 in that period and shall:

     (a) publish the report so submitted in such manner as will in the opinion of the licensee secure adequate publicity for it; and

     (b)  send a copy of it free of charge to any person requesting one,

     except that, in performing its obligations under sub-paragraphs (a) and
     (b), the licensee shall exclude from the report such information as appears to it to be necessary or expedient to ensure that, save where they consent, individual customers referred to therein cannot readily be identified.

9. Reports in pursuance of paragraph 8 shall be presented by the licensee, in so far as is reasonably practicable, in a standard format submitted to and approved by the Authority for the purposes of this condition.

10.  Except as the Authority may approve-

     (a) for the purpose of protecting the interests of any domestic customer who, prior to 21 July 1998, may have made a payment in advance with a view to arranging a supply of electricity; or

     (b) where any payment in advance is wholly or mainly for services other than arranging the supply of energy,

     the licensee shall not enter into any commercial relations connected with the supply of electricity to domestic premises with any person who has sought, after 21 July 1998, payment in advance (other than one governed by standard condition 45 (Security Deposits)) from any domestic customer with a view to arranging a supply of electricity, and the licensee shall not enter into a domestic supply contract for the supply of electricity to any such customer made through the agency (either for the licensee or for any customer) of such a person.

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11.  The licensee shall take all reasonable steps:

     (a) to establish management arrangements that facilitate the licensee in meeting its obligations under paragraphs 2 to 9 of this condition; and

     (b) to ensure that any agents and sub-contractors of the licensee take steps equivalent to those arrangements.

12. This condition shall cease to have effect on a date (the "termination date") which shall be 31 March 2002, provided that:

     (a) if the Authority, after consultation with the licensee and all other licensed electricity suppliers in whose supply licence the standard conditions in Section C have effect, the Consumer Council and such other persons or bodies as in the opinion of the Authority are representative of those likely to be affected, gives notice for the purposes of this condition generally:

          (i) by publishing the notice in such a manner as the Authority considers appropriate for the purpose of bringing it to the attention of persons likely to be affected by it; and

          (ii) by sending a copy of the notice to all such licensed suppliers, to the Secretary of State and to the Consumer Council,

          that the Authority considers that the development of competition in electricity supply is such as to require the continuation of any part of this condition until such date - not later than two years from the termination date - as may be specified in the notice (the "new termination date"), then such part of this condition as may be specified in the notice shall continue to apply as if for the termination date there were substituted the new termination date; and

     (b)  notice under sub-paragraph (a) may be given on more than one occasion.

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13.  In this condition:

     "marketing                   activities" means any activities of the
                                  licensee directed at or incidental to the identification of and communication with domestic customers supplied or to be supplied with electricity by the licensee, and includes entering into domestic supply contracts with such customers.

     "representative"             in relation to the licensee, means any person
                                  directly or indirectly authorised to represent the licensee in its dealings with customers.

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Condition 49.  Assignment of Outstanding Charges

1.   This condition shall apply where:


     (a) the licensee has commenced the supply of electricity to domestic premises at which a supply was previously given to its customer by the previous supplier;

     (b) the customer has failed to pay, within 28 days of receiving a demand in writing, any charges due from him to the previous supplier for the supply of electricity at those premises;

     (c) that failure occurred after either the previous supplier was informed of the change of supplier or the licensee commenced supply to the premises (whichever is the earlier);

     (d) the previous supplier has given written notice to the customer that it proposes to assign the debt to the licensee, which may be entitled to reclaim from him its costs in recovering the debt; and

     (e) the licensee has received from the previous supplier a notice in accordance with paragraph 2.

2.   A notice in accordance with this paragraph is one which:

     (a) is given at least 14 days after the notice referred to at sub-paragraph 1(d) and is received by the licensee within 90 days of it commencing a supply to the premises;

     (b)  specifies the amount of the debt which remains unpaid;

     (c) states that the previous supplier has used all reasonable endeavours to recover the debt, which remains unpaid at least 42 days after being demanded in writing; and

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     (d)  states that the previous supplier intends to assign to the licensee the debt, up to a maximum sum of one-third of the value (calculated in accordance with the charges of the previous supplier to the customer immediately before it ceased to supply him) of the average annual consumption reasonably expected of the customer.

3. Where this condition applies the licensee shall, within 60 days of receiving a notice under paragraph 2 and in consideration of the assignment of the debt, pay to the previous supplier the sum specified under sub-paragraph 2(d) (less, where they cannot be reclaimed from the customer, its reasonable costs of recovering that debt).

4. For the purposes of this condition, a customer shall not be regarded as being in debt to the previous supplier to the extent to which that debt is genuinely in dispute.

5.   In this condition:

     "previous supplier"           means, in relation to any domestic premises,
                                   the electricity supplier which supplied
                                   electricity to those premises immediately prior to the commencement of supply by the licensee.

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Condition 50. Modification of Provisions under Standard Conditions 46
(Termination of Contracts on Notice) and 49 (Assignment of Outstanding Charges)

1. In this condition, the "relevant provisions" are the provisions of paragraph 4 of standard condition 46 (Termination of Contracts on Notice) and standard condition 49 (Assignment of Outstanding Charges) of this licence (or any of them).

2. Where the Authority considers (having regard to any representations made to it) that in any specified class of cases the relevant provisions do not fulfil the requirements of paragraph 4, it may direct that they shall cease to have effect in that class of cases.

3. Where a direction under paragraph 2 has been made and the Authority considers (having regard to any representations made to it) that in the specified class of cases the relevant provisions would fulfil the requirements of paragraph 4, it may direct that they shall again have effect in those cases.

4. The requirements of this paragraph are that, in the specified class of cases, the operation of the relevant provisions:

     (a) significantly reduces the number of unrecovered debts otherwise to be expected; or

     (b) involves expenditure in debt recovery which is less than the reduction in the value of unrecovered debts which it achieves.

5. Any direction under paragraphs 2 or 3 shall be made by a notice given to the relevant parties which shall specify:

     (a)  the relevant provisions to which it applies;

     (b)  the class of cases to which it applies; and

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     (c)  the date on which it shall have effect (being, in a direction under paragraph 3, at least 3 months after the notice is given).

6.   In this condition:

     "relevant parties"            means the licensee, all other electricity
                                   suppliers, the Consumer Council and such other persons or bodies as in the opinion of the Authority are representative of those likely to be affected by a revision to the relevant provisions.

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SECTION D.  SUPPLY SERVICES OBLIGATIONS

Condition 51.  Interpretation of Section D

1. In this Section of the standard conditions unless the context otherwise requires:

     "exempt supplier"             means a supplier authorised to supply
                                   electricity by means of an exemption order granted under the Act.

     "exempt supply services"      means the services detailed at paragraph 2
                                   of standard condition 53B (Requirements to Offer Terms for Top-up and Standby, Exempt
                                   Supply Services and Prepayment Meter
                                   Services), as provided by the licensee to exempt suppliers in respect of premises within the supply services area.

     "standby"                     means the periodic or intermittent supply or
                                   sale of electricity:

                                   (a) to an authorised electricity operator to make good any shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

                                   (b)  to a customer of the licensee to make
                                        good any shortfall between the
                                        customer's total supply requirements and that met either by its own generation or by electricity supplied by an electricity supplier other

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                                        than the licensee.

     "top-up" means the supply or sale of electricity on a continuing or regular basis:

                                   (a) to an authorised electricity operator to make good any shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

                                   (b)  to a customer of the licensee to make
                                        good any shortfall between the
                                        customer's total supply requirements and that met either by its own generation or by electricity supplied by an electricity supplier other than the licensee.

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Condition 52.  Regulatory Accounts

1. The following paragraphs of this condition apply for the purpose of ensuring that the licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable regulatory accounts to be prepared for each separate business and showing the financial affairs of each such separate business.

2. Unless the Authority otherwise consents (such consent may be given in relation to some or all of the obligations in this condition and may be subject to such conditions as the Authority considers appropriate), the licensee shall in respect of each separate business:

     (a) keep or cause to be kept for the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of each separate business as would by section 221 of the Companies Act 1985 be required to be kept in respect of each such business if it were carried on by a separate company, so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, each separate business are separately identifiable in the accounting records of the licensee (and any affiliate or related undertaking) from those of any other business of the licensee;

     (b) prepare on a consistent basis from such accounting records in respect of:

          (i) each financial year, accounting statements comprising a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, and showing separately in respect of each separate business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

               (aa) charged from or to any other business (whether or not a separate business) together with a description of the basis of that charge; or

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                (bb) determined by apportionment or allocation between any separate business and any other business (whether or not a separate business) together with a description of the basis of the apportionment or allocation; and

          (ii) the first six months of each financial year, an interim profit and loss account; and

          (iii) each financial year, sufficient accounting information in respect of each separate business to allow the preparation of consolidated accounting statements for each separate business of the licensee or, where applicable, the ultimate holding company of the licensee. Such information shall include a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement together with notes thereto;

     (c) procure, in respect of the accounting statements prepared in accordance with this condition in respect of each financial year, a report by the auditors and addressed to the Authority stating whether in their opinion those statements have been properly prepared in accordance with this condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the separate business to which the statements relate; and

     (d) deliver to the Authority a copy of the account referred to in sub-paragraph (b)(ii), the auditors' report referred to in sub-paragraph (c), the accounting statements referred to in sub-paragraph (b)(i) and the accounting information referred to in sub-paragraph (b)(iii), as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph
          (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements, auditors' report and accounting information referred to in sub-paragraphs (b)(i),
          (b)(iii) and (c);

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     provided always that the obligations set out in this paragraph 2 shall not apply where they have already been discharged by the licensee in respect of each separate business pursuant to any other licence.

3. Unless the Authority so specifies in directions issued for the purposes of this condition, or with the Authority's prior written approval, the licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph 2(b)(i) from those applied in respect of the previous financial year.

4. Where, in relation to the accounting statements in respect of a financial year, the licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the licensee shall, if so directed in directions issued by the Authority, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

5. Accounting statements and information in respect of a financial year prepared under sub-paragraphs 2(b)(i) and 2(b)(iii) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition:

     (a) have the same content and format (in relation to each separate business) as the statutory accounts of the licensee prepared under section 226 and, where appropriate, section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including all relevant accounting standards issued or adopted by the Accounting Standards Board currently in force;

     (b)  state the accounting policies adopted; and

     (c) with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting statements relating to the out-of-area supply business, be published with the statutory accounts of the licensee.

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6.   Unless the accounting statements and information prepared under sub-paragraph 2(b)(i) and 2(b)(iii) are prepared on the current cost basis as provided by the alternative accounting rules, the licensee shall, unless otherwise agreed by the Authority, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for each separate business covering the same period, which shall comprise and show separately:

     (a) a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, which shall:

          (i) include in respect of current cost assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

          (ii) show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of section C of Part II of
               Schedule 4 to the Companies Act 1985;

     (b) in respect of each separate business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the separate business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

     (c) such other current cost information as is referred to in the handbook as the Authority may reasonably require;

     and shall deliver the same, together with an auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph 2(c), to the Authority within the time limit referred to in sub-paragraph 2(d), and shall (with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting

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     statements relating to the out-of-area supply business) publish the same with the statutory accounts of the licensee.

7. References in this condition to costs or liabilities of, or reasonably attributable to, any separate business shall be construed as excluding taxation and capital liabilities which do not relate principally to a particular separate business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

8. Without prejudice to paragraph 5 of the terms of this licence, references in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of the grant of this licence shall be construed as if such provisions were in force at such date.

9.   For the purposes of paragraph 6:

     "alternative accounting rules"          means the rules set out in
                                             section C of Part II of Schedule 4
                                             to the Companies Act 1985.

     "current cost assets"                   means assets of any description
                                             mentioned in paragraph 31 of
                                             section C of Part II of Schedule 4
                                             to the Companies Act 1985.

     "the handbook"                          means the handbook issued by the
                                             Accounting Standards Committee of
                                             the Consultative Committee of
                                             Accounting Bodies (CCAB Limited) or
                                             any successor body entitled
                                             "Accounting for the effects of
                                             changing prices: a Handbook" in its
                                             current edition for the time being
                                             or in the event that no such
                                             handbook shall be in issue such
                                             guidance or publication

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                                             as may be issued in replacement or
                                             substitution therefor.

     "in-area supply business"               means in respect of each supply
                                             services area the business of the
                                             licensee comprising or ancillary to
                                             the supply of electricity to
                                             premises which are within the
                                             supply services area.

     "out-of-area supply business"           means in respect of each supply
                                             services area the business of the
                                             licensee comprising or ancillary to
                                             the supply of electricity to
                                             premises which are outside the
                                             supply services area.

10.  For the purposes of this condition:

     "regulatory accounts"                   means the accounts required to be
                                             prepared by the licensee pursuant
                                             to this condition.

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Condition 52A.  Change of Financial Year

1. The definition of "financial year" in standard condition 1 (Definitions and Interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date the licensee sends a notice to the Authority for that purpose.

2.   Such notice:

     (a) shall specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the licensee shall run; and

     (b) shall continue in effect until revoked by the licensee issuing a further notice.

3. While the notice continues in effect the licensee shall procure the preparation of and shall deliver to the Authority audited group accounts for its group of companies for each financial year.

4.   Audited group accounts produced in accordance with paragraph 3:

     (a) shall comprise consolidated group accounts in respect of the group of companies;

     (b) shall, save insofar as is necessary to reflect a different financial year, have the same form and content as the statutory accounts of the licensee;

     (c) shall be accompanied by a report by the auditors and addressed to the Authority stating whether in their opinion the audited group accounts have been properly prepared in accordance with this condition and give a true and fair view of the state of affairs of the group of companies and of its profits or losses, total recognised gains or losses and cash flows during the financial year;

     (d) may, with the prior written consent of the Authority, omit or provide in a different form, specified in the consent, such information as may be specified in the consent; and

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

     (e) shall clearly disclose any differences between the accounting policies underlying the preparation of the statutory accounts of the licensee and the accounting policies underlying the preparation of the audited group accounts.

5. The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1. Where the licensee sends the Authority a new notice the previous notice shall be revoked, as provided by sub-paragraph 2(b). The licensee's financial year-end will change with effect from the date specified in the new notice. The new notice shall specify the licensee's new financial year-end.

6. No provisions of this condition shall apply to the financial year of the licensee as defined in standard condition 1 (Definitions and Interpretation) for the purpose of accounts produced in compliance with standard condition 52 (Regulatory Accounts). No provisions of this condition shall affect the licensee's obligations in respect of payment of licence fees under standard condition 4 (Payments by the Licensee to the Authority).

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Condition 53. Basis of Charges for Top-up and Standby, Exempt Supply Services
and Prepayment Meter Services: Requirements for Transparency

1. The licensee shall as soon as practicable prepare statements in a form approved by the Authority setting out the basis upon which charges will be made for the provision of:

     (a)  top-up and standby ; and

     (b)  exempt supply services

     in each case in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services, and (without prejudice to the foregoing) including the information set out in paragraphs 3 and 4 respectively.

2. The licensee shall as soon as practicable prepare a statement in a form approved by the Authority setting out the basis upon which charges will be made for the provision of prepayment meter services, which statement shall be in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services and of the other terms, likely to have a material impact on the conduct of his business, upon which the services would be provided and (without prejudice to the foregoing) including the information set out in paragraph 5.

3. The statement referred to at sub-paragraph 1(a) shall set out the methods by which and the principles on which the charges for the provision of each of top-up supplies or sales and standby supplies or sales will be made.

4. The statement referred to at sub-paragraph 1(b) shall set out the methods by which and the principles on which charges for the provision of such services will be made.

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

5. The statement referred to at paragraph 2 shall include a schedule of charges for prepayment meter services, together with an explanation of the methods by which and the principles on which such charges will be calculated.

6. The basis on which charges for the provision of top-up and standby shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

7. The basis on which charges for the provision of exempt supply services shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

8. The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under paragraph 2 to such extent and subject to such terms and conditions as it may specify in that direction.

9. The licensee shall not in setting its charges for or in setting the other terms that will apply to the provision of prepayment meter services restrict, distort or prevent competition in the generation, distribution or supply of electricity or in the provision of meters and other metering equipment, meter maintenance services, data retrieval, data processing or data aggregation services.

10.  The licensee:

     (a) shall, at least once in every year, review the information set out in the statements prepared in accordance with paragraphs 1 and 2 in order that the information set out in such statements shall continue to be accurate in all material respects; and

     (b) may, with the approval of the Authority, from time to time alter the form of such statements.

11. The licensee shall send a copy of the statements prepared in accordance with paragraphs 1 and 2, and of each revision of such statements, to the Authority.

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

12. The licensee shall give or send a copy of the statements prepared in accordance with paragraphs 1 and 2, or (as the case may be) of the latest revision of such statements, to any person who requests a copy of such statement or statements.

13. The licensee may make a charge for any statement given or sent pursuant to paragraph 12 of an amount which shall not exceed the amount specified in directions issued by the Authority for the purposes of this condition based on the Authority's estimate of the licensee's reasonable costs of providing such a statement.

                                      156

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Condition 53A. Non-discrimination in the Provision of Top-up or Standby, Exempt
Supply Services and Prepayment Meter Services

1. In the provision of top-up or standby the licensee shall not discriminate between any persons or class or classes of person.

2. In the provision of exempt supply services the licensee shall not discriminate between any exempt suppliers or class or classes thereof.

3. In the provision of prepayment meter services the licensee shall not discriminate between any persons or class or classes of person.

4. Without prejudice to paragraphs 1, 2 and 3, and subject to the provisions of standard condition 53 (Basis of Charges for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services: Requirements for Transparency), the licensee shall not:

     (a) make charges for the provision of top-up or standby to any person or class or classes of person which differ from the charges for such provision to any other person or class or classes of person;

     (b) make charges for the provision of exempt supply services to any exempt supplier or class or classes thereof which differ from the charges for such provision to any other exempt supplier or class or classes thereof; or

     (c) make charges for the provision of prepayment meter services to any person or class or classes of person which differ from the charges for such provision to any other person or class or classes of person, except in so far as such differences reasonably reflect differences in the costs associated with such provision.

5. The licensee shall not in setting its charges for the provision of top-up or standby, exempt supply services, or prepayment meter services restrict, distort or prevent competition in the generation, distribution or supply of electricity.

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Condition 53B. Requirement to Offer Terms for Top-up and Standby, Exempt Supply
Services and Prepayment Meter Services

1. On application made by any person the licensee shall (subject to sub-paragraphs 6(a) and (b)) offer to enter into an agreement to provide top-up or standby.

2. On application made by any exempt supplier the licensee shall (subject to paragraph 6) offer to enter into an agreement for exempt supply services within the supply services area and such offer shall make detailed provision regarding:

     (a) the making, maintenance and termination by the licensee of registrations under and in accordance with the Master Registration Agreement in relation to premises to which the exempt supplier supplies or is required to supply electricity;

     (b) the exchange between the licensee and exempt supplier of such information as is required for the performance of the licensee's obligations in accordance with sub-paragraph (a);

     (c) the appointment by the exempt supplier of an appropriate provider of meters and metering equipment, meter maintenance services, and provision of data retrieval, data processing and data aggregation services in relation to premises to which it supplies electricity;

     (d) the apportionment and settlement by the licensee of charges incurred by it by virtue of registrations under the Master Registration Agreement which are made, maintained and terminated in accordance with sub-paragraph (a);

     (e) the reimbursement by the exempt supplier (by way of indemnity) of all charges incurred by the licensee by virtue of registrations made and maintained in accordance with sub-paragraph (a);

     (f) the provision by the exempt supplier to the licensee of reasonable security or collateral for the performance of its obligations under the agreement; and

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     (g)  the varying of the agreement, including the making of amendments necessary to give effect to any determination made by the Authority in respect of the agreement.

3. On application made by any electricity supplier the licensee shall (subject to sub-paragraph 6(a)) offer to enter into an agreement for the provision within the supply services area of access to a system which supports the supply of electricity to domestic customers with prepayment meters ("prepayment meter services"), such system providing as may be reasonably appropriate for prepayment meters which require tokens, cards or keys for their operation and comprising facilities for:

     (a) (where requested) the purchase by electricity suppliers and/or encoding with data of tokens, cards or keys;

     (b) the use by domestic customers of local outlets for the purchase of tokens and the crediting with value of cards or keys;

     (c) the making of payments to electricity suppliers in respect of sums received by the licensee on behalf of domestic customers; and

     (d) where relevant, the transfer of domestic customer data to electricity suppliers.

4. In making an offer to enter into any agreement specified in paragraphs 1 to 3, the licensee shall set out:

     (a) the date by which the services required shall be provided (time being of the essence unless otherwise agreed between parties);

     (b) the charges to be paid in respect of the services required, such charges (unless manifestly inappropriate):

          (i) to be presented in such a way as to be referable to the statements prepared in accordance with paragraphs 1 and 2 of standard condition 53 (Basis of Charges for Top-up and Standby, Exempt Supply Services and

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                Prepayment Meter Services: Requirements for Transparency) or
                any revision thereof; and

          (ii) to be set in conformity with the requirements of standard condition 53 (Basis of Charges for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services: Requirements for Transparency); and

     (c) such other detailed terms in respect of each of the services required as are or may be appropriate for the purpose of the agreement.

5. The licensee shall offer terms for agreements in accordance with paragraphs 1 to 3 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than 28 days after receipt by the licensee (or its agent) from any person of an application containing such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement:

     (a) under paragraphs 1 to 3, if to do so would be likely to involve the licensee being:

          (i)   in breach of its duties under section 9 of the Act;

          (ii)  in breach of any regulations made under section 29 of the Act;

          (iii) in breach of any Grid Code or Distribution Code; or

          (iv)  in breach of the conditions;

     (b) under paragraph 1 or 2, if the person making the application does not undertake to be bound, in so far as applicable, by the terms of the applicable Distribution Code or the applicable Grid Code from time to time in force;

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     (c)  under paragraph 2, if the person making the application ceases to be an exempt supplier.

7. The licensee shall undertake the provision of prepayment meter services in the most efficient and economic manner practicable having regard to the alternatives available and the other requirements of this licence and of the Act in so far as they relate to the provision of those services.

                                      161

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Condition 53C.  Functions of the Authority

1. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services), the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

     (a)  that such person should pay to the licensee:


          (i) in the case of the provision of top-up or standby, such sum as is determined in accordance with paragraph 6 of standard condition 53 (Basis Charges for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services: Requirements for Transparency);


          (ii) in the case of exempt supply services, such sum as is determined in accordance with paragraph 7 of standard condition 53 (Basis of Charges for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services: Requirements for Transparency); and

          (iii) in the case of prepayment meter services, the whole or the appropriate proportion of such sum as is determined in accordance with paragraph 9 of standard condition 53 (Basis of Charges for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services: Requirements for Transparency);


     (b) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at sub-paragraph 6(a) of standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services);

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     (c)  that the terms and conditions of the agreement so settled by the
          Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services) should be, so far as circumstances allow, in as similar a form as is practicable; and

     (d) in the case of exempt supply services, that the agreement for the provision of exempt supply services should make provision for all the matters set out at paragraph 2 of standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services).

2. In so far as any person entitled or claiming to be entitled to an offer under standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services) wishes to proceed on the basis an agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement entered into pursuant to standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services) or this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4. The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations under standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services) relating to prepayment meter services in respect of such parts of that standard condition and to such extent as may be specified in the directions.

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Condition 54. Duration of Standard Condition 53B (Requirement to Offer Terms for
Top-up and Standby, Exempt Supply Services and Prepayment Meter Services)


1. Standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services) shall cease to have effect (in whole or in part, as the case may be) in accordance with this condition.

2. Subject to paragraph 3, the licensee may make a request to the Authority that standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services) shall cease to have effect (in whole or in part, as the case may be) (in this condition a "disapplication request") at any time.

3. No disapplication request may be made in relation to standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services) paragraphs 3 and 7 and such parts of paragraphs 4, 5 and 6 as relate to pre-payment meter services prior to the date which is 12 months after the date of the coming into force of this condition.

4. A disapplication request shall be in writing addressed to the Authority, shall specify the paragraphs of standard condition 53B (Requirement to Offer Terms for Top-up and Standby, Exempt Supply Services and Prepayment Meter Services) (or such part or parts thereof) to which the request relates and shall state the date (in this condition "the disapplication date", being a date not less than 12 months (18 months in respect of a disapplication request concerning Prepayment Meters Services) after the date of delivery of the request) from which the licensee wishes the Authority to agree that the specified paragraphs (or such specified part or parts thereof) shall cease to have effect.

5. A disapplication request shall not take effect if the Authority so determines within 12 months (18 months in respect of a disapplication request concerning Prepayment Meters Services) of the disapplication request.

6. A disapplication request shall take effect, if the Authority consents in writing to that disapplication request within 12 months (18 months in respect of a disapplication request concerning Prepayment Meters Services) of the disapplication request, from the disapplication date or such other date specified by the Authority in the consent.

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

7. Save where the Authority otherwise agrees, no further disapplication request may be served earlier than 12 months after any previous disapplication request by the licensee.


Department of Trade and Industry

September 2001

                        SPECIAL CONDITIONS AND SCHEDULES

                           PART IV. SPECIAL CONDITIONS

Special Condition A: Interpretation and Application

1. Unless the context otherwise requires words and expressions used in the standard conditions of this licence shall bear the same meaning in these Special Conditions.

2.   Any reference in these Special Conditions to

     (a)  a provision thereof;

     (b)  a provision of the standard conditions;

     (c) a provision of the standard conditions of electricity generation licences;

     (d) a provision of the standard conditions of electricity distribution licences;

     (e) a provision of the standard conditions of electricity transmission licences; shall, if these or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these or the standard conditions in question as modified.

3. The Special Conditions and Schedules listed in Table 1 below apply only to the Manweb supply services area (as defined in paragraph 7 of the Terms to this licence) and the Special Conditions and Schedules listed in Table 2 apply only to the ScottishPower supply services area (as defined in paragraph 7 of the Terms to this licence).

Table 1 - Special Conditions and Schedule in relation to the Manweb supply services area

Special Condition B (Definitions)

Special Condition C (Restraint on Supply Charges in England & Wales)

Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions)

Special Condition E (Allowances in respect of Security costs)

Special Condition F (Duration of charge restriction conditions)

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

Schedule A: Supplementary provisions of the charge restriction conditions

Special Condition L: Restriction on self-supply

Table 2 - Special Conditions and Schedule in relation to the ScottishPower supply services area


Special Condition G (Definitions)

Special Condition H (Restraints on supply charges in Scotland)

Special Condition I (Information to be provided to the Authority in connection with the charge restriction conditions)

Special Condition J (Allowances in respect of Security costs)

Special Condition K (Duration of charge restriction conditions)

Schedule B: Supplementary provisions of the charge restriction conditions

Special Condition B: Definitions

1. This Condition and Special Conditions C to F and Schedule A shall apply only to the Manweb supply services area (such area is referred to in these Special Conditions as the "Manweb area").

2.   In this Condition, in Special Condition C to F and in Schedule A:

     "attributed"                  means when used in relation to the fossil
                                   fuel levy or payments in lieu thereof or in relation to attributing electricity purchase or sale contracts and electricity purchase costs to domestic customers attributed in accordance with the principles set out in Part A of Schedule A and attribute, attributed, attributable and attribution shall be construed accordingly."

     "charge restriction           means Special Conditions B to F together with
     conditions"                   Schedule A to this licence, as from time to
                                   time modified or replaced in accordance with the provisions of the Act.


     "electricity purchase costs"  means the licensee's purchase costs of electricity calculated in accordance with the principles in the Public Electricity Supply Licence previously granted to Manweb in force on 31 March 1998.

     "eleventh relevant year"      means the relevant year commencing 1 April
                                   2000.

     "excluded services"           means those services provided by the licensee
                                   which in accordance with the principles set out in Part B of Schedule A fall to be treated as excluded services.

     "metered"                     means, in relation to any quantity supplied,
                                   as measured by a meter installed for such purpose or (where no such meter is installed or it is not reasonably practicable to measure the quantity by such meter) as otherwise reasonably calculated.

     "quantity supplied"           means the aggregate quantity of units
                                   supplied by the licensee in the relevant year metered at the points of supply (whether or not in the supply services area of the licensee).

     "relevant supply services     means the Manweb area listed in column 1 of
     area"                         annexes A to F of Special Condition C
                                   (Restraints on Supply Charges in England and
                                   Wales).

     "relevant year"               means a financial year commencing on or after
                                   1st April 1990.

     "relevant year t"             means that relevant year for the purposes of
                                   which any calculation falls to be made.

     "relevant year t-1"           means the relevant year preceding relevant
                                   year t or, in respect of the period prior to 1st April 1990, the period of 12 calendar months commencing on 1 April 1989; and similar expression shall be construed accordingly.

     "supply" means supply in the Manweb area; and "supplied" and similar expressions shall be construed accordingly.

     "supply charges"              means all charges (including charges for the
                                   use of any distribution or transmission
                                   system and standing charges) made by the licensee in respect of electricity supplied by the licensee other than charges for the provision of excluded services by the licensee.


     "supply revenue"              means the revenue (measured on an accruals
                                   basis) derived by the licensee from supply charges after deduction of value added tax
                                   (if any) and any other taxes based directly on the amounts so derived.

     "twelfth relevant year"       means the relevant year commencing 1 April
                                   2001.

     "unit"                        means a kilowatt hour.

Special Condition C: Restraints on Supply Charges in England and Wales

Availability of Restricted Charges

1. The licensee shall make available and continue to make available to all Domestic Customers the Standard Domestic Charge and the Domestic Economy 7 Charge.

2. The licensee shall not, without the consent in writing of the Authority, change the terms (other than price, which shall be regulated in accordance with this Condition) of any Restricted Charge, and the terms to which this prohibition applies include, for example, the hours between which particular prices apply and the level of consumption at which prices change.

Restraints on Prices for Restricted Charges

3. Without prejudice to Special Condition E (Allowances in respect of security costs ).and subject to paragraph 16, the licensee shall, in addition to complying with paragraphs 10, 11, 12 and (where appropriate) 13, ensure that at any point in time in the eleventh relevant year the prices set by the licensee for the Standard Domestic Charge and the Domestic Economy 7 Charge shall not exceed limits imposed by paragraph 6 and paragraph 8 respectively.

4. Without prejudice to Special Condition E (Allowances in respect of security costs), and subject to paragraph 16, the licensee shall, in addition to complying with paragraphs 10 to 15, ensure that at any point in time in the twelfth relevant year the prices set by the licensee for the Standard Domestic Charge and the Domestic Economy 7 Charge shall not exceed limits imposed by paragraph 7 and paragraph 9 respectively,

5. Without prejudice to Special Condition E (Allowances in respect of security costs ), and subject to paragraph 16, the licensee shall, in addition to complying with paragraphs 12 to 15, ensure that at any point in time in the thirteenth and subsequent relevant years, the prices set by the licensee for the Standard Domestic Charge and the Domestic Economy 7

Charge shall not exceed the limits imposed by paragraph 7 and paragraph 9 respectively, and the limits imposed by paragraph 15;

where in paragraphs 7, 9, and 15;

references to the 'twelfth relevant year' are replaced by reference to the relevant subsequent relevant year references to 't+l' are to be construed as references to the relevant subsequent relevant year references to 't' are to be construed as references to the year preceding the relevant subsequent relevant year

Restraint on Standard Domestic Charge


6. The Standard Domestic Charge shall be set so that at any point in time in the eleventh relevant year the weighted average unit price of that charge represented by the term WPSDt does not exceed the lower of the two formulae given under (a) and (b):

     (a)  ((B\\SDt\\ + D\\SDt\\ + T\\SDt\\) x 1.015) x (1 + (F\\t\\/100))

     (b)  WP\\SDt-1\\ x ((1 + (F\\t\\/100))/(1 + (F\\d\\/100)))

     Where:

     WP\\SDt\\           is set equal to (W\\SD\\ x P\\SDt\\) + ((l-W\\SD\\) x
                         PPP\\SDt\\)

     W\\SD\\ means the weighting factor given against the relevant supply services area in Column 2 of Annexe D to this Condition

     P\\SDt\\ means the average unit price for the licensee's Standard Domestic Charge calculated as follows, using the licensee's published rates for that charge and without taking account of any Prompt Payment Discount available under that charge: (Annual Standing Charge + (Bl\\SD\\ x Primary Unit rate) + ((3300-B1\\SD\\) x Secondary Unit rate))/3300

     B1\\SD\\ has the value given against the relevant supply services area in Column 2 of Annexe E to this Condition

     PPP\\SDt\\          means the average unit price for the licensee's
                         Standard Domestic Charge calculated as follows, using the licensee's published rates for that charge, and after taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (Bl\\SD\\ x Primary unit rate) + ((3300-B1\\SD\\) x Secondary unit rate)) / 3300

     B\\SDt\\ means the base allowance, subject to paragraph 16, (in respect of generation, supply and transmission services use of system) given against the relevant supply services area in Column 2 of Annexe B to this Condition

     D\\SDt\\ means a sum representing the distribution use of system charges incurred by the licensee in the eleventh relevant year in supplying a customer on a Standard Domestic Charge, represented by the formula:

                         (D\\1SDt\\+ (3300 x D\\2SDt\\) + D\\3SDt\\) / 3300

     D\\1SDt\\           is the distribution use of system charge annual
                         standing charge for supplying that customer

     D\\2SDt\\           is the distribution use of system charge in respect of
                         each unit consumed by that customer

     D\\3SDt\\           is the aggregate of all other relevant distribution
                         charges for supplying that customer

     T\\SDt\\ is calculated in accordance with the following formula, provided that if the transmission company changes the basis upon which it calculates or charges for transmission network use of system charges, the Authority may by direction amend the formula to produce a value of

                                       T\\SDt\\ such that the licensee is
                                       neither advantaged nor disadvantaged by
                                       the change:
                                       TNUOS x 0.1859 x Loss Adjustment Factor

                                       Where

                                       'TNUOS' is the transmission network use
                                       of system charge (expressed in pence per kWh) published for the eleventh relevant year and for the zone relevant to the licensee, as set out in the statement provided for in standard condition C7 (Use of System) of the Transmission Licence.
                                       "Loss Adjustment Factor" means the factor shown against the relevant supply services area in column 2 of Annexe C to this Condition

     WP\\SDt-1\\                       is set equal to

                                       (W\\SD\\ x P\\SDt-1\\) + ((1-W\\SD\\)
                                       x PPP\\SDt-1\\)

     P\\SDt-1\\                        means the average unit price for the
                                       licensee's Standard Domestic Charge
                                       calculated as follows, using the
                                       licensee's published rates for that
                                       charge as at the end of the tenth
                                       relevant year, and without taking
                                       account of any Prompt Payment Discount
                                       available under that charge:
                                       (Annual Standing Charge + (B1\\SD\\ x
                                       Primary unit rate) + ((3300-B1\\SD\\) x
                                       Secondary Unit Rate))/3300

     PPP\\SDt-1\\                      means the average unit price for the
                                       licensee's Standard Domestic Charge
                                       calculated as follows, using the
                                       licensee's published rates for that
                                       charge as at the end
                                       of the tenth relevant year, and after
                                       taking account of any Prompt Payment
                                       Discount available under that charge:
                                       (Annual Standing Charge + (B1\\SDt\\ x
                                       Primary unit rate) + ((3300-B1\\SD\\) x
                                       Secondary unit rate))/3300

7. The Standard Domestic Charge shall be set so that at any point in time in the twelfth relevant year the weighted average unit price of that charge represented by the term WPSDt+1 does not exceed:
     ((B\\SDt+1\\ + D\\SDt+1\\ + T\\SDt+1\\) x 1.015) x (1 + (F\\t+1\\/100))

     Where:

     WP\\SDt+1\\ is set equal to
     (W\\SD\\ x P\\SDt+1\\) + ((1-W\\SD\\) x PPP\\SDt+1\\)

     W\\SD\\ means the weighting factor given against the relevant supply services area in Column 2 of Annexe D to this Condition

     PS\\Dt+1\\          means the average unit price for the licensee's

                         Standard Domestic Charge in the twelfth relevant year, calculated as follows using the licensee's published rates for that charge, and without taking account of any Prompt Payment Discount available under that charge:

     (Annual Standing Charge + (B1\\SD\\ x Primary Unit rate) + ((3300-B1\\SD\\) x Secondary Unit rate))/3300

     B1\\SD\\ has the value given against the relevant supply services area in Column 2 of Annexe E to this Condition

     PPP\\SDt+1\\        means the average unit price for the licensee's
                         Standard Domestic Charge in the twelfth relevant year, calculated as follows, using the licensee's published rates for that charge, and after taking account of any Prompt Payment Discount available under that charge

     (Annual Standing Charge + (B1\\SD\\ x Primary Unit rate) + ((3300-B1\\SD\\) x Secondary Unit rate))/3300

     B\\SDt+1\\          is set equal to
                         B\\SDt\\ x (1 + (RPI\\t+1\\/100))

     D\\SDt+1\\          means a sum representing the distribution use of system
                         charges incurred by the licensee in the twelfth relevant year in supplying a customer on a Standard
                         Domestic Charge, represented by the formula:
                         (D1\\SDt+1\\ + (3300 x D\\2SDt+1\\) + D\\3SDt+1\\)/3300

     D\\1SDt+1\\         is the distribution use of system charge annual
                         standing charge for supplying that customer

     D\\2SDt+1\\         is the distribution use of system charge in respect of
                         each unit consumed by that customer

     D\\3SDt+1\\         is the aggregate of all other relevant distribution
                         charges for supplying that customer

     T\\SDt+1\\          is calculated in accordance with the following formula,
                         provided that if the transmission company changes the basis upon which it calculates or charges for transmission network use of system charges, the Authority may by direction amend the formula to produce a value of TSDt+1 such that the licensee is neither advantaged nor disadvantaged by the change:
                         TNUOS x 0.1859 x Loss Adjustment Factor

                         Where

                         'TNUOS' is the transmission network use of system charge (expressed in pence per kWh) published for the twelfth relevant year and for the zone relevant to the licensee, as set out in the statement provided for in standard condition C7 (Use of System) of the Transmission Licence.
                         "Loss Adjustment Factor" means the factor shown against the relevant supply services area in column 2 of Annexe C to this Condition

                         For the purposes of this paragraph 7, any cross references to it and this Condition generally the terms B\\SDt\\, D\\SDt\\, and T\\SDt\\ shall have the meanings given respectively, in paragraph 6 above.

Restraint on Domestic Economy 7 Charge

8. The Domestic Economy 7 Charge shall be set so that at any point in time in the eleventh relevant year the weighted average unit price of that charge represented by the term WP\\E7t\\ does not exceed the lower of the two formulae given under (a) and (b):

     (a)  ((B\\E7t\\ + D\\E7t\\ + T\\E7t\\) x 1.015) x (1 + (F\\t\\/100))

     (b)  WP\\E7t-1\\ x ((1 + (F\\t\\/100))/(1 + (F\\d\\/100))) x (1 +
          (RPI\\t\\/100))

     Where:

     WP\\E7t\\           is set equal to
                         (W\\E7\\ x P\\E7t\\) + ((1-W\\E7\\) x PPP\\E7t\\)

     W\\E7\\ means the weighting factor given against the relevant supply services area in Column 3 of Annexe D to this Condition

     P\\E7t\\ means the average unit price for the licensee's Domestic Economy 7 Charge calculated as follows, using the licensee's published rates for that charge, and without taking account of any Prompt Payment Discount available under that charge:
                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate))/6600

     B1\\E7\\ has the value given against the relevant supply services area in Column 3 of Annexe E to this Condition

     PPP\\E7t\\          means the average unit price for the licensee's
                         Domestic Economy 7 Charge calculated as follows, using the licensee's published rates for that charge, and after taking account of any Prompt Payment Discount available under that charge: ((Annual Standing Charge +
                         (B1\\E7\\ x Day Primary Unit Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit
                         Rate)))/6600

     B\\E7t\\ means the base allowance, subject to paragraph 16, (in respect of generation, supply and transmission services use of system) given against the relevant supply services area in Column 3 of Annexe B to this Condition

     D\\E7t\\ means a sum representing the distribution use of system charges incurred by the licensee in the eleventh relevant year in supplying a customer on a Domestic Economy 7 Charge, represented by the formula

                         (D\\1E7t\\ + (3000 x D\\2E7t\\) + (3600 x D\\3E7t\\) +
                         D\\4E7t\\)/6600

     D\\1E7t\\           is the  distribution use of system charge annual
                         standing charge for supplying that customer

     D\\2E7t\\           is the distribution use of system charge in respect of
                         each day unit consumed by that customer

     D\\3E7t\\           is the distribution use of system charge in respect of
                         each night unit consumed by that customer

     D\\4E7t\\           is the aggregate of all other relevant distribution use
                         of system charges for supplying that customer

     T\\E7t\\ is calculated in accordance with the following formula, provided that if the transmission company changes the basis upon which it calculates or charges for transmission network use of system charges, the Authority may by direction amend the formula to produce a value of TE7t such that the licensee is neither advantaged nor disadvantaged by the change:
                         TNUOS x 0.1162 x Loss Adjustment Factor

                         where

                         'TNUOS' is the transmission network use of system charge (expressed in pence per kWh) published for the eleventh relevant year and for the zone relevant to the licensee, as set out in the statement provided for in standard condition C7 (Use of System) of the Transmission Licence.
                         "Loss Adjustment Factor" means the factor shown against the relevant supply services area in column 3 of Annexe C to this

                         Condition

     WPE\\7t-1\\         is set equal to
                         (W\\E7\\ x P\\E7t-1\\) + ((l-W\\E7\\) x PPP\\E7t-1\\)

     P\\E7t-1\\          means the average unit price for the licensee's
                         Domestic Economy 7 Charge calculated as follows, using the licensee's published rates for that charge as at the end of the tenth relevant year, and without taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate))/6600

     B\\1E7\\ has the value given against the relevant supply services area in Column 3 of Annexe E

     PPP\\E7t-1\\        means the average unit price for the licensee's
                         Domestic Economy 7 Charge calculated as follows, using the licensee's published rates for that charge at the end of the tenth relevant year, and after taking account of any Prompt Payment Discount available under that charge:
                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) +
                         (3600 x Night Unit Rate))/6600

9. The Domestic Economy 7 Charge shall be set so that at any point in time in the twelfth relevant year the weighted average unit price of that charge represented by the term
     WP\\E7t+1\\ does not exceed:
     ((B\\E7t+1\\ + D\\E7t+1\\ + T\\E7t+1\\) x 1.015) x (1 + (F\\t+1\\/100)

     Where:

     WP\\E7t+1\\         is set equal to
                         (W\\E7\\ x P\\E7t+1\\) + ((1-W\\E7\\) x PPP\\E7t+1\\)

     W\\E7\\ means the weighting factor given against the relevant supply services area in Column 3 of Annexe D to this Condition

     P\\E7t+1\\          means the average unit price for the licensee's
                         Domestic Economy

                         7 Charge in the twelfth relevant year calculated as follows, using the licensee's published rates for that charge, and without taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) r ((3000 - B1\\E7\\) x Day

                         Secondary Unit Rate) + (3600 X Night Unit Rate)) / 6600

     B1\\E7\\ has the value given against the relevant supply services area in Column 3 of Annexe E to this Condition

     PPP\\E7t+1\\        means the average unit price for the licensee's
                         Domestic Economy 7 Charge in the twelfth relevant year calculated as follows, using the licensee's published rates for that charge, and after taking account of any Prompt Payment Discount available under that charge
                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) +
                         (3600 x Night Unit Rate))/6600

     B\\E7t+1\\          is set equal to
                         B\\E7t\\.(1 + (RP\\It+1\\/100))

     D\\E7t+1\\          means a sum representing the distribution use of system
                         charges incurred by the licensee in the twelfth relevant year in supplying a customer on a Domestic
                         Economy 7 Charge, represented by the formula:
                         (D\\1E7t\\+1 + (3000 x D\\2E7t+1\\) + (3600 x
                         D\\3E7t+1\\) + D\\4E7t+1\\)/6600

     D\\1E7t+1\\         is the distribution use of system charge annual
                         standing charge for supplying that customer

     D\\2E7t+1\\         is the distribution use of system charge in respect of
                         each day unit consumed by that customer

     D\\3E7t+1\\         is the distribution use of system charge in respect of
                         each night unit consumed by that customer

     D\\4E7t+1\\         is the aggregate of all other relevant distribution
                         charges for supplying that customer

     T\\E7t+1\\          is calculated in accordance with the following formula,
                         provided that if the transmission company changes the basis upon which it calculates or charges for transmission network use of system charges, the Authority may by direction amend the formula to produce a value of TE7t+l such that the licensee is neither advantaged nor disadvantaged by the change:
                         TNUOS x 0.1162 x Loss Adjustment Factor
                         where
                         'TNUOS' is the transmission network use of system charge (expressed in pence per kWh) published for the twelfth relevant year and for the zone relevant to the licensee, as set out in the statement provided for in standard condition C7 (Use of System) of the Transmission Licence.
                         "Loss Adjustment Factor" means the factor shown against the relevant supply services area in column 3 of Annexe
                         C to this Condition
                         For the purposes of this paragraph 9, any cross references to it and this Condition generally the terms
                         B\\E7t\\, D\\E7t\\, and T\\E7t\\ shall have the meanings given respectively, in paragraph 8 above.

Supplementary Restrictions

10. Without prejudice to Special Condition E (Allowances in respect of Security costs), at the beginning of the eleventh relevant year the licensee shall set its prices on the Restricted Charges so that, except with the prior written consent of the Authority, in addition to complying with paragraph 6 or, as the case may be, paragraph 8, the limits in paragraph 11 shall apply.

11. The standing charge and unit rates for the Standard Domestic Charge and Domestic Economy 7 Charge shall not at any point in time in the eleventh relevant year exceed in each case the charges made at the end of the tenth relevant year, multiplied by the formula:

     (1+ (RPI\\t\\/100)) x ((1 + (F\\t\\/100))/(1 + (F\\d\\/100)))

12. Without prejudice to Special Condition E (Allowances in respect of Security costs ), throughout the eleventh and subsequent relevant years, the licensee shall set its prices on all charges available to domestic customers (other than the Restricted Charges) so that the standing charge, unit rate or rates and any other component parts of the charges shall not, except with the prior written consent of the Authority, in the relevant year t exceed:- C\\pt\\ x (1 + (RPI\\t\\/100)) x ((1 + (1 +
     F\\t\\/100))/(1+F\\d\\/100)))
     Where
     C\\pt\\ means each of the standing charge, unit rate or rates, and other component parts of the charge, approved by the Authority, prevailing on 31 March of the previous relevant year. Hence for the purposes of the eleventh relevant year, C\\Pt\\ means each of the standing charge, unit rate or rates, and other component parts of the charge, prevailing at the end of the tenth relevant year.

Prepayment Meter Charges

13. In the eleventh and subsequent relevant years, the total charge in any domestic prepayment meter charge, including charges made for the provision of the prepayment meter, shall not exceed the total charge made in the equivalent domestic charge by more than the amount given against the relevant supply services area in column 2 of Annexe F.

14. The Authority may by direction specify which charges are to be deemed prepayment meter charges and which charges are their equivalent domestic charges.

Standing charges and unit rates

15. (a) Without prejudice to Special Condition E (Allowances in respect of Security costs), throughout the twelfth relevant year and every subsequent relevant year, the licensee shall set its prices for the Standard Domestic Charge and the Domestic Economy 7 Charge so that, except with the prior written consent of the Authority, the standing charge, unit rate or rates and any other component part of those charges shall not exceed the formula given in sub-paragraph (b),

                Provided that if in the application of the formulae in paragraphs 7 and 9 in relevant year t:

                the value of D\\SDt+1\\ in relation to the Standard Domestic Charge exceeds D\\SDt\\ x (1 + (RPI\\t\\/100))

                or the value of T\\SDt\\+1 in relation to the Standard Domestic Charge exceeds T\\SDt\\ x (1 + (RPI\\t\\/100))

                or the value of D\\E7t+1\\ in relation to the Domestic Economy 7 Charge exceeds D\\E7t\\ x (1 + (RPI\\t\\/100))

                or the value of T\\E7t\\ in relation to the Domestic Economy 7 Charge exceeds T\\E7t\\ x (1 + (RPI\\t\\/100))

                then the licensee may increase that Restricted Charge up to the level allowed by the paragraphs 7 or 9 as appropriate.

     (b)        The formula referred to in paragraph (a) is:

                RTC\\pt\\ x (1 + (RPIt/100)) x ((1 + (F\\t\\/100))/(1 +
                (F\\d\\/100))) Where

     RTC\\pt\\  means each of the standing charge, unit rate or rates, and other component parts of the relevant Restricted Charge, prevailing at the end of relevant year t-1.

Generation, Supply Business, and Transmission Services Use of System Costs

16. If the costs to the licensee of procuring or providing generation, supply or transmission services use of system increase substantially in the aggregate due to factors outside the licensee's control and for which the licensee would not reasonably have been expected to have provided so that the amount allowed for under the terms BSD and BE7 in the formulae given in paragraphs 6 to 9 no longer remunerate the licensee appropriately, the Authority may direct that, in the eleventh or any subsequent relevant year (including any year to which paragraph 5 applies), the limits imposed by paragraphs 6 to 9 shall be raised to the extent specified in the direction.

Fossil fuel levy

17. If at any time after the licensee has set its prices for a relevant year the value of F\\t\\ is changed by an amount which is less than half a percentage point in the value of the then prevailing rate for F\\t\\, after taking account of all other changes in the value of F\\t\\ since its prices were set, the licensee shall not be required, solely on that account, to change the prices it has set.

Reporting requirements

18. Every three months, in each of the eleventh and subsequent relevant years, the licensee shall submit to the Authority statements summarising the costs of purchasing electricity for its supply business. Such statements shall be in a form approved by the Authority, and shall as a minimum include total and average costs under electricity purchase contracts for the supply business, and that part to be attributed to the domestic sector, for the relevant year to date and forecast for the relevant year as a whole.

Timing

19     (a)     This paragraph applies where:

               (i) a reduction has been or is to be made in charges for distribution use of system or transmission network use of system;

               (ii) the effect of the reduction is or would be, if the licensee did not reduce its Restricted Charges, to cause the prices set by the licensee to exceed the limits on prices imposed by this Condition; and

               (iii) the licensee reasonably expects further changes to be made to the charges for distribution use of system or transmission network use of system which will further alter the limits on prices imposed by this Condition.

       (b)     Where this paragraph applies, the licensee may give notice to the
               Authority:

               (i) specifying the reduction in charges for distribution use of system or transmission network use of system which have been or are to be made;

               (ii) describing the effect of the reduction on the limits on prices imposed by this Condition; and

          (iii) giving particulars of the further changes which it expects to be made in charges for distribution use of system or transmission network use of system, including particulars of the grounds for that expectation.

     (c) If the licensee gives such notice to the Authority, and the grounds for the explanation given in the notice are reasonable, the licensee shall be deemed not to be in breach (to the extent only that such breach is attributable to the reduction in charges specified in the notice) of any limit on prices imposed by this Condition during the period beginning with the date on which the Authority receives the notice and ending with the date specified in a direction given pursuant to sub-paragraph (d) or, if no such direction is given, 28 days after the reduction in prices referred to in sub-paragraph (b)(i) takes effect.

     (d)  The Authority may give a direction

          (i) specifying the end of the period during which the licensee is deemed not to be in breach of the limits on prices imposed by this Condition on account of the change in charges specified in the notice (which period may be shorter or longer than 28 days from when the change in charges takes effect) and/or

          (ii) requiring the licensee to make such reductions in its Restricted Charges during such period as is specified in the direction as will secure that the licensee makes no significant gain as a result of its being deemed not to be in breach of any limit on prices imposed by this Condition.

Interpretation

20.  In this Condition:-

     (a)  all prices and revenue shall exclude value added tax (if any);

     (b) where published prices do not include an allowance for the fossil fuel levy, for the purposes of this condition such prices shall be adjusted to include the relevant fossil fuel levy;

     (c) any reference to the first relevant year means the relevant year commencing 1 April 1990 and any reference to the second relevant year and so on shall be construed accordingly;

     (d) in addition to the definitions given within this Condition the following term(s) shall have the following meaning:

         "Standard Domestic Charge" means that charge determined by the licensee during the tenth relevant year specified against the relevant supply services area in Column 2 of Annexe A to this Condition;

         "Domestic Economy 7 Charge" means that charge determined by the licensee during the tenth relevant year specified against the relevant supply services area in Column 3 of Annexe A to this Condition;

         "Restricted Charges" means the Standard Domestic Charge and the Domestic Economy 7 Charge taken together;

         "Prompt Payment Discount" means any discount or reduction, given in respect of the relevant year (quantified on the assumption of 3300 kWh annual consumption for a Standard Domestic Charge, and on the basis of 6600 kWh annual consumption for a Domestic Economy 7 Charge), for the prompt or timely payment of bills by cash or cheque, compared with the charge which would be made where payment is not made promptly or on time.

         "RPI\\t\\"    means the percentage change (whether of positive or a
                       negative value) in the arithmetic average of the Retail
                       Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-l and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2.

         F\\t\\ means the rate of the fossil fuel levy prevailing from time to time.

         F\\d\\ means the fossil fuel levy rate prevailing at 31 March in the previous relevant year. Hence for the purposes of the eleventh relevant year, F\\d\\ means 0.3.

Annexe A

The Restricted Charges

----------------------------------------------------------------------------------------------------------------
               Column 1                              Column 2                            Column 3
----------------------------------------------------------------------------------------------------------------
                                             Standard Domestic Charge            Domestic Economy 7 Charge
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
Eastern Area                           Domestic General Charge: Table 2     Domestic Economy 7 Charge: Table 2
----------------------------------------------------------------------------------------------------------------
East Midlands Area                     Standard Charge                      Economy 7 Charge
----------------------------------------------------------------------------------------------------------------
London Area                            General Purpose Rate (Quarterly)     Economy 7 Rate (Quarterly)
----------------------------------------------------------------------------------------------------------------
Manweb Area                            Domestic 'S'                         Economy 7
----------------------------------------------------------------------------------------------------------------
Midlands Area                          D1 Domestic Credit Meter Charge      D5 Domestic Economy 7 Charge
----------------------------------------------------------------------------------------------------------------
Northern Area                          Standard Domestic Charge (D1)        Economy 7 Domestic Charge (D1T)
----------------------------------------------------------------------------------------------------------------
NORWEB Area                            D13 Domestic Charge                  D56 Economy 7 Charge
----------------------------------------------------------------------------------------------------------------
SEEBOARD Area                          Standard Domestic                    Economy 7 Domestic
----------------------------------------------------------------------------------------------------------------
Southern Area                          General Charge (Quarterly)           Economy 7 Charge (Quarterly)
----------------------------------------------------------------------------------------------------------------
South Wales Area                       Domestic Standard Charge (Quarterly) Domestic Economy 7 Charge
                                                                            (Quarterly)
----------------------------------------------------------------------------------------------------------------
South Western Area                     Domestic Charge                      Economy 7 Charge
----------------------------------------------------------------------------------------------------------------
Yorkshire Area                         General Domestic (GD)                Economy 7 (E7)
----------------------------------------------------------------------------------------------------------------

Annexe B

Base Allowances


Pence per kWh (2000/01 prices)

-------------------------------------------------------------------------------
               Column 1          Column 2               Column 3
-------------------------------------------------------------------------------
                                  B\\SD\\                B\\E7\\
-------------------------------------------------------------------------------
Eastern Area                      4.867                   3.766
-------------------------------------------------------------------------------
East Midlands Area                4.910                   3.767
-------------------------------------------------------------------------------
London Area                       4.953                   3.799
-------------------------------------------------------------------------------
Manweb Area                       5.158                   3.956
-------------------------------------------------------------------------------
Midlands Area                     4.917                   3.769
-------------------------------------------------------------------------------
Northern Area                     5.012                   3.833
-------------------------------------------------------------------------------
NORWEB Area                       4.935                   3.799
-------------------------------------------------------------------------------
SEEBOARD Area                     4.956                   3.812
-------------------------------------------------------------------------------
Southern Area                     4.961                   3.805
-------------------------------------------------------------------------------
South Wales Area                  5.128                   3.893
-------------------------------------------------------------------------------
South Western Area                5.010                   3.833
-------------------------------------------------------------------------------
Yorkshire Area                    4.968                   3.808
-------------------------------------------------------------------------------

Annexe C

Peak loss adjustment factors

--------------------------------------------------------------------------------
               Column 1            Column 2                   Column 3
--------------------------------------------------------------------------------
                           Standard Domestic Charge   Domestic Economy 7 Charge
--------------------------------------------------------------------------------
Eastern Area                        1.0877                     1.0875
--------------------------------------------------------------------------------
East Midlands Area                  1.0893                     1.0891
--------------------------------------------------------------------------------
London Area                         1.0931                     1.0928
--------------------------------------------------------------------------------
Manweb Area                         1.1487                     1.1481
--------------------------------------------------------------------------------
Midlands Area                       1.0880                     1.0876
--------------------------------------------------------------------------------
Northern Area                       1.0938                     1.0936
--------------------------------------------------------------------------------
NORWEB Area                         1.0933                     1.0932
--------------------------------------------------------------------------------
SEEBOARD Area                       1.0975                     1.0973
--------------------------------------------------------------------------------
Southern Area                       1.0870                     1.0867
--------------------------------------------------------------------------------
South Wales Area                    1.0915                     1.0913
--------------------------------------------------------------------------------
South Western Area                  1.0839                     1.0838
--------------------------------------------------------------------------------
Yorkshire Area                      1.1016                     1.1012
--------------------------------------------------------------------------------

Annexe D

Prompt payment discount weightings

---------------------------------------------------------------------------
               Column 1           Column 2               Column 3
---------------------------------------------------------------------------
                                  W\\SD\\                 W\\E7\\
---------------------------------------------------------------------------
Eastern Area                       0.902                   0.886
---------------------------------------------------------------------------
East Midlands Area                 1.000                   1.000
---------------------------------------------------------------------------
London Area                        1.000                   1.000
---------------------------------------------------------------------------
Manweb Area                        0.424                   0.401
---------------------------------------------------------------------------
Midlands Area                      1.000                   1.000
---------------------------------------------------------------------------
Northern Area                      0.223                   0.263
---------------------------------------------------------------------------
NORWEB Area                        1.000                   1.000
---------------------------------------------------------------------------
SEEBOARD Area                      1.000                   1.000
---------------------------------------------------------------------------
Southern Area                      0.495                   0.503
---------------------------------------------------------------------------
South Wales Area                   1.000                   1.000
---------------------------------------------------------------------------
South Western Area                 0.520                   0.520
---------------------------------------------------------------------------
Yorkshire Area                     0.314                   0.262
---------------------------------------------------------------------------

Annexe E

Band blocks

----------------------------------------------------------------------
               Column 1             Column 2             Column 3
----------------------------------------------------------------------
                                    B1\\SD\\             B1\\E7\\
----------------------------------------------------------------------
Eastern Area                          2283                 2076
----------------------------------------------------------------------
East Midlands Area                    3300                 3000
----------------------------------------------------------------------
London Area                           3300                 3000
----------------------------------------------------------------------
Manweb Area                           3300                 3000
----------------------------------------------------------------------
Midlands Area                         3300                 3000
----------------------------------------------------------------------
Northern Area                         2272                 1344
----------------------------------------------------------------------
NORWEB Area                           3300                 3000
----------------------------------------------------------------------
SEEBOARD Area                          728                 1096
----------------------------------------------------------------------
Southern Area                         2809                 3000
----------------------------------------------------------------------
South Wales Area                      3300                 3000
----------------------------------------------------------------------
South Western Area                    3300                 3000
----------------------------------------------------------------------
Yorkshire Area                        3300                 3000
----------------------------------------------------------------------

Annexe F

Prepayment meter surcharge

---------------------------------------------------------------
               Column 1                 Column 2
---------------------------------------------------------------
                                         (pound)
---------------------------------------------------------------
Eastern Area                             11.22
---------------------------------------------------------------
East Midlands Area                       15.00
---------------------------------------------------------------
London Area                              15.00
---------------------------------------------------------------
Manweb Area                              15.00
---------------------------------------------------------------
Midlands Area                            15.00
---------------------------------------------------------------
Northern Area                            15.00
---------------------------------------------------------------
NORWEB Area                              15.00
---------------------------------------------------------------
SEEBOARD Area                            15.00
---------------------------------------------------------------
Southern Area                            15.00
---------------------------------------------------------------
South Wales Area                         15.00
---------------------------------------------------------------
South Western Area                       15.00
---------------------------------------------------------------
Yorkshire Area                           15.00
---------------------------------------------------------------

Special Condition D: Information to be provided to the Authority in connection with the Charge Restriction Conditions

1.   [No longer used]

2.   [No longer used]

3. Not later than three months after the end of a relevant year the licensee shall send the Authority a statement, in respect of that relevant year, showing the specified items referred to in paragraph 5.

4.   The statement referred to in the preceding paragraph shall be:

     (a) accompanied by a report from the Auditors that in their opinion such statement fairly presents each of the specified items referred to in paragraph 5 in accordance with the requirements of the charge restriction conditions; and

     (b) certified by a director of the licensee on behalf of the licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

          (i)   [No longer used]

          (ii) there is no amount included in its calculations of allowed security costs under Special Condition E (Allowances in respect of Security costs which represents other than an amount permitted under the charge restriction conditions to be so included;

          (iii) no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof represents other than bona fide consideration for the provision of the excluded service to which it relates;

          (iv) all amounts which should properly be taken into account for the purposes of the charge restriction conditions have been taken into account; and

          (v)   [No longer used].

5. The specified items to be contained in the statement referred to in paragraph 3 shall be the following:

     (a) the information referred to at paragraph 8 of Special Condition E (Allowances in respect of Security costs);

     (b) the statements and information referred to in paragraph A4 and B2 of Schedule A; and

6. Where the Authority issues directions in accordance with paragraph 9 of Special Condition E (Allowances in respect of Security costs ) or paragraphs A5 and B3 of Schedule A then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Authority pursuant to paragraph 3 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 4) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

7. Where the Authority issues such directions as are referred to in the preceding paragraph the Authority may require the licensee to provide a revised statement in respect of such of the specified items as may be affected by the directions, and the licensee shall comply with such request.

Special Condition E: Allowances in respect of Security Costs

1. At any time during a security period, the licensee may give notice in writing to the Authority suspending, with effect from the date of receipt of the notice by the Authority, application of such of the charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

2. At any time during a security period, the Authority may (having regard to its duties under the Act or under the Utilities Act 2000) by means of directions:

          (a) suspend or modify for the unexpired term of the security period the charge restriction conditions or any part or parts thereof; or

          (b) introduce for the unexpired term of the security period new charge restriction conditions

          (c) in either case, so as to make such provision as in the opinion or estimation of the Authority is requisite or appropriate:

               (i) to enable the licensee to recover by means of increased charges an amount estimated as being equal to the licensee's allowed security costs during such period; and

               (ii) to ensure that such part of the amount referred to in sub-paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the licensee as costs in its supply business is recovered by appropriate equitable increases in the charges made by the licensee in that business and the licensee shall comply with the terms of any directions so issued.

3. At any time following a security period, the Authority may (following such consultation with the licensee and others as the Authority may consider appropriate) issue directions suspending or modifying the charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new charge restriction conditions as in the opinion of the Authority are appropriate in all the circumstances (including at the Authority's discretion an appropriate adjustment having regard to any profit gained or foregone by the licensee during the security period), and the licensee shall comply with any directions so issued.

4. At any time within three months after the issue of directions by the Authority under paragraph 3, the licensee may serve on the Authority a disapplication request in respect of such of the charge restriction conditions or any part or parts thereof as are specified in the request.

5. If within three months of the receipt by the Authority of the disapplication request referred to in paragraph 4, the Authority has either not agreed in writing to such disapplication request or has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions, the licensee may deliver one month's written notice to the Authority terminating the application of the charge restriction conditions (or any part or parts thereof) as were specified in the disapplication request.

6. Subject to paragraphs 7 and 9, the licensee shall in any relevant year be entitled to recover an aggregate amount equal to its allowed security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases on the charges made by the licensee in its supply business.

7.   Paragraph 6 shall not apply in so far as such allowed security costs:

          (a)  were otherwise recovered by the licensee; or

          (b) were taken into account by the Authority in setting charge restriction conditions by means of directions issued under paragraph 3 above.

8. The licensee shall following the end of each relevant year provide to the Authority, as being one of the specified items to be contained in the statement referred to at paragraph 4 of Special Condition D (Information to be provided to the Authority in connection with the charge restriction conditions), details in respect of that relevant year of:

          (a)  the amount of the licensee's allowed security costs; and

          (b) the aggregate amounts charged under paragraph 6 on account of the licensee's allowed security costs; and

          (c) the bases and calculations underlying the increases in charges made by the licensee in its supply business under paragraph 6.

9. Where the Authority is satisfied that the licensee has recovered amounts in excess of the allowed security costs, the Authority may issue directions requiring the licensee to take such steps as may be specified to reimburse customers of the supply business for the excess amounts charged to them, and the licensee shall comply with any directions so issued provided that if the excess amounts relate to allowed security costs paid to any authorised electricity operator, the licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs.

10. No amounts charged by the licensee under this Condition (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the supply charge restriction provisions of Special Condition C (Restraints on Supply Charges in England and Wales) and Special Condition H (Restraints on Supply Charges in Scotland).

11.  In this Condition:

     "allowed security cost"            shall have the meaning ascribed to that
                                        term in the Fuel Security Code.

     "security period"                  means a period commencing on the date on
                                        which any direction issued by the
                                        Secretary of State under Section
                                        34(4)(b) of the Act enters effect and
                                        terminating on the date (being not
                                        earlier than the date such direction, as varied, is revoked or expires) as the Authority, after consultation with such persons (including without limitation, licence holders liable to be principally affected) as it shall consider appropriate, may with the consent of the Secretary of State by notice to all licence holders determine after having regard to the views of such persons.

Special Condition F: Duration of Charge Restriction Conditions

1. The charge restriction conditions shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 2 and:

          (a)  the Authority agrees in writing to the disapplication request; or

          (b) their application (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 4 or paragraph 5.

2. A disapplication request pursuant to this Condition shall (a) be in writing addressed to the Authority, (b) specify the charge restriction conditions (or any part or parts thereof) to which the request relates and (c) state the date from which the licensee wishes the Authority to agree that the specified charge restriction conditions shall cease to have effect.

3. Save where the Authority otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this Condition shall have effect earlier than that date which is the later of:

     (a) a date being not less than 18 months after delivery of the disapplication request; and

     (b)  31st March 2002.

4. If the Authority has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the licensee may deliver written notice to the Authority terminating the application of such charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5. If the Competition Commission makes a report on a reference made by the Authority relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with Section 13 of the Act deliver to him written notice terminating the application of such charge restriction conditions with effect from the disapplication date or later.

6. A disapplication request or notice served under this Condition may be served in respect of a specified geographic area.

SCHEDULE A: SUPPLEMENTARY PROVISIONS OF THE CHARGE RESTRICTION CONDITIONS

Part A. Principles for Attribution

General Principles

Al. Where for the purposes of the charge restriction conditions, a share of costs borne by the licensee requires to be attributed to any part of the market, the licensee shall make that attribution on a basis which ensures that no more than a fair proportion of those costs, reflecting the costs incurred by the licensee in supplying that part of the market, are so attributed.

A2. The following paragraphs of this Part of Schedule A are without prejudice to paragraph Al.

Fossil Fuel Levy and payments in lieu thereof

A3. The fossil fuel levy requiring to be attributed to supplies to domestic customers shall be attributed on the basis of the amount of the levy incorporated in the prices actually charged or to be charged by the licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made. Amounts in lieu of the fossil fuel levy in respect of purchases of electricity other than leviable electricity requiring to be calculated and then attributed to supplies to domestic customers in any relevant year for the purposes of Special Condition C (Restraints on Supply Charges in England and Wales) shall:

     (a)  be calculated as being such amounts as correspond to the lesser of:

          (i) the premium actually payable (measured on an accruals basis) by the licensee during the relevant year on purchases of electricity other than leviable electricity as representing the benefit to the licensee of being able to treat such electricity as being other than leviable electricity for the purposes of Section 33 of the Act and Regulations thereunder; and

          (ii) the additional amount that would have been payable (measured on an accruals basis) by the licensee in respect of the fossil fuel levy pursuant to Regulations made under Section 33 of the Act had such electricity been leviable electricity; and

     (b) be attributed to supplies to domestic customers pro rata to the amount which the quantity supplied to domestic customers bears to the total quantity supplied (in each case in the relevant year in respect of which the attribution falls to be made) or on the basis of the amount referred to in paragraph (a) incorporated in the prices actually charged or to be charged by the licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made or on such other basis of attribution as the licensee shall previously have agreed with the Authority.

Information to be provided by licensee

A4. The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 3 of Special Condition D (Information to be provided to the Authority in connection with charge restriction conditions), a statement confirming that the calculation of amounts in lieu of the fossil fuel levy and the attribution of the fossil fuel levy and amounts in lieu thereof was made in accordance with the provisions of this Part of Schedule A, accompanied (where appropriate) by:

     (a)  a statement of the total amounts attributed to domestic customers; and

     (b) copies of statements prepared under paragraph 1 of Special Condition D (Information to be provided to the Authority in connection with charge restriction conditions) and an explanation of the basis therefor.

A5. Where the Authority is satisfied that the basis of calculation or attribution (as the case may be) used by the licensee is not in conformity with paragraph Al the Authority may issue directions specifying an alternative basis of calculation or attribution, and the basis of calculation or attribution by the licensee (as the case may be) shall be adjusted accordingly with effect from the date of issue of the directions or (subject to paragraph 6 of Special Condition D (Information to be provided to the Authority in connection with charge restriction conditions)) such other date as may be specified in those directions.

Part B. Excluded services

B1. Subject to paragraph B3, a service provided by the licensee as part of its supply business may be treated as an excluded service in so far as it consists of the provision of services for the specific benefit of customers requesting the same and not made available by the licensee as a normal part of such business. For the avoidance of doubt, the provision of facilities for prepayment may not be treated as an excluded service.

Information to be provided to the Authority

B2. The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 3 of Special Condition D (Information to be provided to the Authority in connection with charge restriction conditions), details specifying separately the nature of all services provided as part of its supply business and treated as excluded services by the licensee during the course of such year and stating the revenues derived by the licensee in respect of each such service so treated.

Directions

B3. Where the Authority is satisfied that in light of the principles set out in paragraph B1 any service treated by the licensee as an excluded service should not be so treated, the Authority shall issue directions to that effect, and the service or services specified in the directions shall cease to be treated as excluded services from the date of issue of the directions or (subject to paragraph 6 of Special Condition D (Information to be provided to the Authority in connection with charge restriction conditions)) such other date as may be specified in the directions.

Special Condition G: Definitions

1. This Condition and Special Conditions H to K and Schedule B shall apply only to the ScottishPower supply services area (such area is referred to in these Special Conditions as the "ScottishPower area").

2.   In this Condition, in Special Conditions H to K and in Schedule B:

     "attributed"                means when used in relation to the fossil fuel
                                 levy or payments in lieu thereof or in relation to attributing electricity purchase or sale contacts and electricity purchase costs to domestic customers, attributed in accordance with the principles set out in Part A of Schedule B and attribute, attributed, attributable and attribution shall be construed accordingly.

     "charge restriction         means Special Conditions G to K together with
     conditions"                 Schedule B to this licence, as from time to
                                 time modified or replaced in accordance with the provisions of the Act.

     "electricity purchase       means the licensee's purchase costs of
     costs"                      electricity calculated in accordance with the
                                 principles in the Public Electricity Supply
                                 Licence previously granted to ScottishPower in force on 3l March 1998.

     "excluded services"         means those services provided by the licensee
                                 which in accordance with the principles set out in Part B of Schedule B fall to be treated as excluded services.

     "metered"                   means, in relation to any quantity supplied, as
                                 measured by a meter installed for such purpose or (where no such meter is installed or it is not reasonably practicable to measure the quantity by such meter) as otherwise reasonably calculated.

     "quantity supplied"         means the aggregate quantity of units supplied
                                 by the licensee in the relevant year metered at the points of supply (whether or not in the supply services area of the licensee).

     "relevant supply services   means the ScottishPower Area listed in column 1
     area"                       of Annexes A to F of Special Condition H
                                 (Restraints on Supply Charges in Scotland).

     "relevant year"             means a financial year commencing on or after
                                 1st April 1990.

     "relevant year t"           means that relevant year for the purposes of
                                 which any calculation falls to be made.

     "relevant year t-1"         means the relevant year

                                 preceding relevant year t or in respect of the period prior to 1st April 1990, the period of 12 calendar months commencing on 1st April 1989; and similar expressions shall be construed accordingly.

     "supply" means supply in the ScottishPower area; and "supplied" and similar expressions shall be construed accordingly.

     "supply charges"            means all charges (including charges for the
                                 use of any distribution or transmission system and standing charges) made by the licensee in respect of electricity supplied by the licensee other than charges for the provision of excluded services by the licensee.

     "unit"                      means a kilowatt hour.

Special Condition H: Restraints on Supply Charges in Scotland

1.   This Condition shall apply only to the ScottishPower area.

     Availability of Restricted Charges

2. The licensee shall make available and continue to make available to all Domestic Customers the Standard Domestic Charge and the Domestic Economy 7 Charge.

3. The licensee shall not, without the consent in writing of the Authority change the terms (other than price, which shall be regulated in accordance with this Condition) of any Restricted Charge, and the terms to which this prohibition applies include, for example, the hours between which particular prices apply and the level of consumption at which prices change.

     Restraints on Prices for Restricted Charges

4. Without prejudice to Special Condition J (Allowances in respect of Security costs), and subject to paragraph 17, the licensee shall, in addition to complying with paragraphs 11, 12, 13 and (where appropriate) 14, ensure that at any point in time in the eleventh relevant year the prices set by the licensee for the Standard Domestic Charge and the Domestic Economy 7 Charge shall not exceed limits imposed by paragraph 7 and paragraph 9 respectively.

5. Without prejudice to Special Condition J (Allowances in respect of Security costs), and subject to paragraph 17, the licensee shall, in addition to complying with paragraphs 11 to 16, ensure that at any point in time in the twelfth relevant year the prices set by the licensee for the Standard Domestic Charge and the Domestic Economy 7 Charge shall not exceed limits imposed by paragraph 8 and paragraph 10 respectively.

6. Without prejudice to Special condition J (Allowances in respect of Security costs), and subject to paragraph 17, the Licensee shall, in addition to complying with paragraphs 13 to 16, ensure that at any point in time in the thirteenth and subsequent relevant years, the prices set by the licensee for the Standard Domestic Charge and the Domestic Economy 7 Charge shall not exceed the limits imposed by paragraphs 8 and 10 respectively and the limits imposed by paragraph 16;

     where in paragraphs 8, 10, and 16:

     references to the 'twelfth relevant year' are replaced by reference to the relevant subsequent relevant year; and references to 't+1' are to be construed as references to the relevant subsequent relevant year; and

     references to 't' are to be construed as references to the year preceding the relevant subsequent relevant year.

Restraint on Standard Domestic Charge

7. The Standard Domestic Charge shall be set so that at any point in time in the eleventh relevant year the weighted average unit price of that charge represented by the term WPSDt does not exceed the lower of the two formulae given under (a) and (b):

     (a)  ((B\\SDt\\+D\\SDt\\+T\\SDt\\) x 1.015 ) x (l+(F\\t\\/100))

     (b)  WP\\SDt-1\\ x ((1 + (F\\t\\/100))/( 1+(F\\d\\/100))) x (1 +
          (RPI\\t\\/100))

     where:

     WP\\SDt\\      is set equal to (W\\SD\\ x P\\SDt\\) + ( (1-W\\SD\\) x
                    PPP\\SDt\\)

     W\\SD\\ means the weighting factor given against the relevant supply services area in Column 2 of Annexe D to this Condition.

     P\\SDt\\ means the average unit price for the licensee's Standard Domestic Charge calculated as follows, using the licensee's published rates for that charge, and without taking account of any Prompt Payment Discount available under that charge:
                    (Annual Standing Charge + (B1\\SD\\ X Primary Unit rate) + ((3300-B1\\SD\\) X Secondary Unit rate)) / 3300


     B1\\SD\\ has the value given against the relevant supply services area in Column 2 of Annexe E to this Condition.


     PPP\\SDt\\     means the average unit price for the licensee's Standard
                    Domestic Charge calculated as follows, using the licensee's published rates for that charge, and after taking account of any Prompt Payment Discount available under that charge:
                    (Annual Standing Charge + (B1\\SD\\ X Primary unit rate) +
                    ((3300-B1\\SD\\) X Secondary unit rate)) / 3300

     B\\SDt\\ means the base allowance, subject to paragraph 17, (in respect of generation, supply and transmission services use of system) given against the relevant supply services area in Column 2 of Annexe B to this Condition.

     D\\SDt\\ means a sum representing the distribution use of system charges incurred by the licensee in the eleventh relevant year in supplying a customer on a Standard Domestic Charge, represented by the formula

                (D\\1SDt\\ + (3300 . D\\2SDt\\) + D\\3SDt\\) / 3300

     where:

     D\\1SDt\\      is the distribution use of system annual standing charge for supplying that customer;

     D\\2SDt\\      is the distribution use of system charge in respect of each unit consumed by the customer; and

     D\\3SDt\\      is the aggregate of all other relevant distribution charges for supplying that customer;

     T\\SDt\\ means a sum representing the transmission use of system charges incurred by the licensee in the eleventh relevant year in supplying a customer on a Standard Domestic Charge, represented by the formula;

                    T\\1SDt\\+ (3,300 x T\\2SDt\\))/3,300

     where:

     T\\1SDt\\      is the transmission use of system charge annual standing
                    charge attributable to or for supplying that customer;

     T\\2SDt\\      is the transmission use of system charge in respect of each unit consumed by that customer.

     WP\\SDt-1\\    is set equal to

                    (WSD x P\\SDt\\-1) + ((1- W\\SD\\) x PPP\\SDt-1\\)

     where:

     P\\SDt-1\\     means the average unit price for the licensee's Standard
                    Domestic Charge calculated as follows, using the licensee's published rates for that charge as at the end of the tenth relevant year and without taking account of any Prompt
                    Payment Discount available under that charge:

                    (Annual Standing Charge + (B1\\SD\\ x Primary Unit rate) + ((3,300-B1\\SD\\) x Secondary Unity rate)) / 3,300.

     PPP\\SDt-1\\   means the average unit price for the licensee's Standard
                    Domestic

                         Charge calculated as follows, using the licensee's published rates for that charge as at the end of the tenth relevant year, and after taking account of any Prompt Payment Discount available under that charge:
                         (Annual Standing Charge + (B1SD x Primary Unit rate) + ((3,300-B1\\SD\\) x Secondary Unity rate)) / 3,300.

8. The Standard Domestic Charge shall be set so that at any point in time in the twelfth relevant year the weighted average unit price of that charge represented by the term WP\\SDt+1\\ does not exceed:

     ((B\\SDt+1\\ +D\\SDt+1\\ + T\\SDt+1\\ x 1.015) x (1 + (F\\t+1\\/100)

     where:

     WP\\SDt+1\\         is set equal to

                         (W\\SD\\ x P\\SDt+1\\) + ((1- W\\SD\\) x PPP\\SDt+1\\)

     W\\SD\\ means the weighting factor given against the relevant supply services area in Column 2 of Annexe D to this Condition.

     P\\SDt+1\\          means the average unit price for the licensee's
                         Standard Domestic Charge in the twelfth relevant year calculated as follows, using the licensee's published rates for that charge and without taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (B1SD x Primary Unit rate) + ((3,300-B1\\SD\\) x Secondary Unity rate)) / 3,300.

     B1\\SD\\ has the value given against the relevant supply services area in column 2 of Annexe E to this Condition.

     PPP\\SDt+1\\        means the average unit price for the licensee's
                         Standard Domestic Charge in the twelfth relevant year calculated as follows, using the licensee's published rates for that charge and after taking account of any Prompt Payment Discount available under that charge:
                         (Annual Standing Charge + (B1SD x Primary Unit rate) +
                         ((3,300-B1\\SD\\) x Secondary Unity rate)) / 3,300.

     B1\\SDt+1\\         is set to equal to

                         B\\SDt\\ x (1 + (RPI\\t+1\\/100))

     D\\SDt+1\\          means a sum representing the distribution use of system
                         charges incurred by the licensee in the twelfth relevant year in supplying a customer on a Standard
                         Domestic Charge, represented by the formula:

                         (D\\1SDt+1\\ + (3,300 x D\\2SDt+1\\)) + D\\3SDt+1\\) /
                         3,300

     where:

     D\\1SDt+1\\         is the distribution use of system charge annual
                         standing charge for supply that customer;

     D\\2SDt+1\\         is the distribution use of system charge in respect of
                         each unit consumed by that customer; and

     D\\3SDt+1\\         is the aggregate of all other relevant distribution
                         charges for supplying that customer.

     T\\SDt+1\\          means a sum representing the transmission use of system
                         charges incurred by the licensee in the twelfth relevant year in supplying a customer on a Standard
                         Domestic Charge, represented by the formula:

                         (T\\1SDt+1\\ + (3300 x T\\2SDt+1\\))/3300

     where:

     T\\1SDt+1\\         is the transmission use of system charge annual
                         standing charge attributable to or for supplying that customer; and

     T\\2SDt+1\\         is the transmission use of system charge in respect of
                         each unit consumed by that customer.

     For the purposes of this paragraph 8, any cross references to it and this Condition generally the terms B\\SDt\\, D\\SDt\\, and T\\SDt\\) shall have the meanings given respectively, in paragraph 7 above.

Restraint on Domestic Economy 7 charge

9. The Domestic Economy 7 Charge shall be set so that at any point in time in the eleventh relevant year the weighted average unit price of that charge represented by the term WP\\E7t\\ does not exceed the lower of the two formulae given under (a) and (b)

     (a)  ((B\\E7t\\ + D\\E7t\\ + T\\E7t\\) x 1.015) x (1 + (F\\t\\/100))

     (b)  WP\\E7t-1\\ x ((1 + (F\\t\\/100)) / (1 + F\\d\\/100)) x (1 +
          (RPI\\t\\/100))

     where:

     WP\\E7t\\           is set equal to
                         (W\\E7\\ x P\\E7t\\) + ((1 -W\\E\\7) x PPP\\E7t\\))

     and:

     W\\E7\\ means the weighting factor given against the relevant supply services area in column 3 of Annexe D to this Condition;

     P\\E7t\\ means the average unit price for the licensee's Domestic Economy 7 Charge calculated as follows, using the licensee's published rates for that charge and without taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (B1\\E7\\. Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate ))/6600.

     B1\\E7\\ has the value given against the relevant supply services area in Column 3 of Annexe E to this Condition.

     PPP\\ETt\\          means the average unit price for the licensee's
                         Domestic Economy 7 Charge calculated as follows, using the licensee's published rates for that charge, and after taking account of any Prompt Payment Discount available under that charge:

                         ((Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600.

     B\\E7t\\ means the base allowance, subject to paragraph 17, (in respect of generation, supply and transmission services use of system) given against the relevant supply services area in Column 3 of Annexe B to this Condition.

     D\\E7t\\ means a sum representing the distribution use of system charges incurred by the licensee in the eleventh relevant year in supplying a customer on a Domestic Economy 7 Charge, represented by the formula:

                         (D\\1E7t\\ + (3000 x D\\2E7t\\) + (3600 x D\\3E7t\\ ) +
                         D4\\E7t\\) / 6600

     where

     D\\1E7t\\           is the distribution use of system charge annual
                         standing charge for supplying that customer

     D \\2E7t\\          is the distribution use of system charge in respect of
                         each day unit consumed by that customer

     D\\3E7t\\           is the distribution use of system charge in respect of
                         each night unit consumed by that customer; and

     D\\4E7t\\           is the aggregate of all other relevant distribution
                         charges for supplying that customer.

     T\\E7t\\ means a sum representing the transmission use of system charges incurred by the licensee in the eleventh relevant year in supplying a customer on a Domestic Economy 7 Charge, represented by the formula:

                         (T\\1E7t\\ + (3000 x T\\2E7t\\) + (3,600 x T\\3E7t\\))
                         / 6600

     where:

     T\\1E7t\\           is the transmission use of system charge annual
                         standing charge;

     T\\2E7t\\           is the transmission use of system in respect of each
                         day unit consumed by that customer; and

     T\\3E7t\\           is the transmission use of system charge in respect of
                         each night unit consumed by that customer.

     WP\\E7t-1\\         is set equal to
                         (W\\E7\\ x P\\E7t-1\\) + ((1- W\\E7\\) x PPP \\E7t-1\\)

     P\\E7t-1\\          means the average unit price for the licensee's
                         Domestic Economy 7 Charge calculated as follows, using the licensee's published rates for that charge as at the end of the tenth relevant year, and without taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

     B1\\E7\\ has the value given against the relevant supply services area in column 3 of Annexe E.

     PPP\\E7t-1\\        means the average unit price for the licensee's
                         Domestic Economy 7 Charge calculated as follows, using the licensee's published rates for that charge at the end of the tenth relevant year and after taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

10. The Domestic Economy 7 Charge shall be set so that at any point in time in the twelfth relevant year the weighted average unit price of that charge represented by the terms WP\\E7t+1\\ does not exceed:

     ((B \\E7t+1\\ + D \\E7t+1\\+T \\E7t+1\\) x 1.015) x (1+(F\\t+1\\/100))

     where:

     WP\\E7t+1\\         is set equal to

                         (W\\E7\\ x P\\E7t+1\\) + ((1- W\\E7\\) x PPP\\E7t+1\\)

     W\\E7\\ means the weighting factor given against the relevant supply services area in Column 3 of Annexe D to this condition;

     P\\E7t+1\\          means the average unit price for the licensee's
                         Domestic Economy 7 Charge in the twelfth relevant year calculated as follows, using the licensee's published rates for that charge and without taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

     B1 \\E7\\           has the value given against the relevant supply
                         services area in Column 3 of Annexe E to this Condition.

     PPP\\E7t-1\\        means the average unit price for the licensee's
                         Domestic Economy 7 Charge in the twelfth relevant year calculated as follows, using the licensee's published rates for that charge and after taking account of any Prompt Payment Discount available under that charge:

                         (Annual Standing Charge + (B1\\E7\\ x Day Primary Unit
                         Rate) + ((3000 - B1\\E7\\) x Day Secondary Unit Rate) + (3600 x Night Unit Rate)) / 6600

     B\\E7t+1\\          is set equal to

                         B\\E7t\\ x (1 + (RPI\\t+1\\ / 100))

     D\\E7t+1\\          means a sum representing the distribution use of system
                         charges incurred by the licensee in the twelfth relevant year in supplying a customer on a Domestic
                         Economy 7 Charge, represented by the formula.

                         D\\1E7t+1\\ + (3000 x D\\2E7t+1\\) + (3600 x
                         D\\3E7t+1\\) + D\\4E7t+1\\) / 6600

     where

     D\\1E7t+1\\         is the distribution use of system charge annual
                         standing charge for supplying that customer

     D\\2E7t+1\\         is the distribution use of system charge in respect of
                         each day unit consumed by that customer

     D\\3E7t+1\\         is the distribution use of system charge in respect of
                         each night unit consumed by that customer

     D\\4E7t+1\\         is the aggregate of all other relevant distribution
                         charges for supplying that customer.

     T\\E7t+1\\          means a sum representing the transmission use of system
                         charges incurred by the licensee in the twelfth relevant year in supplying a customer on a Domestic
                         Economy 7 Charge, represented by the formula:

                         (T\\1E7t+1\\ + (3000 x T\\2E7t+1\\) + (3600 x
                         T\\3E7t+1\\))/6600

     where

     T\\1E7t+1\\         is the transmission use of system charge annual
                         standing charge attributable to or for supplying that customer;

     T\\2E7t+1\\         is the transmission use of system charge in respect of
                         each day unit consumed by that customer; and

     T\\3E7t+1\\         is the transmission use of system charge in respect of
                         each night unit consumed by that customer.

     For the purposes of this paragraph 10, any cross references to it and this Condition generally the terms B\\E7t\\, D\\E7t\\, and T\\E7t\\ shall have the meanings given respectively, in paragraph 9 above.

Supplementary Restrictions

11. Without prejudice to Special Condition J (Allowances in respect of Security costs), at the beginning of the eleventh relevant year the licensee shall set its prices on the Restricted Charges so that, except with the prior written consent of the Authority, in addition to complying with paragraph 7 of this condition or, as the case may be, paragraph 9, the limits in paragraph 12 shall apply.

12. The standing charge and unit rates for the Standard Domestic Charge and Domestic Economy 7 Charge shall not at any point in time in the eleventh relevant year exceed in each case the charges made at the end of the tenth relevant year, multiplied by the formula:

     (1 + (RPI\\t\\/ 100)) x ((1 + (F\\t\\/l00))/(1 + (F\\d\\/100)))

13. Without prejudice to Special Condition J, (Allowances in respect of Security costs), throughout the eleventh and subsequent relevant years, the licensee shall set its prices on all charges available to domestic customers (other than the Restricted Charges) so that the standing charge, unit rate or rates and any other component parts of the charges shall not, except with the prior written consent of the Authority, in the relevant year t exceed:-

     C\\pt\\ x (1 + (RPI\\t\\ / 100 )) x ((1 + (F\\t\\/l00))/(1+(F\\d\\/100)))

     Where:

     C\\pt\\ means each of the standing charge, unit rate or rates, and other component parts of the charge, approved by the Authority, prevailing on 31 March of the previous relevant year. Hence for the purposes of the eleventh relevant year, C\\pt\\ means each of the standing charge, unit rate or rates, and other component parts of the charge, prevailing at the end of the tenth relevant year.

Prepayment Meter Charges

14. In the eleventh and subsequent relevant years, the total charge in any domestic prepayment meter charge, including any charges made for the provision of the prepayment meter, shall not exceed the total charge made in the equivalent domestic charge by more than the amount given against the relevant supply services area in column 2 of Annexe F.

15. The Authority may by direction specify both which charges are to be deemed prepayment meter charges and which charges are their equivalent domestic charges.

Standing charges and unit rates

16 (a) Without prejudice to Special Condition J (Allowances in respect of
       Security costs), throughout the twelfth relevant year and every subsequent relevant year, the licensee shall set its prices for the Standard Domestic Charge and the Domestic Economy 7 Charge so that, except with the prior written consent of the Authority, the standing charge, unit rate or rates and any other component part of those charges shall not exceed the formula given in sub-paragraph (b),

       Provided that if in the application of the formulae in paragraphs 8 and 10 in relevant year t:

       the value of D\\SDt+1\\ in relation to the Standard Domestic Charge exceeds

       D\\SDt\\ x (1 + (RPI\\t\\/100))

       or the value of T\\SDt+1\\ in relation to the Standard Domestic Charge exceeds

       T\\SDt\\ x (1+ (RPI\\t\\ / 100))
     or the value of D\\E7t+1\\ in relation to the Domestic Economy 7 Charge exceeds

     D\\E7t\\ x (l + (RPI\\t\\/100))

     or the value of T\\E7t+1\\ in relation to the Domestic Economy 7 Charge exceeds

     T\\E7t\\ x (1 + (RP1\\t\\/100))

     then the licensee may increase that Restricted Charge up to the level allowed by the paragraphs 8 or 10 as appropriate.

(b)  The formula referred to in paragraph (a) is:

     RTC\\pt\\ . (1 +(RPI\\t\\/100)) x ((1+(F\\t\\/100))/(1+(F\\d\\/100)))

     Where:

     RTC\\pt\\           means each of the standing charge, unit rate or rates,
                         and other component parts of the relevant Restricted
                         Charge, prevailing at the end of relevant year t-1.

Generation, Supply Business, and Transmission Services Use of System Costs

17. If the costs to the licensee of procuring or providing generation, supply or transmission services use of system increase substantially in the aggregate due to factors outside the licensee's control and for which the licensee would not reasonably have been expected to have provided so that the amount allowed for under the terms BSD and BE7 in the formulae given in paragraphs 7 to 10 no longer remunerate the licensee appropriately, the Authority may direct that in the eleventh or any subsequent relevant year (including any year to which paragraph 6 applies), the limits imposed by paragraphs 7 to 10 shall be raised to the extent specified in the direction.

Fossil fuel levy

18. If at any time after the licensee has set its prices for a relevant year the value of F\\t\\ is changed by an amount which is less than half a percentage point in the then prevailing rate of F\\t\\, after taking account of all other changes in the value of F\\t\\ since its prices were set, the licensee shall not be required, solely on that account, to change the prices it has set.

Reporting requirements

19. Every three months, in each of the eleventh and subsequent relevant years, the licensee shall submit to the Authority statements detailing the costs of purchasing electricity for its supply business. Such statements shall be in a form approved by the Authority, and shall as a minimum include total and average costs under electricity purchase contracts for the supply business, and that part to be attributed to the domestic sector, for the relevant year to date and forecast for the relevant year as a whole.

Timing

20(a)  This paragraph applies where

       (i) a reduction has been or is to be made in charges for distribution use of system or transmission network use of system;

       (ii) the effect of the reduction is or would be, if the licensee did not reduce its Restricted Charges, to cause the prices set by the licensee to exceed the limits on prices imposed by this Condition; and

       (iii) the licensee reasonably expects further changes to be made to the charges for distribution use of system or transmission network use of system which will further alter the limits on prices imposed by this Condition.

(b)    Where this paragraph applies, the licensee may give notice to the
       Authority:

       (i) specifying the reduction in charges for distribution use of system or transmission network use of system which have been or are to be made;

       (ii) describing the effect of the reduction on the limits on prices imposed by this Condition; and

       (iii) giving particulars of the further changes which it expects to be made in charges for distribution use of system or transmission network use of system, including particulars of the grounds for that expectation.

(c) If the licensee gives such notice to the Authority, and the grounds for the explanation given in the notice are reasonable, the licensee shall be deemed not to be in breach (to the extent only that such breach is attributable to the reduction in charges specified in the notice) of any limit on prices imposed by this Condition during the period beginning with the date on which the Authority receives the notice and ending with the date specified in a direction given pursuant to sub-paragraph (d) or, if no such direction is given, 28 days after the reduction in prices referred to in sub-paragraph (b)(i) takes effect.

(d)    The Authority may give a direction

       (i) specifying the end of the period during which the licensee is deemed not to be in breach of the limits on prices imposed by this Condition on account of the change in charges specified in the notice (which period may be shorter or longer than 28 days from when the change in charges takes effect) and/or

       (ii) requiring the licensee to make such reductions in its Restricted Charges during such period as is specified in the direction as will secure that the licensee makes no significant gain as a result of its being deemed not to be in breach of any limit on prices imposed by this Condition.

Interpretation

21.    In this Condition:

       (a)     all prices and revenue shall exclude value added tax (if any);

       (b) where published prices do not include an allowance for the fossil fuel levy, for the purposes of this condition such prices shall be adjusted to include the relevant fossil fuel levy;

       (c) any reference to the first relevant year means the relevant year commencing 1 April 1990 and any reference to the second relevant year and so on shall be construed accordingly;

       (d) in addition to the definitions given within this Condition the following term(s) shall have the following meaning:

     "Standard Domestic Charge"      means that charge determined by the
                                     licensee during the tenth relevant year
                                     specified against the relevant supply
                                     services area in Column 2 of Annexe A to this Condition;

     "Domestic Economy 7 Charge"     means that charge offered by the licensee
                                     during the tenth relevant year specified against the relevant supply services area in Column 3 of Annexe A to this Condition;

     "Restricted Charges"            means the Standard Domestic Charge and the
                                     Domestic Economy 7 Charge taken together;

     "Prompt Payment Discount"       means any discount or reduction, given in
                                     respect of the relevant year (quantified on the assumption of 3300 kWh annual consumption for a Standard Domestic Charge, and on the basis of 6600 kWh annual consumption for a Domestic Economy 7
                                     Charge), for the prompt or timely payment of bills by cash or cheque, compared with the charge which would be made where payment is not made promptly or on time.

     "RPI\\t\\"                      means the percentage change (whether of
                                     positive or a negative value) in the
                                     arithmetic average of the Retail Price
                                     Index figures published or determined with respect to each of the six months July to December (inclusive) in relevant year t-l and the arithmetic average of the Retail
                                     Price Index figures published or determined with respect to the same months in relevant year t-2.

     "F\\t\\"                        means the rate of the fossil fuel levy
                                     prevailing from time to time;

     "F\\d\\" means the fossil fuel levy prevailing at 31 March in the previous relevant year. Hence for the purposes of the eleventh relevant year, F\\d\\ means 0.

Annexe A

The Restricted Charges

--------------------------------------------------------------------------------
Column 1                 Column 2                    Column 3
--------------------------------------------------------------------------------
ScottishPower Area       Domestic Tariff             White Meter Tariff No. 1
--------------------------------------------------------------------------------
Scottish Hydro Area      Domestic Standard Tariff    Domestic Economy Tariff
--------------------------------------------------------------------------------

Annexe B

Base Allowances

Pence per kWh (2000/01 prices)

--------------------------------------------------------------------------------
Column 1                        Column 2                     Column 3
--------------------------------------------------------------------------------
                                B\\SD\\                      B\\E7\\
--------------------------------------------------------------------------------
ScottishPower Area              4.967                        3.814
--------------------------------------------------------------------------------
Scottish Hydro Area             5.056                        3.893
--------------------------------------------------------------------------------

Annexe C

[Not used]

Annexe D

Prompt payment discount weightings

--------------------------------------------------------------------------------
Column 1                        Column 2                Column 3
--------------------------------------------------------------------------------
                                W\\SD\\                 W\\E7\\
--------------------------------------------------------------------------------
ScottishPower Area              0.618                   0.622
--------------------------------------------------------------------------------
Scottish Hydro Area             0.530                   0.530
--------------------------------------------------------------------------------

Annexe E

Band blocks

--------------------------------------------------------------------------------
Column 1                        Column 2                Column 3
--------------------------------------------------------------------------------
                                B1\\SD\\                B1\\E7\\
--------------------------------------------------------------------------------
ScottishPower Area              3300                    3000
--------------------------------------------------------------------------------
Scottish Hydro Area             3300                    3000
--------------------------------------------------------------------------------

Annexe F

Prepayment meter surcharge

--------------------------------------------------------------------------------
Column 1                              Column 2
--------------------------------------------------------------------------------
                                      (pound)
--------------------------------------------------------------------------------
ScottishPower Area                    15.00
--------------------------------------------------------------------------------
Scottish Hydro Area                   0.00
---------------------------------------------------------------- ---------------

Special Condition I: Information to be provided to the Authority in connection with the Charge Restriction Conditions

1.   [No longer used]

2.   [No longer used]

3. Not later than three months after the end of a relevant year the licensee shall send the Authority a statement, in respect of that relevant year, showing the specified items referred to in paragraph 5.

4.   The statement referred to in the preceding paragraph shall be:

     (a) accompanied by a report from the Auditors that in their opinion such statement fairly presents each of the specified items referred to in paragraph 5 in accordance with the requirements of the charge restriction conditions; and

     (b) certified by a director of the licensee on behalf of the licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

          (i)   [No longer used]

          (ii) there is no amount included in its calculations of allowed security costs under Special Condition J (Allowances in respect of Security costs which represents other than an amount permitted under the charge restriction conditions to be so included;

          (iii) no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof represents other than bona fide consideration for the provision of the excluded service to which it relates;

          (iv) all amounts which should properly be taken into account for the purposes of the charge restriction conditions have been taken into account; and

          (v)   [No longer used].

5. The specified items to be contained in the statement referred to in paragraph 3 shall be the following:

          (a) the information referred to at paragraph 8 of Special Condition J (Allowances in respect of Security costs);

          (b) the statements and information referred to in paragraph A4 and B2 of Schedule B; and

6. Where the Authority issues directions in accordance with paragraph 9 of Special Condition J (Allowances in respect of Security costs) or paragraphs A5 and B3 of Schedule B then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Authority pursuant to paragraph 3 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 4) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

7. Where the Authority issues such directions as are referred to in the preceding paragraph the Authority may require the licensee to provide a revised statement in respect of such of the specified items as may be affected by the directions, and the licensee shall comply with such request.

Special Condition J: Allowances in respect of Security Costs

1. At any time during a security period, the licensee may give notice in writing to the Authority suspending, with effect from the date of receipt of the notice by the Authority, application of such of the charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

2. At any time during a security period, the Authority may (having regard to its duties under the Act or under the Utilities Act 2000) by means of directions:

     (a) suspend or modify for the unexpired term of the security period the charge restriction conditions or any part or parts thereof; or

     (b) introduce for the unexpired term of the security period new charge restriction conditions

     (c) in either case, so as to make such provision as in the opinion or estimation of the Authority is requisite or appropriate:

          (i) to enable the licensee to recover by means of increased charges an amount estimated as being equal to the licensee's allowed security costs during such period; and

          (ii) to ensure that such part of the amount referred to in sub-paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the licensee as costs in its supply business is recovered by appropriate equitable increases in the charges made by the licensee in that business and the licensee shall comply with the terms of any directions so issued.

3. At any time following a security period, the Authority may (following such consultation with the licensee and others as the Authority may consider appropriate) issue directions suspending or modifying the charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new charge restriction conditions as in the opinion of the Authority are appropriate in all the circumstances (including at the Authority's discretion an appropriate adjustment having regard to any profit gained or foregone by the licensee during the security period), and the licensee shall comply with any directions so issued.

4. At any time within three months after the issue of directions by the Authority under paragraph 3, the licensee may serve on the Authority a disapplication request in respect of such of the charge restriction conditions or any part or parts thereof as are specified in the request.

5. If within three months of the receipt by the Authority of the disapplication request referred to in paragraph 4, the Authority has either not agreed in writing to such disapplication request or has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions, the licensee may deliver one month's written notice to the Authority terminating the application of the charge restriction conditions (or any part or parts thereof) as were specified in the disapplication request.

6. Subject to paragraphs 7 and 9, the licensee shall in any relevant year be entitled to recover an aggregate amount equal to its allowed security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases on the charges made by the licensee in its supply business.

7.   Paragraph 6 shall not apply in so far as such allowed security costs:

     (a)  were otherwise recovered by the licensee; or

     (b) were taken into account by the Authority in setting charge restriction conditions by means of directions issued under paragraph 3 above.

8. The licensee shall following the end of each relevant year provide to the Authority, as being one of the specified items to be contained in the statement referred to at paragraph 4 of Special Condition J (Information to be provided to the Authority in connection with the charge restriction conditions), details in respect of that relevant year of:

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

     (a)  the amount of the licensee's allowed security costs; and

     (b) the aggregate amounts charged under paragraph 6 on account of the licensee's allowed security costs; and

     (c) the bases and calculations underlying the increases in charges made by the licensee in its supply business under paragraph 6.

9. Where the Authority is satisfied that the licensee has recovered amounts in excess of the allowed security costs, the Authority may issue directions requiring the licensee to take such steps as may be specified to reimburse customers of the supply business for the excess amounts charged to them, and the licensee shall comply with any directions so issued provided that if the excess amounts relate to allowed security costs paid to any authorised electricity operator, the licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs.

10. No amounts charged by the licensee under this Condition (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the supply charge restriction provisions of Special Condition C (Restraints on Supply Charges in England and Wales) and Special Condition H (Restraints on Supply Charges in Scotland).

11.  In this Condition:

     "allowed security cost"       means any cost (whenever arising) incurred by
                                   the licensee and approved by the Authority as being directly attributable to actions taken or omitted to be taken by the licensee or by any authorised electricity operator (as the case may be) in consequence of:

                                   (i)  complying with directions issued by the
                                        Secretary of State under Section 34(3)
                                        or 34(4) of the Act; or

                                   (ii) implementing recommendations of any
                                        committee constituted to advise the
                                        Secretary of State as to matters related to his power to issue directions under

                                        Section 34 of the Act which are made to
                                        and accepted by the Secretary of State
                                        in contemplation of circumstances likely to lead to the issue of directions by the Secretary of State under Section 34(3) or 34(4) of the Act;

                                   but for the avoidance of doubt excluding any cost which forms part of SP Transmission Limited's or SP Distribution Limited's allowed security costs.

     "security period"             means a period commencing on the date on
                                   which any direction issued by the Secretary of State under Section 34(4)(b) of the Act enters effect and terminating on the date
                                   (being not earlier than the date such
                                   direction, as varied, is revoked or expires) as the Authority, after consultation with such persons (including without limitation, licence holders liable to be principally affected) as it shall consider appropriate, may with the consent of the Secretary of State by notice to all licence holders determine after having regard to the views of such persons.

Special Condition K: Duration of Charge Restriction Conditions

1. The charge restriction conditions shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 2 and:

     (a)  the Authority agrees in writing to the disapplication request; or

     (b) their application (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 4 or paragraph 5.

2. A disapplication request pursuant to this Condition shall (a) be in writing addressed to the Authority, (b) specify the charge restriction conditions (or any part or parts thereof) to which the request relates and (c) state the date from which the licensee wishes the Authority to agree that the specified charge restriction conditions shall cease to have effect.

3. Save where the Authority otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this Condition shall have effect earlier than that date which is the later of:

     (a) a date being not less than 18 months after delivery of the disapplication request; and

     (b)  31st March 2002.

4. If the Authority has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the licensee may deliver written notice to the Authority terminating the application of such charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5. If the Competition Commission makes a report on a reference made by the Authority relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with Section 13 of the Act deliver to him written notice terminating the application of such charge restriction conditions with effect from the disapplication date or later.

6. A disapplication request or notice served under this Condition may be served in respect of a specified geographic area.

SCHEDULE B: SUPPLEMENTARY PROVISIONS OF THE CHARGE RESTRICTION CONDITIONS

Part A. Principles for Attribution

General Principles

Al. Where for the purposes of the charge restriction conditions, a share of costs borne by the licensee requires to be attributed to any part of the market, the licensee shall make that attribution on a basis which ensures that no more than a fair proportion of those costs, reflecting the costs incurred by the licensee in supplying that part of the market, are so attributed.

A2. The following paragraphs of this Part of Schedule B are without prejudice to paragraph Al.

Fossil Fuel Levy and payments in lieu thereof

A3. The fossil fuel levy requiring to be attributed to supplies to domestic customers shall be attributed on the basis of the amount of the levy incorporated in the prices actually charged or to be charged by the licensee on supplies to such customers in the relevant year in respect of which the attribution falls to be made.

Information to be provided by licensee

A4. The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 3 of Special Condition I (Information to be provided to the Authority in connection with charge restriction conditions), a statement confirming that the calculation of amounts in lieu of the fossil fuel levy and the attribution of the fossil fuel levy and amounts in lieu thereof was made in accordance with the provisions of this Part of Schedule B, accompanied (where appropriate) by:

      (a) a statement of the total amounts attributed to regulated domestic customers and other customers; and

      (b) copies of statements prepared under paragraph 3 of Special Condition I (Information to be provided to the Authority in connection with charge restriction conditions) and an explanation of the basis therefor.

A5. Where the Authority is satisfied that the basis of calculation or attribution (as the case may be) used by the licensee is not in conformity with paragraph Al. the Authority may issue directions specifying an alternative basis of calculation or attribution, and the basis of calculation or attribution by the licensee (as the case may be) shall be adjusted accordingly with effect from the date of issue of the directions or (subject to paragraph 6 of Special Condition I (Information to be provided to the Authority in connection with charge restriction conditions)) such other date as may be specified in those directions.

Part B. Excluded Services

B1 Subject to paragraph B3, a service provided by the licensee as part of its supply business may be treated as an excluded service in so far as it consists of the provision of services for the specific benefit of customers requesting the same and not made available by the licensee as a normal part of such business. For the avoidance of doubt, the provision of facilities for prepayment may not be treated as an excluded service.

Information to be provided to the Authority

B2. The licensee shall following the end of each relevant year furnish to the Authority, as being one of the specified items to be included in the statement referred to at paragraph 3 of Special Condition I (Information to be provided to the Authority in connection with charge restriction conditions), details specifying separately the nature of all services provided as part of its supply business by the licencee and treated as excluded services by the licensee during the course of such year and stating the revenues derived by the licensee in respect of each such service so treated.

Directions

B3. Where the Authority is satisfied that in light of the principles set out in paragraph B1 any service treated by the licensee as an excluded service should not be so treated. the Authority shall issue directions to that effect, and the service or services specified in the directions shall cease to be treated as excluded services from the date of issue of the directions or (subject to paragraph 6 of Special Condition I (Information to be provided to the Authority in connection with charge restriction conditions)) such other date as may be specified in the directions.

Special Condition L: Restriction on Self-Supply

1.    The licensee shall not at any time after this Condition comes into effect:

      (a) enter into any new electricity purchase contract or other equivalent agreement or arrangement (directly or indirectly) with an electricity generator which is an affiliate or related undertaking of the licensee for the benefit of that part of the licensee's business which comprises the supply of electricity to former designated customers within the Manweb supply services area specified in
           Schedule 3A;

      (b) make or permit (without the prior consent of the Authority) any material variation of any electricity purchase contract or other equivalent agreement or arrangement entered into for the benefit of that part of the licensee's business referred to in paragraph 1(a) to which an affiliate or related undertaking of the licensee is a party.

2.    For the purpose of this Condition:

      "former designated customer" means a customer who would have fallen within the definition of "designated customer" (as defined in the public electricity supply licence previously granted to Manweb plc in the form of that licence in force on 27 September 2001) and who is supplied by the licensee.

3. Subject to paragraph 4, the Authority may in writing direct that this Condition shall cease to have effect in this licence on:

      (a) the date on which any of Special Conditions C to F is first modified by the Authority; or

      (b) any date thereafter which is specified in a direction given by the Authority to the licensee for the purpose of this paragraph.

4. The Authority may not give a direction under paragraph 3 unless it has first:

      (a) given not less than 28 days' notice of its intention to give the direction in such a manner as the Authority considers appropriate for the purpose of bringing the notice to the attention of persons likely to be affected by it;

      (b) sent a copy of such notice to the licensee, all other licensed suppliers, and the Consumer Council; and

      (c) duly considered all objections or representations received by the Authority after the date of publication of the notice which are not withdrawn.

                                   SCHEDULE 1

                                 SPECIFIED AREA



                                  Great Britain

                                   SCHEDULE 2

                                   REVOCATION

1. The Authority may at any time revoke the licence by giving no less than 30 days' notice (24 hours' notice, in the case of a revocation under sub-paragraph 1(g)) in writing to the licensee:

      (a) if the licensee agrees in writing with the Authority that the licence should be revoked:

      (b) if any amount payable under standard condition 4 (Payments by licensee to the Authority) is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Authority has given the licensee notice that the payment is overdue - provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

      (c)  if the licensee fails:

           (i) to comply with a final order (within the meaning of section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined; or

           (ii) to pay any financial penalty (within the meaning of section 27A of the Act) by the due date for such payment and such payment is not made to the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27E of the Act could be made questioning the validity or effect of the financial penalty or before the proceedings relating to any such application are finally determined;

      (d)  if the licensee fails to comply with:

           (i) an order made by the Secretary of State under sections 56, 73, 74 or 89 of the Fair Trading Act 1973; or

           (ii) an order made by the court under section 34 of the Competition Act 1998.

      (e) if the licensee has not within 5 years after the date on which this licence comes into force, commenced the supply of electricity to any of the premises within the area specified in Schedule 1 to this licence;

      (f) if the licensee has ceased to supply electricity to all of the premises within the area specified in Schedule 1 to this licence for a period of 5 years;

      (g)  if the licensee:

           (i) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraphs 2 and 3 of this schedule) or has any voluntary arrangement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Authority);

           (ii) has a receiver (which expression shall include an administrative receiver within the meaning of section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

           (iii) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

           (iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Authority; or

           (v) becomes subject to an order for winding-up by a court of competent jurisdiction; or

      (h)  if the licensee is convicted of having committed an offence under section 59 of the Act in making its application for the licence.

2. For the purposes of sub-paragraph l(g)(i), section 123(I)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)100,000" or such higher figure as the Authority may from time to time determine by notice in writing to the licensee.

3. The licensee shall not be deemed to be unable to pay its debts for the purposes of sub-paragraph 1(g)(i) if any such demand as is mentioned in section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Authority under paragraph 1.

                                   SCHEDULE 3A

                           MANWEB SUPPLY SERVICES AREA

The supply services area shall comprise that area which is outlined on the attached map and shall additionally include those premises listed in List A (the "Additional Premises") but shall not include those premises listed in List B (the "Excluded Premises").

A:    ADDITIONAL PREMISES

      None

B:    EXCLUDED PREMISES

(a)   PART OF THE SUPPLY SERVICES AREA OF NORWEB ENERGY LIMITED

Address                                              Grid Ref:

Halsall Lane Pumping Station                         SD 4080 0864
Halsall Lane
Ormskirk
L39 3AT

                                   SCHEDULE 3B

                       SCOTTISH POWER SUPPLY SERVICES AREA

1. Scotland (except the area specified in The Electricity Act 1989 (North of Scotland Specified Area) Order 1990 made on 7 March 1990), the areas in the north of England supplied prior to 30 March 1990 by the South of Scotland Electricity Board and shown on the twelve boundary maps signed by representatives of South of Scotland Electricity Board, North Eastern Electricity Board and the North Western Electricity Board, and deposited with the Secretary of State for Scotland on 28 March 1990.

2.    In this Schedule "the twelve boundary maps" mean

      0.S. 1:50 000 Second Series, Sheet 80 O.S.I:50 000 First Series, Sheets 74 + 75

      O.S.N.Y 36 NW
      O.S.N.Y 37 SW
      O.S.N.Y 37 SE
      O.S.N.Y 37 NE
      O.S.N.Y 47 SW
      O.S.N.Y 47 NW
      O.S.N.Y 48 SE
      O.S.N.Y 58 SW
      O.S.N.Y 58 NW
      O.S.N.Y 58 NE

                             CONSENTS AND DIRECTIONS

Company Secretary
Scottish Power Energy Retail Limited
1 Atlantic Quay
GLASGOW
G2 8SP                                                            1 October 2001



Dear Sir/Madam

Re: Security Cover Direction

Please find enclosed a Direction issued under Standard Condition 33 of the Gas and Electricity Supply Licences. The Direction sets the level of security cover ("the bond") for a Supplier of Last Resort in gas and electricity to zero from 1 October 2001.

The Direction applies to all suppliers that have Section C (domestic supply obligations) of their supply licences switched on in accordance with Condition 2 of the Supply Licence.

Yours faithfully



FRAN GILLON
HEAD OF SUPPLIER FAILURE AND LICENSING

THE ELECTRICITY ACT 1989 (as amended)

ELECTRICITY SUPPLY LICENCES

Direction under Standard Licence Condition 33


1. This direction is made by the Gas and Electricity Markets Authority ("the Authority") under standard condition 33 ("the Condition") of the electricity supply licences granted (or treated as granted) under section 6(1)(d) of the Electricity Act 1989 (as amended). It is addressed to all the holders of such licences.

2. Under paragraph 2 of the Condition the Authority is to determine the sum of money to be secured by the licensee by a bond or other instrument or by other arrangements as approved by the Authority.

3. The Authority hereby directs that the sum of money to be so secured by the licensee shall be zero.

4. This direction shall have effect on and from 1 October 2001. It shall remain in effect until such time as the Authority shall withdraw it or replace it by a further direction made under the Condition.


Dated:      27 September 2001

Signed:     ___________________________
Duty authorised on behalf of the Authority